UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GILEAD SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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To our stockholders:

We are pleased to invite you to attend the 2009 annual meeting of stockholders of Gilead Sciences, Inc., to be held on Wednesday, May 6, 2009 at 10:00 a.m. local time at the Westin San Francisco Airport in Millbrae, California.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important. Whether or not you attend the annual meeting, we hope you will vote as soon as possible. There are three ways that you can cast your ballot—by telephone, by Internet or by mailing the proxy card. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Gilead Sciences, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

John C. Martin

Chairman and Chief Executive Officer

April 1, 2009

GILEAD SCIENCES, INC.

333 Lakeside Drive

Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2009

TO THE STOCKHOLDERS OF GILEAD SCIENCES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gilead Sciences, Inc., a Delaware corporation (“Gilead”), will be held on Wednesday, May 6, 2009 at 10:00 a.m. local time at the Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California 94030 for the following purposes:

1. To elect eleven directors to serve for the next year and until their successors are elected and qualified.

2. To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of Gilead for the fiscal year ending December 31, 2009.

3. To approve an amendment to Gilead’s 2004 Equity Incentive Plan.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 9, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors,

Gregg H. Alton
Secretary

Foster City, California

April 1, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Wednesday, May 6, 2009 at 10:00 a.m. local time at the Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California 94030.

The Proxy Statement, form of proxy and our 2008 Annual Report to Stockholders (which includes our Annual Report on Form 10-K) are available at http://www.gilead.com/proxy. The Board of Directors recommends that you vote FOR the proposals identified in the Proxy Statement.

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY (A RETURN ENVELOPE IS ENCLOSED) AS PROMPTLY AS POSSIBLE (OR GRANT A PROXY TO VOTE BY TELEPHONE OR THE INTERNET) IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES AND A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

QUESTIONS AND ANSWERS

1.	Why am I receiving these materials?

Our Board of Directors (the “Board”) is providing these proxy materials to you in connection with our annual meeting of stockholders, which will take place on Wednesday, May 6, 2009 (the “Annual Meeting”). As a stockholder, you are invited to attend our Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of directors and certain executive officers and other required information.

3.	How may I obtain a copy of Gilead’s Annual Report on Form 10-K and other financial information?

A copy of our 2008 Annual Report, which includes our Form 10-K for the year ended December 31, 2008, is enclosed. Our 2008 Annual Report is also available at http://www.gilead.com/proxy or may be requested from our Investor Relations department as described elsewhere in this proxy statement. Our 2008 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

4.	Who is entitled to vote at the Annual Meeting?

Only holders of our common stock at the close of business on March 9, 2009 are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of that date, there were 910,142,516 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

5.	What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•	Election of eleven directors to serve for the next year and until their successors are elected and qualified;

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	Approval of an amendment to our 2004 Equity Incentive Plan.

We will also consider any other business that properly comes before the Annual Meeting. See question 11, “Could other matters be decided at the Annual Meeting?” below.

6.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board;

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	“FOR” approval of the proposed amendment to our 2004 Equity Incentive Plan.

7.	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares is represented by votes present at the meeting in person or by proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.

Election of directors

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the eleven director nominees. Because the election of each of the nominees is uncontested, each director receiving a majority of votes cast (number of shares voted “for” a director must exceed the number of votes “withheld” from that director) at the meeting with respect to the election of such director will be elected as a director. Shares not present at the meeting and abstentions have no effect on the election of directors.

Ratification of selection of Ernst & Young LLP

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the proposal to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of shares present in person or represented by proxy and will have the same effect as negative votes. Broker non-votes are not counted as votes “For” or “Against” this proposal.

Approval of the proposed amendment to our 2004 Equity Incentive Plan

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the proposed amendment to our 2004 Equity Incentive Plan. Abstentions will be counted toward the tabulation of shares present in person or represented by proxy and will have the same effect as negative votes. Broker non-votes are not counted as votes “For” or “Against” this proposal.

8.	How do I vote?

You may vote in person by attending the meeting or by completing and returning a proxy by mail, by telephone or electronically, using the Internet.

By mail

To vote your proxy by mail, be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by our Board.

By telephone or on the Internet

Stockholders of record may go to http://www.proxyvoting.com/gild to grant a proxy to vote their shares by means of the Internet. Please have your proxy card available when you go online. You will be required to provide the Gilead number and control number printed on your proxy card. You will then be asked to complete an electronic proxy card. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling (866) 540-5760 and following the recorded instructions. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Standard Time on May 5, 2009.

In person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you hold your shares in “street name” or otherwise have beneficial but not record ownership of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the meeting.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

9.	What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to our Corporate Secretary;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may revoke your proxy or submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting as described in the answer to the preceding question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

10.	What is the deadline for voting my shares by proxy, via the Internet or by telephone?

Votes by proxy must be received before the polls close at the Annual Meeting. Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time on May 5, 2009.

11.	Could other matters be decided at the Annual Meeting?

On the date this proxy statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration and you execute and deliver a proxy, then John C. Martin and John F. Milligan, the persons named on your proxy card, will have the discretion to vote on those matters for you.

12.	Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify stockholders by name are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. BNY Mellon Shareowner Services (“BNY Mellon”), the independent proxy tabulator that we have engaged, will count the votes and act as the inspector of election for the meeting.

13.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results in our Quarterly Report on Form 10-Q for the second quarter of 2009.

14.	Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to stockholders. We may reimburse banks, brokerage houses, fiduciaries and custodians for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners. We have hired BNY Mellon to act as our proxy solicitor. We will pay BNY Mellon a fee of $8,500, plus reasonable expenses, for these services.

15.	When are the stockholder proposals for Gilead’s 2009 Annual Meeting due?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than December 1, 2009. Such proposals also must comply with our Bylaws and Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, California 94404

Fax: (650) 578-9264

Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement must give timely notice to the Corporate Secretary in accordance with our Bylaws, which require that the notice be received by the Corporate Secretary:

•	not earlier than the close of business on January 5, 2010; and

•	not later than the close of business on February 4, 2010.

If the date of the stockholder meeting is moved to a date more than 30 days before or 30 days after May 6, 2010, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the following two dates:

•	90 days prior to the meeting; or

•	10 days after public announcement of the meeting date.

16.	Where can I get information related to future stockholder meetings of Gilead?

To request a copy of the proxy statement, annual report and form of proxy related to all of our future stockholder meetings, you may log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd or contact Investor Relations at:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

(800) 445-3235

Email: investor_relations@gilead.com

17.	I want to attend the Annual Meeting and vote in person. From whom can I obtain directions to the Annual Meeting?

You may contact Investor Relations at (800) 445-3235 or investor_relations@gilead.com to obtain directions to the Annual Meeting.

18.	If I have additional questions, whom can I contact?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

BNY Mellon Shareowner Services

480 Washington Boulevard

Jersey City, NJ 07310

In the United States: (800) 710-0940 for registered stockholder inquiries

In the United States (TDD for those with Impaired Hearing): (800) 231-5469

From outside the United States: (201) 680-6578

From outside the United States (TDD for those with Impaired Hearing): (201) 680-6610

Banks and brokers (call our proxy solicitor collect): (866) 860-8922

Email: shrrelations@bnymellon.com (for general inquiries)

GILEAD SCIENCES, INC.

333 Lakeside Drive

Foster City, California 94404

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

MAY 6, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Gilead Sciences, Inc., a Delaware corporation (“Gilead,” “we,” “our” or “us”), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 6, 2009 at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California 94030.

Solicitation

We will bear the entire cost of soliciting proxies including preparation, assembly, printing and mailing of this proxy statement and any additional information furnished by us to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their out-of-pocket expenses for forwarding solicitation materials to such beneficial owners. In addition, we have retained BNY Mellon to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay BNY Mellon a fee of $8,500, plus reasonable out-of-pocket expenses, for their proxy solicitation services. Our solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or other of our employees. No additional compensation will be paid to directors, officers or other employees for such solicitation services performed by them.

We intend to mail this proxy statement and the accompanying proxy card on or about April 1, 2009 to all stockholders entitled to vote at our Annual Meeting.

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2010 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is December 1, 2009. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no earlier than January 5, 2010 and no later than February 4, 2010, as currently scheduled. However, in the event that the date of the annual meeting of stockholders is advanced to a date that is more than 30 days prior to or delayed to a date that is more than 30 days after May 6, 2010, then notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of our 2010 annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Exchange Act and our Bylaws, which contain additional requirements, including advance notice procedures and other requirements, concerning stockholder proposals and director nominations. The chairperson of our annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our Bylaws and to declare that any such nomination or other business not properly brought before our annual meeting shall not be transacted.

Voting Rights and Outstanding Shares

Only stockholders of record at the close of business on the record date, March 9, 2009, will be entitled to notice of and to vote at the Annual Meeting. Each stockholder of record on the record date will be entitled to one vote for each share of common stock held as of the record date on all matters to be voted upon at the Annual Meeting. At the close of business on March 9, 2009, we had outstanding and entitled to vote 910,142,516 shares of common stock.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares is represented by votes present at the meeting in person or by proxy. The inspector of elections appointed for the meeting will tabulate all votes, and will separately tabulate “for” and “withheld” votes, negative votes, abstentions and broker non-votes. Abstentions and “withheld” votes will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a particular proposal has been approved.

Voting in Person or by Mail

Stockholder of Record: Shares Registered in Your Name

Stockholders of record may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not a stockholder plans to attend the meeting, the stockholder should vote by proxy to ensure his or her vote is counted. A stockholder may still attend the meeting and vote in person if he or she has already voted by proxy. To vote in person, a stockholder may come to the Annual Meeting and we will provide the stockholder with a ballot when he or she arrives. To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If a stockholder returns a signed proxy card to us before the Annual Meeting, we will vote the stockholder’s shares as he or she directs.

For Shares Registered in the Name of a Bank, Broker or Other Nominee

Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for granting proxies from their banks, brokers or other nominees, rather than our proxy card. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution.

Voting Via the Internet or by Telephone

Stockholders may also grant a proxy to vote their shares using the telephone or the Internet. The law of the State of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies so long as each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record may go to http://www.proxyvoting.com/gild to grant a proxy to vote their shares by means of the Internet. They will be required to provide the Gilead number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling (866) 540-5760 and following the recorded instructions.

For Shares Registered in the Name of a Bank, Broker or Other Nominee

Most stockholders who hold their stock through a bank, broker or other nominee receive instructions for granting proxies from their bank, broker or other nominee, rather than from us.

A number of brokers and banks are participating in a program that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a participating broker or bank, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank or via the Internet website at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or by Telephone

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time on May 5, 2009. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before the shares are voted. A stockholder of record may revoke its proxy by filing with our Corporate Secretary at our principal executive office, 333 Lakeside Drive, Foster City, California 94404, a written notice of revocation, or it may be revoked by submitting a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. A stockholder who holds its stock through a bank, broker or other nominee may revoke its proxy or submit new voting instructions by contacting the bank, broker or other nominee. Stockholders may also vote in person at the Annual Meeting. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

There are eleven nominees for the eleven Board positions presently authorized. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. Directors are elected by a majority of the votes cast (number of shares voted “for” a director must exceed the number of votes “withheld” from that director) with respect to the election of each director at the Annual Meeting. Each director who is elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of Gilead. Each nominee other than Dr. Whitley, who joined our Board in July 2008, was previously elected by the stockholders at the 2008 annual meeting of stockholders. Dr. Whitley, who previously served on Gilead’s Scientific Advisory Board, was recommended for election to our Board by one of our non-employee Board members.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eleven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board may propose. Each person nominated for election has agreed to serve if elected and our Board and management have no reason to believe that any nominee will be unable to serve.

Our Nominating and Corporate Governance Committee recommended each of the nominees listed below to our Board for nomination. Each member of our Nominating and Corporate Governance Committee meets the definition of “independent director” as defined in Rule 4200 of The NASDAQ Stock Market (“NASDAQ”) Marketplace Rules, as determined affirmatively by our Board.

Majority Vote Standard for Election of Directors

As part of our continuing efforts to enhance corporate governance procedures, in December 2006, our Board approved an amendment to our Bylaws to require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes “withheld” from that director). In a contested election (a situation in which the number of nominees for director exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting, in which a quorum is present, and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the annual meeting by a majority of the votes cast with respect to such director, but is elected by a plurality of votes cast, under Delaware law, the director would continue to serve on our Board as a “holdover director.” However, under our Board Guidelines, any director who fails to receive at least a majority of the votes cast in an uncontested election must tender his or her resignation to our Board. Our Nominating and Corporate Governance Committee would then evaluate the tendered resignation and make a recommendation to our Board whether to accept or reject the resignation or whether other action should be taken. Our Board will act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale for such decision within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in our Board’s decision. If a nominee who was not already serving as a director does not receive at least a majority of the votes cast for such director at the annual meeting, under Delaware law, that nominee will not become a director and will not serve on our Board as a “holdover director.”

Our Board has adopted certain corporate governance principles to promote the functioning of the Board and its committees, to promote the interests of stockholders and to set forth a common set of expectations as to how the Board, its various committees and individual directors should perform their functions. Our Board Guidelines are available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

THE BOARD RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

Nominees

The names of the nominees in alphabetical order and certain information about them as of March 31, 2009, are set forth below:

Paul Berg, age 82, joined our Board in April 1998. He served as Professor and Chairman of the Department of Biochemistry at Stanford University School of Medicine and was, until 2000, Director of the Beckman Center for Molecular and Genetic Medicine. He is also a director and scientific advisor to Affymetrix Inc. and Burrill and Company. He is a member of the U.S. National Academy of Sciences and was awarded the National Medal of Science in 1983 and the Nobel Prize in 1980 for his fundamental studies of the biochemistry of nucleic acids.

John F. Cogan, age 61, joined our Board in July 2005. Dr. Cogan is currently the Leonard and Shirley Ely Senior Fellow at the Hoover Institution and a Professor in the Public Policy Program at Stanford University, where he has had a continuing appointment since 1980. Dr. Cogan’s current research is focused on U.S. budget and fiscal policy, social security and health care. Dr. Cogan has held a number of positions in the U.S. government, including Assistant Secretary for Policy in the U.S. Department of Labor and Associate Director and Deputy Director in the U.S. Office of Management and Budget. Dr. Cogan is a director of Monaco Coach Corporation and Venture Lending and Leasing Inc. and a trustee of the Charles Schwab Family of Funds.

Etienne F. Davignon, age 76, joined our Board in September 1990. He is currently Vice Chairman of Suez-Tractebel, a utility holding company and one of the world’s top independent power producers, where he has served since 2003. He previously served as Chairman of Société Générale de Belgique, a diversified financial and industrial company. Mr. Davignon served as the European Community’s Commissioner for Industry and International Markets and as the European Community’s Vice President for Research, Industry and Energy Policies. Mr. Davignon is Chairman of Recticel, CMB and SN Air Holding and a director of Compagnie de Suez and Sofina.

James M. Denny, age 76, joined our Board in 1996 and served as Chairman of our Board from 2001 to May 2008. He was appointed to serve as the lead independent director of our Board in May 2008. He served as the Chief Financial Officer and subsequently Vice Chairman of Sears, Roebuck & Co., a multi-line retailer that offers a wide array of merchandise and related services, with oversight responsibility for many of the company’s operations and staff functions. He previously served as Executive Vice President and Chief Financial and Planning Officer of G.D. Searle & Co., Chairman of Pearle Health Services, Inc., Senior Advisor at William Blair Capital Partners, Treasurer at the Firestone Tire & Rubber Co., and associate counsel at Dewey Ballantine Bushly and Wood in New York and Paris. Mr. Denny is currently a director of GATX Corporation and a member of the advisory boards for several privately-held fund management companies. He is a past Chairman of Northwestern Memorial Hospital and the Northwestern Memorial Foundation and has held directorships at Astra AB, ChoicePoint, Inc., The Principal Financial Group, The Allstate Corporation, and General Instruments, Inc.

Carla A. Hills, age 75, joined our Board in January 2007. Since 1993, she has served as the Chair and Chief Executive Officer of Hills & Company, International Consultants, a firm providing advice to U.S. businesses on investment, trade and risk assessment issues outside the United States. Mrs. Hills served as U.S. Trade Representative from 1989 to 1993, and was principal advisor on international trade to President George H. W. Bush. Under President Gerald R. Ford, she served as Secretary of Housing and Urban Development. Mrs. Hills is a director of TCW Group, Inc. and serves on the international advisory boards of J.P. Morgan Chase, American International Group, Rolls Royce and the Coca-Cola Company. She is also Chair of the Inter-American Dialogue and the National Committee on U.S.-China Relations, Co-Chair of the Council on Foreign Relations and the International Advisory Board of the Center for Strategic and International Studies, a member of the Executive Committee of the Peterson Institute for International Economics and the Trilateral Commission and a member of the board of the U.S.-China Business Council and the International Crisis Group.

John W. Madigan, age 71, joined our Board in December 2005. He is the retired Chairman and Chief Executive Officer of Tribune Company, a media company, operating businesses in broadcasting, publishing and on the Internet. He is also a director and former Chairman of the Robert R. McCormick Foundation and a director of Boise Cascade Holdings, L.L.C. Mr. Madigan is a former member of the Defense Business Board of the Department of Defense, an advisor to Madison Dearborn Partners and a director and former Chairman of The Chicago Counsel on Global Affairs. He also serves as a trustee of Northwestern University, Rush University Medical Center and the Paley Center for Media in New York. Mr. Madigan is a member of the Council on Foreign Relations in New York, a member and former Chairman of The Commercial Club of Chicago and a director of The Renaissance School Funds.

John C. Martin, age 57, was appointed as Chairman of our Board in May 2008 and has served as our Chief Executive Officer and a member of our Board since April 1996. Prior to joining us, Dr. Martin held several leadership positions in the antiviral chemistry division at Bristol-Myers Squibb Company and Syntex Corporation from 1978 until 1984. He is a member of the Presidential Advisory Council on HIV/AIDS and a director of Gen-Probe Incorporated. Dr. Martin has been a member of the board of directors of the California Healthcare Institute since 2003, and currently serves as Chairman of the Board, a position he also held from 2005 to 2006. He served as President of the International Society for Antiviral Research from 1998 to 2000. In 2008, Dr. Martin was inducted into the National Academy of Engineering of the National Academies.

Gordon E. Moore, age 80, joined our Board in January 1996, and served as a member of our Business Advisory Board from July 1991 until January 1996. Dr. Moore retired from Intel Corporation, the world’s largest semiconductor chip maker, where he was a co-founder and previously served as Chairman, President and Chief Executive Officer. Dr. Moore is a former Chairman and now Senior Trustee of the California Institute of Technology, a member of the National Academy of Engineering and a Fellow of the Royal Society of Engineering (UK). Among his awards, he received the National Medal of Technology and the Presidential Medal of Freedom.

Nicholas G. Moore, age 67, joined our Board in March 2004. Mr. Moore is the retired global Chairman of PricewaterhouseCoopers LLP, a professional services firm formed in July 1998 by the merger of Coopers & Lybrand and Price Waterhouse. Prior to the merger, Mr. Moore was elected Chairman and Chief Executive Officer of Coopers & Lybrand (U.S.) in 1994 and Coopers & Lybrand International in 1997. Mr. Moore is a director of Bechtel Group, Inc., Network Appliance Inc., Wells Fargo & Company and two venture capital-backed, technology companies. He also has served as Chairman of the board of trustees of St. Mary’s College of California. Mr. Moore is a member of the American Institute of Certified Public Accountants, the California Bar Association, and the California and New York Society of Certified Public Accountants.

Richard J. Whitley, age 63, joined our Board in July 2008. He also serves as the Distinguished Professor, Loeb Scholar Chair in Pediatrics; Director, Division of Pediatric Infectious Diseases; Vice-Chair, Department of Pediatrics; Senior Scientist, Department of Gene Therapy; Senior Scientist, Cancer Research and Training Center; Associate Director for Clinical Studies, Center for AIDS Research; and Co-Director, Center for Emerging Infections and Emergency Preparedness (CEIEP) for the University of Alabama at Birmingham. Dr. Whitley has held responsibility for the National Institute of Allergy and Infectious Diseases Collaborative Antiviral Study Group, is a former President of the International Society of Antiviral Research, chairs the Board of Scientific Councilors for the National Center for Infectious Diseases of the U.S. Centers for Disease Control and Prevention and is President-Elect of the Board of the Infectious Disease Society of America.

Gayle E. Wilson, age 66, joined our Board in October 2001. Mrs. Wilson served as California’s First Lady from 1991 to 1999. Mrs. Wilson is a director of the College Access Foundation of California and Chairman of the board of directors of the Ralph M. Parsons Foundation, a non-profit organization that provides higher education, social impact, civic and cultural issues and health grants. She is also the Chair of the Advisory Board of the California State Summer School for Math and Science, a member of the board of trustees of the California Institute of Technology and a member of the board of the Burnham Institute for Medical Research.

There is no family relationship between Dr. Gordon Moore and Mr. Nicholas Moore, or between any of our other directors.

Director Emeritus

In January 2006, our Board appointed Dr. George P. Shultz, one of our former directors, to serve as Director Emeritus. As an advisor to our Board, Dr. Shultz may attend Board meetings, including meetings of the Audit Committee and the Nominating and Corporate Governance Committee, the committees on which he served prior to his retirement, in a non-voting capacity.

Dr. Shultz served on our Board from January 1996 to January 2006. Dr. Shultz currently serves as Distinguished Fellow at the Hoover Institution and as a director of Fremont Group and Accretive Health. Dr. Shultz served as U.S. Secretary of State from 1982 to 1989 and earlier served as Secretary of Labor, Director of the Office of Management and Budget and Secretary of the Treasury. Previously, he served as Dean of the Graduate School of Business at the University of Chicago and as President of Bechtel Group, Inc. In 1989, Dr. Shultz was awarded the Presidential Medal of Freedom.

Board Committees and Meetings

Independence of the Board of Directors

The NASDAQ listing standards require that a majority of the members of a listed company’s board of directors must qualify as “independent” as affirmatively determined by our Board. After review of all relevant transactions and relationships between each director, and his or her family members, and us, our senior management and independent registered public accounting firm, our Board has determined that nine of our eleven nominees for director are independent directors as defined in Rule 4200 of the NASDAQ Marketplace Rules. Dr. Martin, our Chairman and Chief Executive Officer, and Dr. Whitley are not independent directors within the meaning of the NASDAQ Marketplace Rules.

Lead Independent Director

Our Board Guidelines provide that the independent directors will designate a lead independent director when the positions of Chairman and Chief Executive Officer are held by the same person. On May 7, 2008, Dr. Martin, our Chief Executive Officer, was appointed as Chairman of the Board and Mr. Denny was appointed to serve as the lead independent director. The authority and responsibilities of the lead independent director include:

•	advising and consulting with the Chairman regarding the information, agendas and schedules of Board and Board Committee meetings;

•	advising the Chairman as to the quality, quantity and timeliness of the information submitted by management to the independent directors;

•	recommending to the Board and the Board Committees the retention of advisers and consultants to report directly to the Board;

•	calling meetings of the independent directors, as appropriate, and serving as chairman of such meetings;

•	serving as principal liaison between the independent directors and the Chairman and between the independent directors and senior management;

•	ensuring that independent directors have adequate opportunities to meet and discuss issues in sessions of the independent directors without management being present;

•	communicating to management, as appropriate, the results of private discussions among independent directors;

•	chairing the meetings of the Board when the Chairman is not present; and

•

responding directly to stockholder and other stakeholder questions and comments that are directed to the lead independent director or to the independent directors as a group, with such consultation with the Chairman and other directors as the lead independent director may deem appropriate.

The Lead Independent Director Charter is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Executive Sessions

As required under applicable NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only they are present. Mr. Denny, our lead independent director, presides over these executive sessions.

Meetings of our Board of Directors; Attendance at Annual Meetings

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Scientific Committee. All directors attended at least 75% of the aggregate of all meetings of our Board and of the committees on which they served during the year ended December 31, 2008. Current committee membership and the number of meetings of our full Board and committees held in 2008 are shown in the table below:

	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Scientific Committee
Paul Berg	Member			Member	Chair
John F. Cogan	Member	Member			Member
Etienne F. Davignon	Member			Member
James M. Denny	Lead Independent Director	*	*	*	*
Carla A. Hills	Member			Member
John W. Madigan	Member	Member	Member
John C. Martin	Chair
Gordon E. Moore	Member		Chair
Nicholas G. Moore	Member	Chair	Member
Richard J. Whitley	Member				Member
Gayle E. Wilson	Member			Chair	Member
Number of 2008 Meetings	5	12	6	5	3

*	Ex-officio, non-voting participant

Our Board expects our directors to attend our annual meetings of our stockholders. Seven of our Board members attended our 2008 annual meeting of stockholders.

Committees of our Board of Directors

Audit Committee

Our Board has determined that all members of our Audit Committee are “independent directors” as defined in Rule 4200 of the NASDAQ Marketplace Rules. Our Board has determined that Mr. Nicholas Moore and Mr. Madigan are “audit committee financial experts,” as defined in applicable SEC rules and applicable listing standards.

Our Audit Committee oversees, on behalf of our Board, our corporate accounting, financial reporting process and systems of internal accounting and financial controls. For this purpose, our Audit Committee performs several functions. Among other things, our Audit Committee:

•	evaluates the performance, independence and qualifications of the independent registered public accounting firm;

•	determines the engagement of the independent registered public accounting firm;

•	determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•	reviews and approves the retention and compensation of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	reviews and approves, in advance, all related party transactions;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by SEC and NASDAQ rules;

•	reviews with the independent registered public accounting firm the scope, adequacy and effectiveness of, and compliance with, our accounting and financial controls and systems of internal controls;

•	reviews the financial statements to be included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; and

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the results of their review of our quarterly financial statements.

Our Audit Committee is also responsible for establishing and maintaining procedures for receiving, reviewing and responding to complaints regarding accounting, internal accounting controls or auditing matters under the Complaint and Non-Retaliation Policy, which procedures are summarized on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

On May 7, 2008, our Board amended the written charter for our Audit Committee. The Audit Committee Charter is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Compensation Committee

Our Board has determined that all members of our Compensation Committee are independent directors as defined in Rule 4200 of the NASDAQ Marketplace Rules. The members of our Compensation Committee are “outside directors” as determined under Section 162(m) of the Internal Revenue Code (the “Code”).

Our Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs. These duties include:

•	approving the compensation philosophy for executive officers, including the compensation objectives, target pay levels and the peer group for executive compensation and performance benchmarking;

•	evaluating the performance of John C. Martin, our Chief Executive Officer, and reviewing and approving his compensation arrangement, subject to ratification by the full Board, each year;

•	determining the type and level of compensation for our other executive officers;

•

overseeing the administration of our compensation plans, including but not limited to our 2004 Equity Incentive Plan, Employee Stock Purchase Plan, corporate bonus plan, Deferred Compensation Plan and Code Section 162(m) Executive Bonus Plan; and

•	reviews and discusses the Compensation Discussion and Analysis beginning on page 41.

On May 7, 2008 and January 21, 2009, our Board amended the written charter for our Compensation Committee. The Compensation Committee charter is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Nominating and Corporate Governance Committee

Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors as defined in Rule 4200 of the NASDAQ Marketplace Rules.

Our Nominating and Corporate Governance Committee performs several functions. Among other things, our Nominating and Corporate Governance Committee:

•	identifies, evaluates and nominates directors for consideration by our full Board;

•	establishes criteria for Board and committee membership; and

•	reviews and recommends changes to our corporate governance policies and procedures.

Our Nominating and Corporate Governance Committee has evaluated and recommended each of the directors currently standing for election at the Annual Meeting.

Our Nominating and Corporate Governance Committee identifies and evaluates new director candidates based on a variety of criteria including:

•	the candidate’s relevant experience;

•	the number and nature of other board memberships held;

•	the desired diversity and the collective expertise of our Board and its committees;

•	independence; and

•	possible conflicts of interest.

Our Nominating and Corporate Governance Committee also considers whether an individual will meet the highest standards of personal and professional integrity, will be able to contribute to an effective Board and will serve the long-term interest of our stockholders. In identifying potential director nominees, the Nominating and Corporate Governance Committee considers Board candidates through a variety of methods and sources. These include suggestions from current Board members, senior management, stockholders, professional search firms and other sources. During 2008, we engaged Spencer Stuart, a global search firm, to assist the Nominating and Corporate Governance Committee in identifying and soliciting potential candidates to join our Board. Our Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation.

It is the policy of our Nominating and Corporate Governance Committee to consider properly submitted stockholder recommendations of new director candidates. Any stockholder recommendation must include the candidate’s name and qualifications for Board membership, the candidate’s age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the recommendation must include the stockholder’s name, address and the number of shares beneficially owned. The recommendation should be sent to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404. The recommendation must be delivered to the Corporate Secretary prior to the applicable deadline described under “Stockholder Proposals” above.

On October 23, 2008, our Board amended the written charter for our Nominating and Corporate Governance Committee. The charter of our Nominating and Corporate Governance Committee is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Scientific Committee

Our Board has determined that all members of the Scientific Committee, other than Dr. Whitley, are independent directors as defined in Rule 4200 of the NASDAQ Marketplace Rules.

Our Scientific Committee was formed in January 2004 to advise our Board regarding our research strategies, the scientific merit of technology or products involved in licensing and acquisition opportunities and emerging science and technology issues. The charter of our Scientific Committee is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Stockholder Communications with our Board of Directors

Stockholders may communicate with our Board by sending a letter to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. Our Corporate Secretary reviews all communications from stockholders, but may, in his sole discretion, disregard any communication that he believes is not:

•	related to our business;

•	within the scope of our responsibility;

•	credible; or

•	material or potentially material.

If deemed an appropriate communication, the Corporate Secretary will submit a stockholder communication to our lead independent director.

Code of Ethics

Our written Code of Ethics applies to all of our directors and employees, including our executive officers. The Code of Ethics is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.” Changes to or waivers of the Code of Ethics will be disclosed on the same website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver of, any provision of the Code of Ethics by disclosing such information on the same website.

Executive Officers

The names of our executive officers who are not also directors of Gilead and certain information about each of them as of March 31, 2009 are set forth below.

Gregg H. Alton, age 43, is our Senior Vice President and General Counsel. Mr. Alton joined us in 1999, and was promoted to his current role in 2005. From 2001 until 2005, Mr. Alton served as our Vice President and General Counsel. From 1999 until 2001, Mr. Alton served as our Associate General Counsel. Prior to joining us, Mr. Alton was an attorney at the law firm of Cooley Godward Kronish LLP. In this role, Mr. Alton’s practice focus was mergers and acquisitions, corporate partnerships and corporate finance transactions for healthcare and information technology companies. Mr. Alton is a member of the board and treasurer of the AIDS Healthcare Foundation, a member of the board of Oculus Innovative Sciences, Inc. and a member of the board of BayBio, a San Francisco Bay Area life sciences industry organization. He received his B.A. in Legal Studies from the University of California at Berkeley and his J.D. from Stanford Law School.

Norbert W. Bischofberger, age 53, is our Executive Vice President, Research and Development and Chief Scientific Officer. Dr. Bischofberger joined us in 1990 as Director of Organic Chemistry, became Vice President of Organic Chemistry in February 1993 and was named Vice President of Research in August 1995. Dr. Bischofberger was appointed Senior Vice President, Research in January 1998. Dr. Bischofberger was named Senior Vice President, Research and Development in January 2000. He was promoted to Executive Vice President, Research and Development in November 2000 and to Chief Scientific Officer in March 2007. Prior to

joining us, Dr. Bischofberger was a senior scientist in Genentech, Inc.’s DNA Synthesis group from 1986 to 1990. He received his B.S. in Chemistry at the University of Innsbruck in Austria and his Ph.D. in Organic Chemistry at the Eidgennossische Technische Hochschule (ETH) in Zurich, Switzerland and did postdoctoral work at Harvard University.

Kristen M. Metza, age 49, is our Senior Vice President, Human Resources. Ms. Metza joined us as Vice President, Human Resources in 2006 and was promoted to her current role in July 2007. Prior to joining us, Ms. Metza was Senior Vice President of Human Resources for Abgenix and Vice President of Human Resources for Applied Biosystems and Quantum Corporation. Ms. Metza received a B.A. in history and business administration, and completed her graduate work in industrial relations and organizational psychology at the University of Minnesota, Carlson School of Management.

John F. Milligan, age 48, is our President and Chief Operating Officer. Dr. Milligan joined us in 1990 as a Research Scientist, and in 1996, he became Director of Project Management and Project Team Leader for our collaboration with F. Hoffmann-La Roche Ltd on Tamiflu®. In 1998, he transitioned to Corporate Development and, in March 2000, he was promoted to Vice President, Corporate Development with responsibility for licensing, corporate partnerships and mergers and acquisitions. Dr. Milligan was promoted to Chief Financial Officer in March 2002. He was promoted to Executive Vice President and Chief Financial Officer in July 2003, to Chief Operating Officer in March 2007 and to President in May 2008. Dr. Milligan received a Ph.D. in biochemistry from the University of Illinois and was an American Cancer Society postdoctoral fellow at the University of California at San Francisco.

Robin Washington, age 46, is our Senior Vice President and Chief Financial Officer. Ms. Washington joined us in May 2008. Prior to joining us, Ms. Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company that was acquired by Oracle Corporation in March 2007. Ms. Washington also spent nearly 10 years at PeopleSoft, a provider of enterprise application software, most recently in the role of Senior Vice President and Corporate Controller. She previously was a Director of Finance for Tandem Computers, an Accounting Analyst for the Federal Reserve Bank of Chicago and a Senior Auditor for Deloitte & Touche. Ms. Washington holds a bachelor’s degree in business administration from the University of Michigan and an MBA from Pepperdine University. She currently serves on the board of directors of MIPS Technologies, Inc.

Kevin Young, age 51, is our Executive Vice President, Commercial Operations. Mr. Young joined us in September 2004 as Executive Vice President of Commercial Operations. Mr. Young has 25 years of experience in the biopharmaceutical industry, holding positions previously at Amgen, Inc. and Zeneca Pharmaceuticals (formerly ICI Pharmaceuticals). During his 12 years at Amgen, Mr. Young held a number of positions in Europe and the United States, most recently as Head of the U.S. Inflammation Business Unit, leading the re-launch of Enbrel® following the acquisition of Immunex Corporation. He is a member of the board of Interplast, the first international humanitarian organization to provide free reconstructive plastic surgery in developing countries. Mr. Young has undergraduate and graduate degrees in sports science and exercise from Liverpool John Moores University and Nottingham University in England and has completed the Executive Program at the University of Michigan.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that we submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Our Audit Committee has determined that the rendering of non-audit services by Ernst & Young LLP during the fiscal year ended December 31, 2008 was compatible with maintaining their independence. Ernst & Young LLP has audited our financial statements since our inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our stockholders and us.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of shares present in person or represented by proxy and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

Principal Accountant Fees and Services

The aggregate fees billed by Ernst & Young LLP for the years ended December 31, 2008 and 2007 for the professional services described below are as follows:

	2008	2007
Audit Fees(1)	$4,278,000	$3,548,000
Audit-Related Fees(2)	29,000	30,000
Tax Fees(3)	1,110,000	1,372,000
All Other Fees(4)	2,000	2,000

Total	$5,419,000	$4,952,000

(1)

Represents fees incurred for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim condensed consolidated financial statements, as well as fees incurred for audit services that are normally provided by Ernst & Young LLP in connection with other statutory or regulatory filings or engagements. During 2008, these fees also included services related to the accelerated share repurchase transactions that we completed in 2008. During 2007, these fees also included services associated with our adoption of Financial Accounting Standards Board Interpretation No. 48, as well as our acquisition of Nycomed Limited.

(2)

Represents fees incurred for assurance and related services that are traditionally performed by Ernst & Young LLP, are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” During both 2008 and 2007, audit-related fees consisted of fees incurred primarily in connection with specified procedures performed by Ernst & Young LLP in relation to user-defined reports.

(3)

Represents fees primarily incurred in connection with domestic and international tax compliance. During 2007, tax compliance fees increased due to additional tax returns, as well as ongoing work related to our 2006 acquisitions.

(4)	For both 2008 and 2007, fees for other professional services were related to accessing Ernst & Young LLP’s online research database.

All of the services described above were pre-approved by our Audit Committee.

Pre-Approval Policy and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. Under this policy, our Audit Committee and our Corporate Controller must both pre-approve all services to be provided by the independent registered public accounting firm, and the policy prohibits the engagement of the independent registered public accounting firm for certain specified services. The policy permits the engagement of the independent registered public accounting firm for services that are approved by our Audit Committee and our Corporate Controller in defined categories such as audit services, audit-related services and tax services. The policy also permits engagement of the independent registered public accounting firm for other services approved by our Audit Committee if there is a persuasive business reason for using the independent registered public accounting firm over other providers. The policy provides that as a general rule of thumb, the fees for these other services should be below 25% of total audit fees. Pre-approval may be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated by our Audit Committee to a member of the Audit Committee. Our Audit Committee receives quarterly reports on the scope of services provided to date and planned to be provided by the independent registered public accounting firm in the future.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE GILEAD SCIENCES, INC. 2004 EQUITY INCENTIVE PLAN

Stockholders are being asked to approve an amendment to our 2004 Equity Incentive Plan (the “2004 Plan”) that will:

•	increase the authorized share reserve by an additional 20,000,000 shares of our common stock;

•

increase the limit on the maximum number of shares that may be issued under the 2004 Plan pursuant to full-value awards, such as restricted stock, restricted stock units, performance shares, performance units (to the extent settled in common stock) and phantom shares, by an additional 15,000,000 shares to a total of 25,000,000 over the term of the 2004 Plan;

•

increase the limit on the maximum number of shares for which restricted stock, restricted stock units, performance shares, performance units, phantom shares and stock appreciation rights may be granted to any one individual per calendar year by an additional 600,000 shares to a total of 1,000,000 shares; and

•	increase the limit on the maximum value of awards denominated in U.S. dollars that may be granted to any one individual per calendar year by an additional $3,000,000 to a total of $10,000,000.

The table below summarizes, as of February 28, 2009, the remaining share reserve under each of our equity incentive plans, the number of shares subject to outstanding awards under each such plan, the weighted average exercise price of those awards and the weighted average remaining contractual term.

	Shares Available for Future Grant	Outstanding Awards
Plan	Number of Shares	Number of Shares		Weighted Average Exercise Price(1)		Weighted Average Remaining Contractual Term(2)
2004 Plan	56,650,953(3)	54,452,271	(4)	$33.2443		7.65 years

1991 Stock Option Plan	We no longer grant equity awards under this plan	22,618,722		$10.7988		3.74 years

1995 Non-Employee Director’s Stock Option Plan	We no longer grant equity awards under this plan	913,700		$6.7389		2.45 years

Triangle Pharmaceuticals 1996 Incentive Stock Plan	We no longer grant equity awards under this plan	321,694		$8.0988		3.24 years

Corus Pharma, Inc. 2001 Stock Plan	We no longer grant equity awards under this plan	204,359		$10.6924		5.56 years

Myogen, Inc. 2003 Equity Incentive Plan	We no longer grant equity awards under this plan	805,474		$16.2543		6.16 years

Total	56,650,953(3)	79,316,220		$26.0634	(5)	6.41 years	(6)

(1)	Represents the weighted average exercise price of the options outstanding on February 28, 2009 under each listed equity incentive plan.
(2)	Represents the weighted average remaining contractual term of all options outstanding on February 28, 2009 under each listed equity incentive plan.
(3)	Includes the 20,000,000 shares of our common stock for which stockholder approval is sought as part of this proposal.
(4)

Includes 925,219 shares of our common stock subject to performance share awards that will vest and become issuable upon the attainment of designated performance objectives, without any cash consideration or other payment required of the recipient.

(5)	Represents the weighted average exercise price of all options outstanding on February 28, 2009 under all of our listed equity incentive plans.
(6)	Represents the weighted average remaining contractual term of all options outstanding on such date under all of our listed equity incentive plans.

General

We believe that a comprehensive equity compensation program serves as a necessary and powerful tool to attract, retain and incentivize individuals essential to our financial success and accordingly benefits all of our stockholders by allowing us to retain individuals who are expected to make significant contributions to the creation of stockholder value. We have structured the proposed amendment to the 2004 Plan to enable us to achieve the following objectives:

1. The opportunity for stockholders to review our equity incentive plan periodically. We believe it is a sound governance practice to provide our stockholders with the opportunity to evaluate and vote on share increases to our equity compensation plan periodically. In the past, we have submitted increases to the 2004 Plan for stockholder approval on an annual basis. However, we now believe that it would be more efficient and less costly to seek stockholder approval on a less frequent basis (for example, once every three years). Accordingly, the share increase to the authorized reserve under the 2004 Plan for which we are now seeking stockholder approval is intended to provide us with sufficient shares to fund employee equity awards through the 2012 annual stockholders meeting, with a reserve for extraordinary circumstances.

2. Our continued ability to provide equity-based incentive compensation opportunities to substantially all of our U.S. employees and non-employee Board members, while maintaining our commitment to keep net annual dilution at less than 3% of total shares outstanding. We intend to maintain the net annual dilution resulting from our normal grant practices under the 2004 Plan at a level that is not more than 3% of our outstanding shares of common stock, subject, however, to any additional issuances that may become necessary or appropriate because of extraordinary events (such as acquisitions). Our average net dilution resulting from our equity-based incentive compensation awards made over the 2008, 2007 and 2006 fiscal years was 1.3%, which excludes options for 333,551 shares assumed in our acquisition of Corus Pharma, Inc. and options for 2,927,473 shares assumed in our acquisition of Myogen, Inc. in 2006. With respect to those assumed options, options for only 29,308 shares were granted by Corus in 2006 and options for 1,126,611 shares were granted by Myogen in 2006.

Net dilution refers to the percentage of the total number of shares of our common stock outstanding at the end of the calendar year that is represented by the equity-based incentive compensation grants made during such year, less any shares returned to the plan as a result of equity award terminations or forfeitures during such year.

3. The ability to maintain a market-competitive stock-based incentive program by having various types of equity compensation awards available under the 2004 Plan, including: stock options, restricted stock, restricted stock units, performance shares, performance units, phantom shares and stock appreciation rights.(1) The various types of awards available under the 2004 Plan provide us with the flexibility to reward employee performance with equity compensation and respond to market-competitive changes in equity compensation practices. Based on where we are in our life cycle, management and our Compensation Committee

(1)

The 2004 Plan also provides us with the ability to grant dividend equivalent rights with respect to certain types of awards made under the plan. We have never declared or paid a cash dividend and do not intend to grant any dividend equivalent rights in the foreseeable future. However, should we do so, we would treat the number of shares as to which such dividend equivalent rights are granted as subject to the 25,000,000 share limit applicable to full-value share awards. In addition, the 2004 Plan does not allow us to award dividend equivalent rights with respect to shares subject to stock options or stock appreciation rights granted under the plan.

believe that a combination of stock options, performance shares and restricted stock units best align employee compensation with company performance. For our executive officers, we expect to grant a combination of stock options with an exercise price set at the full fair market value of our common stock on the date of grant, performance shares and performance-based restricted stock units. For our broad-based employee population and our non-employee Board members, starting in 2009, we expect to grant a combination of stock options and time-based restricted stock units as the primary forms of equity compensation. The increase to the limit on the maximum number of shares that may be issued under the 2004 Plan pursuant to full-value awards for which we are now seeking stockholder approval as part of this proposal will assure that a sufficient number of shares is available to fund awards of restricted stock, restricted stock units and performance shares that we may have to make at increasing levels in order to assure that our equity compensation arrangements remain competitive. The increases to the limitation on the maximum number of shares that may be granted to any one individual in a single calendar year pursuant to stock or stock-based awards other than options and to the limitation on the maximum dollar amount of cash-denominated awards that may be made per individual per calendar year will provide the needed flexibility to size individual awards to respond to varying market conditions and to emerging trends in the compensation practices of the companies with which we compete for executive talent and highly-skilled employees.

4. The furtherance of compensation and governance best practices. When the 2004 Plan was submitted for stockholder approval in 2004, we incorporated several provisions to protect stockholders and reflect corporate governance best practices. First, the 2004 Plan prohibits the repricing of stock options and stock appreciation rights without stockholder approval and does not contain an evergreen feature that would automatically replenish the number of authorized shares available under the plan. Second, there is a limit on the number of shares of restricted stock, restricted stock units, performance shares, performance units (to the extent settled in stock) and phantom shares that may be issued under the 2004 Plan. That limit is currently 10,000,000 shares and will be increased to 25,000,000 shares if this proposal is approved. We have removed stock appreciation rights from this limit, because the share reserve will be reduced by the gross number of shares as to which such rights are exercised and not by the net number of shares issued in settlement of those rights. As a result, the exercise of stock appreciation rights under the 2004 Plan will be treated in the same manner as stock option exercises for purposes of calculating the available share reserve. Finally, the stockholder-approved 2004 Plan is the only plan under which new equity awards may be granted to our employees, other than our Employee Stock Purchase Plan.

5. The performance criteria under the plan allow us to continue to award equity incentives with meaningful performance milestones that will qualify as performance-based compensation under Section 162(m) of the Code. Awards that so qualify are not subject to the $1,000,000 per-person limitation on the income tax deductibility of compensation paid to certain of our executive officers that would otherwise be imposed under Section 162(m) of the Code. Accordingly, awards of performance shares, performance units, restricted stock units and phantom shares that will not otherwise vest unless one or more specific goals tied to the stockholder-approved performance criteria under the 2004 Plan are attained should be fully deductible for federal income tax purposes upon settlement. The stock options and any stock appreciation rights we may grant under the 2004 Plan are also designed to qualify as performance-based compensation that is not subject to the Section 162(m) limitation.

Background on Equity Compensation

Equity compensation has historically been a key element of our compensation program. We believe this practice was a significant contributing factor to our corporate achievements and financial performance in 2008 and stockholder returns over the past three years. The ability to make equity awards, such as stock options, stock appreciation rights, performance shares, restricted stock and restricted stock units, also enables us to attract and retain the highest caliber of employees. Moreover, such equity awards have allowed us to link incentive rewards to company performance, encourage employee stock ownership and align the interests of employees and Board members with those of our stockholders.

The use of equity compensation is not unique to us. Stock-based awards, such as stock options and restricted stock units (and increasingly other forms of equity compensation), are a common form of compensation within our industry and are typically granted broadly throughout an organization. Without the ability to make equity compensation awards, we would be at a disadvantage against our competitors for recruiting and retaining key talent in that we would be unable to offer the market-competitive total compensation arrangements necessary to attract, retain and motivate individuals critical to our future success. Without the ability to make equity awards, we could be forced to increase cash compensation, thereby reducing resources available for research and development or commercialization of our products.

We understand that stock-based compensation is a valuable and limited resource and that stockholders expect us to utilize this tool in an efficient manner. As a consequence, we have actively managed our stock plans over the past few years to meet stockholder expectations. Over the last three years, our average net annual dilution rate was 1.3% (excluding certain options assumed in the acquisitions of Corus and Myogen, as described above), and we are committed to maintaining a net dilution rate of less than 3% into the future, subject to any additional issuances that may become necessary because of extraordinary events (such as acquisitions). To stay within this limit, individual annual grants are linked directly to an employee’s performance. Management and our Compensation Committee also carefully monitor and manage the total number of shares of our common stock available for issuance under the 2004 Plan, which is currently below the 50th percentile of our peer group.

We strongly believe that our equity compensation program and emphasis on employee stock ownership have been integral to our success to date, and that the equity program will continue to play a key role in our ability to achieve consistently superior performance in the years ahead. Our equity program is critical to our ability to recruit top-notch talent and to reward individual employee performance that results in increased stockholder value. Therefore, we consider approval of the increase in the shares authorized for issuance under the 2004 Plan to be vital to our continued success. Please see information under “Compensation Discussion and Analysis—Equity Compensation: Overview” on page 51 for more information concerning our policies and philosophy with regard to equity compensation for executive officers.

The 2004 Plan, as amended and restated to date, including the amendment on which you are being asked to vote, is attached hereto as Appendix A. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to the 2004 Plan. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

Should such stockholder approval not be obtained, then (i) the proposed 20,000,000-share increase to the authorized reserve under the 2004 Plan, (ii) the proposed 15,000,000-share increase to the maximum number of shares for which full-value awards may be made under the 2004 Plan, (iii) the proposed 600,000-share increase to the limit on the maximum number of shares for which restricted stock, restricted stock units, performance shares, performance units, phantom shares and stock appreciation rights may be granted to any one individual per calendar year, and (iv) the proposed $3,000,000 increase to the limit on the maximum value of awards denominated in U.S. dollars that may be granted to any one individual per calendar year will not be implemented. However, the 2004 Plan will continue in effect without those amendments, and awards will continue to be made under the 2004 Plan (as restated effective January 30, 2008) until the plan terminates on its currently scheduled May 25, 2014 expiration date.

Key Provisions

The 2004 Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of the key provisions of the 2004 Plan, including the amendment to increase the number of shares authorized and reserved for issuance and to increase the limitations on the maximum number of shares for which full-value awards may be made under the 2004 Plan and the individual limitations on certain stock and cash-based awards per calendar year.

The summary does not purport to be a complete description of all the provisions of the 2004 Plan and is qualified in its entirety by reference to the provisions of the 2004 Plan itself.

Plan Termination Date:	May 25, 2014

Eligible Participants:	Executive officers and other employees, non-employee Board members and consultants in our employ or service or the employ or service of our subsidiaries or other related entities

Shares Authorized over Term of Plan:	121,476,491(1)

Shares Available for Future Awards as of February 28, 2009:	56,650,953(2)

Shares Authorized as a Percent of Common Stock Outstanding on February 28, 2009(3):	13.34%

Award Types:

(1) Incentive stock options

(2) Non-statutory stock options

(3) Stock appreciation rights

(4) Restricted stock

(5) Restricted stock units

(6) Performance units

(7) Performance shares

(8) Phantom shares

(9) Dividend equivalent rights(4)

Grant Limits Per Person Per Calendar Year:	Maximum number of shares subject to stock options granted during calendar year:	2,500,000	(5)

	Maximum number of shares subject to restricted stock, restricted stock units, performance shares, performance units, phantom shares and stock appreciation rights granted during calendar year:	1,000,000	(6)

	Maximum value of awards denominated in U.S. dollars granted during calendar year:	$10,000,000	(7)

Limit on Maximum Number of Shares Subject to Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit (to the extent settled in shares) and Phantom Share Awards:	25,000,000(8)

Not Permitted:	Repricing of stock options or stock appreciation rights, unless approved by stockholders

(1)

Includes (a) 90,400,000 shares authorized for issuance under the 2004 Plan, including the 20,000,000 share increase subject to stockholder approval at the Annual Meeting; plus (b) 31,192,883 shares that have as of February 28, 2009 been transferred in the aggregate to the 2004 Plan from the previously-authorized but unissued reserve under the Gilead Sciences, Inc. 1991 Stock Option Plan and the Gilead Sciences, Inc. 1995 Non-Employee Directors’ Stock Option Plan, including shares that were available for future award under such plans on May 25, 2004, the date the stockholders approved the 2004 Plan, and shares subject to awards outstanding under those plans on that date that have subsequently terminated or expired without the issuance of vested shares thereunder.

(2)	Includes the 20,000,000 shares of our common stock for which stockholder approval is sought as part of this proposal.
(3)	As of February 28, 2009, 910,555,526 shares of our common stock were outstanding.
(4)

We have never declared or paid a cash dividend to stockholders in our history and do not intend to grant any dividend equivalent rights in the foreseeable future. In addition, dividend equivalent rights cannot be awarded with respect to shares subject to stock options or stock appreciation rights granted under the 2004 Plan.

(5)	Under the 2004 Plan, an employee may be granted options to purchase up to an additional 1,000,000 shares of common stock in the calendar year in which his or her hire or promotion date occurs.
(6)

The increase in this limit from 400,000 shares to 1,000,000 shares is subject to stockholder approval at the Annual Meeting. Under the 2004 Plan, an employee may be granted restricted stock, restricted stock units, performance shares, performance units, stock appreciation rights or phantom shares for up to an additional 200,000 shares in excess of such limit in the calendar year in which his or her hire or promotion date occurs.

(7)	The increase in this limit from $7,000,000 to $10,000,000 is subject to stockholder approval at the Annual Meeting.
(8)	The increase in this limit from 10,000,000 shares to 25,000,000 shares is subject to stockholder approval at the Annual Meeting.

Eligibility

Executive officers and other employees, non-employee members of our Board and consultants in our employ or service or in the employ or service of our parent or subsidiaries (whether now existing or subsequently established) or other related entities are eligible to receive awards under the 2004 Plan. As of February 28, 2009, approximately 3,441 employees (including seven executive officers) and ten non-employee Board members were eligible to participate in the 2004 Plan.

Share Reserve

As of February 28, 2009, 54,452,271 shares of common stock were subject to outstanding awards under the 2004 Plan, 10,489,659 shares had been issued under the 2004 Plan pursuant to exercised options and other stock-settled awards, such as performance shares, restricted stock units and phantom share distributions, and an additional 56,650,953 shares of common stock remained available for future award, including the 20,000,000 shares for which stockholder approval is sought as part of this proposal.

As indicated in the chart above, there are limitations on the maximum number of shares for which any one participant may be granted stock options or other stock awards under the Plan per calendar year. No participant may receive stock options for more than 2,500,000 shares of common stock in any one calendar year (or for more than 3,500,000 shares in the calendar year of hire or promotion). No participant may be awarded restricted stock, restricted stock units, performance shares, performance units (to the extent settled in shares of common stock), stock appreciation rights or phantom shares covering more than 1,000,000 shares in the aggregate in any one calendar year. The limit is currently 400,000 shares and will be increased to 1,000,000 shares if this proposal is approved. Such increase will also affect the limitation on the maximum number of shares for which an individual may be granted restricted stock, restricted stock units, performance shares, performance units (to the extent settled in shares of common stock), stock appreciation rights or phantom shares in the calendar year of hire or promotion. That limit is set at 200,000 shares above the normal limit in effect per participant. Accordingly, if the per participant limit is increased to 1,000,000 shares, then the maximum number of shares for which an individual may be granted restricted stock, restricted stock units, performance shares, performance units (to the extent settled in shares of common stock), stock appreciation rights or phantom shares in the calendar year of hire or promotion will automatically be increased to 1,200,000 shares. The value of all awards denominated in U.S. dollars granted in any single calendar year to any participant may not exceed $10,000,000. The limit is currently $7,000,000 and will be increased to $10,000,000 if this proposal is approved. Stockholder approval of this proposal will also constitute re-approval of each of the foregoing limitations for purposes of Section 162(m) of the Code. The approved limitations will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the 2004 Plan will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m). In addition, shares issued pursuant to restricted stock, restricted stock units, performance shares, performance units or phantom shares awarded under the 2004 Plan may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the award covering those shares is approved by our Compensation Committee and the vesting of such award is tied to the attainment of the performance milestones based on one or more of the performance criteria discussed below.

The shares of common stock issuable under the 2004 Plan may be drawn from shares of our authorized or unissued shares or from shares reacquired by us, including shares repurchased on the open market. Shares subject to any outstanding options or other awards under the 2004 Plan that are forfeited, canceled or expire are deemed not to have been issued for purposes of determining the maximum number of shares which may be issued in the aggregate under the 2004 Plan. Unvested shares that are forfeited or repurchased by us at the lower of their original purchase price or their fair market value at the time of repurchase will become available for future grant.

The following share counting provisions are in effect under the 2004 Plan:

•

Should the exercise price of an option under the 2004 Plan be paid with shares of common stock, the authorized reserve under the 2004 Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option.

•

Upon the exercise of a stock appreciation right granted under the 2004 Plan, the share reserve will be reduced by the gross number of shares as to which that stock appreciation right is exercised, and not by the net number of shares issued in settlement of the exercised stock appreciation right.

•

Should shares of common stock otherwise issuable under the 2004 Plan be withheld in satisfaction of the applicable withholding taxes incurred in connection with the exercise, vesting or settlement of an award under the 2004 Plan, then the number of shares of common stock available for issuance under the 2004 Plan will be reduced by the gross number of shares issuable under such award, calculated prior to such share withholding.

Valuation

The fair market value per share of our common stock on any relevant date under the 2004 Plan will be deemed to be equal to the closing sale price per share of our common stock on the immediately preceding trading date on the primary market on which our common stock is at the time traded. On February 28, 2009, the fair market value was $44.80 per share, based on the closing sale price of our common stock on February 27, 2009 on the NASDAQ Global Select Market. However, for awards made under the 2004 Plan on or after May 1, 2009 (other than awards we may be committed to make on or after that date pursuant to outstanding offer letters or other agreements made before that date), the fair market value per share of our common stock will, for all purposes pertaining to those awards, be determined on the basis of the closing sale price on the actual date in question or, if such date is not a date on which our common stock is traded, then the immediately preceding trading date.

Administration

Our Compensation Committee serves as the primary administrator of the 2004 Plan and has the exclusive authority to administer the 2004 Plan with respect to our executive officers and the non-employee members of our Board. However, our Board may administer the 2004 Plan with respect to eligible individuals other than executive officers and non-employee Board members and may also authorize one or more Board committees or one or more of our officers to grant awards under the 2004 Plan to those eligible individuals. The term Plan Administrator, as used in this summary, means our Compensation Committee, our Board, any other committee of our Board and any officer or officers granted administrative authority under the 2004 Plan, to the extent each such entity or person is acting within the scope of such person’s or entity’s administrative jurisdiction under the 2004 Plan.

The Plan Administrator has the discretion to select the eligible individuals to whom awards are to be granted under the 2004 Plan and the terms and conditions of each award, including the number of shares of common stock underlying the award or the dollar amount of any cash award made under the plan, the vesting schedule in effect for the award (including any applicable performance goals), the issuance schedule for the shares to be issued in settlement of the award, the maximum term of the award and the provisions for satisfying the applicable withholding taxes upon the exercise, vesting or settlement of the award.

Awards

The 2004 Plan provides for the following types of awards: incentive stock options, non-statutory stock options, stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units, performance units, performance shares and phantom shares. However, dividend equivalent rights may not be awarded with respect to shares of our common stock subject to outstanding stock options or stock appreciations rights granted under the 2004 Plan. Awards under the 2004 Plan will vest upon the completion of a designated service period and/or the attainment of pre-established performance goals.

To assure that the compensation attributable to one or more awards under the 2004 Plan will qualify as performance-based compensation that will not be subject to the $1,000,000 limitation imposed by Section 162(m) of the Code on the income tax deductibility of the compensation paid per covered executive officer, our Compensation Committee will have the discretionary authority to structure one or more awards so that the shares of common stock subject to those particular awards will not vest unless certain pre-established performance goals are achieved. Such goals may be based on one or more of the following criteria: (i) revenue or revenue growth; (ii) achievement of specified milestones in the discovery and development of one or more of our products; (iii) achievement of specified milestones in the commercialization of one or more of our products; (iv) achievement of specified milestones in the manufacturing of one or more of our products; (v) expense targets; (vi) personal management objectives; (vii) stock price (including, but not limited to, growth measures and total stockholder return); (viii) earnings per share; (ix) operating efficiency; (x) operating margin; (xi) gross margin; (xii) return measures (including, but not limited to, return on assets, capital, equity, or sales); (xiii) net sales growth; (xiv) productivity ratios; (xv) operating income; (xvi) net operating profit; (xvii) net earnings or net income (before or after taxes); (xviii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (xix) earnings before interest, taxes, depreciation, amortization and/or stock-based compensation expense; (xx) economic value added; (xxi) market share; (xxii) customer satisfaction; (xxiii) working capital targets; and (xxiv) with respect to awards not intended to be performance-based compensation under Section 162(m), other measures of performance selected by the Plan Administrator.

Such performance criteria may be stated in terms of the attainment of specified levels of our performance relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or those of any parent or subsidiary company. Each applicable performance criteria may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. Each applicable performance criteria may be structured at the time of the award to provide for appropriate adjustment for one or more of the following items: (i) asset impairments or write-downs; (ii) litigation judgments or claim settlements; (iii) the effect of changes in tax law, accounting principles or other laws, regulations or provisions affecting reported results; (iv) the effect of exchange rates for non-U.S. dollar denominated net sales or goals based on operating profit, earnings or income; (v) accruals for reorganization and restructuring programs; (vi) any extraordinary items as determined under generally accepted accounting principles; (vii) the operations of any business acquired by us or any parent or subsidiary or of any joint venture established by us or any parent or subsidiary; (viii) the divestiture of one or more business operations or the assets thereof; or (ix) the effect of any change in the outstanding shares of our common stock effected by reason of a stock split, stock dividend, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change or any distributions to our stockholders other than regular cash dividends.

The principal features of the various types of awards authorized under the 2004 Plan may be summarized as follows:

•

Stock Options. The exercise price of stock options granted under the 2004 Plan may not be less than the fair market value of our common stock on the grant date, and no stock option may have a term in excess of ten years. The granted option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. Payment of the exercise price may be made in cash or in shares of our common stock, including a net issuance using shares otherwise purchasable under the option to pay the exercise price. The option may also be exercised through a broker-dealer sale and remittance procedure pursuant to which the optionee effects a same-day exercise of the option and sale of the purchased shares in order to cover the exercise price for the purchased shares and the applicable withholding taxes.

•

Stock Appreciation Rights. A stock appreciation right granted under the 2004 Plan will allow the holder to exercise that right as to a specific number of shares of common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which the stock appreciation right is exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of the common stock on the date the stock appreciation right is granted, and the right may not have a term in excess of ten years. The distribution may be made in cash or in shares of our common stock, as set forth in the award agreement.

•

Restricted Stock. The Plan Administrator may make awards of unvested shares of our common stock. The Plan Administrator will determine the vesting schedule of those shares at the time of the award (including any performance-vesting requirements), the amount of consideration to be paid, if any, for the restricted stock and the form in which such consideration may be paid.

•

Restricted Stock Units. A restricted stock unit award under the 2004 Plan will entitle the holder to receive one share of our common stock for each awarded unit upon the completion of a designated service period and/or the attainment of specified performance objectives as determined by the Plan Administrator. The shares of common stock underlying the restricted stock units may be issued immediately upon vesting or may be deferred to a later date, as described below.

•

Performance Shares. A performance share award will be denominated in shares of our common stock. At the time of the award, the Plan Administrator will determine the performance goals to be attained in order for the underlying shares to vest, any additional period of service required of the grantee after the performance goals are attained, the amount of consideration to be paid, if any, for the performance shares and the form in which such consideration may be paid. The performance shares which vest under the terms of the award may be settled in shares of our common stock or in cash, as set forth in the award agreement. Settlement may occur at the time of vesting or may be deferred to a later date, as described below.

•

Performance Units. A performance unit award will be denominated in terms of a fixed dollar amount. At the time of the award, the Plan Administrator will determine the performance goals to be attained in order for the performance units to vest and any additional period of service required of the grantee after those performance goals are attained. The performance units which vest under the terms of the award will be paid in cash or, at the discretion of the Plan Administrator, may be settled in shares of our common stock with a fair market value equal to such cash amount. Settlement may occur at the time of vesting or may be deferred to a later date, as described below.

•

Phantom Shares. Phantom shares are denominated in terms of our common stock, but do not provide any actual stockholder rights to the individual. At the time of the award, the Plan Administrator will determine the performance criteria to be attained and/or the service period to be completed in order for the phantom shares to vest. Any phantom shares which vest under the terms of the award may be settled in shares of our common stock or in cash, as set forth in the award agreement. Settlement may occur at the time of vesting or may be deferred to a later date, as described below.

Grants to Non-Employee Board Members

We also use the 2004 Plan to help administer our compensation program for the non-employee members of our Board. There is no automatic grant program in effect for our non-employee Board members under the 2004 Plan, and all option grants to our non-employee Board members are discretionary. However, our Board has established guidelines for the periodic award of stock option grants to the non-employee Board members as compensation for their service on our Board and Board committees. The grant guidelines for 2008 are described under “2008 Non-Employee Board Member Compensation” on page 75. Those stock option guidelines were approved by our Board in May 2007 effective for the 2008 calendar year. In January 2009, our Board approved certain changes to non-employee Board compensation effective for 2009 which changes are described under “2009 Non-Employee Board Member Compensation” on page 77. Any other stock award to a non-employee Board member which is not made pursuant to a predetermined schedule must be approved by a committee of our Board comprised of two or more non-employee Board members, none of whom may be the recipient of the stock award in question.

Under our Deferred Compensation Plan, non-employee Board members are allowed to defer receipt of all or a portion of their annual cash retainers in the form of phantom shares granted under the 2004 Plan.

Equity Awards Since January 1, 2008

Option Transactions

The following table sets forth, as to our Named Executive Officers who are identified in the Summary Compensation Table which appears on page 61 and the other individuals and groups indicated, the number of shares of our common stock subject to option grants made under the 2004 Plan from January 1, 2008 through February 28, 2009, together with the weighted average exercise price per share for such option grants. No stock appreciation rights were granted during such period.

Name & Position	Number of Shares Underlying Options Granted	Weighted Average Exercise Price Per Share
Named Executive Officers
John C. Martin	740,000	$44.7919
Chairman and Chief Executive Officer
Robin L. Washington	150,000	$51.8267
Senior Vice President and Chief Financial Officer
John F. Milligan	340,000	$46.1106
President and Chief Operating Officer
Norbert W. Bischofberger	199,200	$44.7602
Executive Vice President, Research and Development and Chief Scientific Officer
Kevin Young	232,400	$44.7602
Executive Vice President, Commercial Operations
Gregg H. Alton	160,000	$47.8000
Senior Vice President and General Counsel
Caroline Dorsa	—	—
Former Senior Vice President and Chief Financial Officer
Non-Employee Board Members
Paul Berg	30,000	$53.2300
John F. Cogan	26,250	$53.2300
Etienne F. Davignon	—	—
James M. Denny	33,750	$53.2300
Carla A. Hills	22,500	$53.2300
John W. Madigan	26,250	$53.2300
Gordon E. Moore	26,250	$53.2300
Nicholas G. Moore	32,500	$53.2300
Richard J. Whitley	30,000	$53.9800
Gayle E. Wilson	30,000	$53.2300
All current executive officers as a group (7 persons)	1,904,200	$45.8146
All current non-employee Board members as a group (10 persons)	257,500	$53.3174
All employees, including current officers who are not executive officers, as a group	10,956,425	$48.0142

Stock Awards

The following table shows, as to our Named Executive Officers who are identified in the Summary Compensation Table which appears on page 61 and the other individuals and groups indicated, the number of shares of common stock subject to restricted stock, restricted stock units, performance shares and phantom shares awarded under the 2004 Plan between January 1, 2008 and February 28, 2009. No other type of stock award was made during such period.

Name & Position	Number of Shares Subject to Restricted Stock Awards	Number of Shares Subject to Restricted Stock Units	Number of Shares Subject to Performance Share Awards
Named Executive Officers
John C. Martin Chairman and Chief Executive Officer	—	—	149,280
Robin L. Washington Senior Vice President and Chief Financial Officer	—	—	35,000
John F. Milligan President and Chief Operating Officer	—	—	65,000
Norbert W. Bischofberger Executive Vice President, Research and Development and Chief Scientific Officer	—	—	39,900
Kevin Young Executive Vice President, Commercial Operations	—	—	46,300
Gregg H. Alton Senior Vice President and General Counsel	—	—	26,680
Caroline Dorsa Former Senior Vice President and Chief Financial Officer	—	—	—
Non-Employee Board Members
Paul Berg	—	—	—
John F. Cogan	—	—	—
Etienne F. Davignon	7,250	—	—
James M. Denny	—	—	—
Carla A. Hills	—	—	—
John W. Madigan	—	—	—
Gordon E. Moore	—	—	—
Nicholas G. Moore	—	—	—
Richard J. Whitley	—	—	—
Gayle E. Wilson	—	—	—
All current executive officers as a group (7 persons)	—	—	377,890
All current non-employee Board members as a group (10 persons)	7,250	—	—
All employees, including current officers who are not executive officers, as a group	—	—	958,995

New Plan Benefits

As of February 28, 2009, no awards had been made, and no shares had been issued, under the 2004 Plan on the basis of (i) the 20,000,000-share increase to the share reserve under the 2004 Plan, (ii) the 15,000,000-share increase to the maximum number of shares for which full-value awards may be made under the 2004 Plan, (iii) the 600,000 share increase to the maximum number of shares for which any one individual may be granted restricted stock, restricted stock units, performance shares, performance units (to the extent settled in shares of common stock), stock appreciation rights or phantom shares in a single calendar year or (iv) the $3,000,000 increase to the maximum dollar amount for which cash-denominated awards may be made per participant per calendar year. Each of those increases forms part of the part of this proposal for which stockholder approval is sought, and no awards will be made on the basis of those increases unless such stockholder approval is obtained.

General Provisions

Transferability

Generally, awards under the 2004 Plan may not, prior to settlement, be transferred assigned, pledged or disposed of in any manner other than by will or the laws of inheritance following the grantee’s death. However, a grantee may assign awards to a revocable living trust established by the grantee (or by the grantee and his or her spouse) of which he or she is a trustee or co-trustee with his or her spouse. In addition, a grantee may designate a beneficiary to receive the vested portion of his or her awards in the event of their death, and the Plan Administrator also has the authority to allow the transfer of awards other than incentive stock options by gift or pursuant to a domestic relations order to members of the grantee’s immediate family or former spouse.

Termination of Employment

Upon termination of employment, the grantee will have a limited period in which to exercise outstanding stock options or stock appreciation rights as to any shares which are vested at that time. The applicable post-employment exercise period will be determined by the Plan Administrator, need not be uniform for all awards made under the 2004 Plan, and may reflect distinctions based on the reasons for termination of employment. Other outstanding awards held by a grantee at the time of his or her termination of employment (other than by reason of death, total and permanent disability or for some awards, retirement) will be forfeited to the extent they are not vested at that time. If the grantee previously paid any cash consideration for the forfeited shares, then we will pay to such individual the lower of the cash amount paid for those shares or their then fair market value.

Deferral of Settlement

The Plan Administrator may provide selected grantees with the opportunity to defer receipt of the shares of common stock or other consideration due upon the settlement of their awards following the satisfaction of the applicable vesting requirements. The Plan Administrator will have the discretionary authority, subject to the applicable requirements of Section 409A of the Code, to establish the election process, the amounts eligible for deferral, the procedures for crediting interest or other investment return on the deferred amounts, the timing and form of payment of those deferred amounts and such other terms, conditions, rules and procedures as the Plan Administrator deems advisable for the administration of the deferral program.

Change in Control

Stock options and stock appreciation rights outstanding under the 2004 Plan at the time of a change in control will be subject to one or more of the following methods of disposition: (i) the options and stock appreciation rights may be assumed by the surviving corporation or replaced with economically equivalent cash or equity awards, (ii) the options or stock appreciation rights may vest in full immediately prior to the change in control and then terminate immediately after the consummation of the change in control, to the extent not previously exercised, or (iii) the options and stock appreciation rights may be continued in full force and effect following such change in control.

Any other awards outstanding under the 2004 Plan at the time of a change in control will automatically vest in full on an accelerated basis, and the shares of common stock subject to those awards will be issued as fully vested shares, immediately prior to the change in control, except to the extent (i) those awards are assumed by the successor corporation or otherwise continued in effect or (ii) such awards are replaced with economically equivalent cash or equity awards.

Awards under the 2004 Plan will vest in full in the event the grantee’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control in which those awards are assumed, replaced with an economically-equivalent substitute award or otherwise continued in effect. In addition, the Plan Administrator will have the discretion to structure one or more awards under the 2004 Plan so that the shares subject to those awards will vest immediately prior to the effective date of a change in control, whether or not those awards are assumed, replaced with an economically-equivalent substitute award or otherwise continued in effect.

A change in control will be deemed to occur in the event (i) we are acquired by merger or asset sale, (ii) any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities or (iii) certain changes occur in the composition of our Board.

The acceleration of vesting in connection with a change in control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Gilead.

Prohibition against Repricing

Without the consent of our stockholders, no award granted under the 2004 Plan may be repriced, replaced, regranted through cancellation or modified (other than in the event of certain changes in our capital structure as described below), if the effect would be to reduce the exercise or purchase price in effect for the shares underlying that award. In addition, the replacement or substitution of one award for another award is prohibited, absent stockholder consent, if such transaction would have the effect of reducing the exercise or purchase price of the underlying shares.

Adjustments

In the event any change is made to our outstanding common stock as a result of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting our outstanding common stock as a class without our receipt of consideration, or should the value of the outstanding shares of our common stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable and proportional adjustments will be made to the maximum number and class(es) of securities issuable under the 2004 Plan, the maximum number and class(es) of securities as to which awards of restricted stock, restricted stock units, performance shares, performance units (to the extent settled in shares of our common stock) and phantom shares may be made and the maximum number and class(es) of securities for which the various types of awards under the 2004 Plan may be made to any person during any calendar year. Outstanding awards under the 2004 Plan will also be equitably and proportionally adjusted as to the number and class(es) of securities and exercise price (or other cash consideration) per share in effect for each such award; provided, however, that the aggregate exercise price (or other cash consideration) will remain the same. The adjustments will be made in such a manner as the Plan Administrator deems appropriate and such adjustments will be final, binding and conclusive.

Withholding

The Plan Administrator may provide holders of awards under the 2004 Plan with the right to use shares of our common stock in satisfaction of all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the exercise, vesting or settlement of those awards. Either of the following alternatives may be utilized to satisfy the applicable withholding taxes:

•

Stock withholding: The election to have us withhold, from the shares otherwise issuable upon the exercise, vesting or settlement of that award, a portion of those shares with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder. The shares so withheld will reduce the number of shares of common stock authorized for issuance under the 2004 Plan.

•

Stock delivery: The election to deliver to us, at the time of the exercise, vesting or settlement of such award, shares of our common stock at the time held by such individual with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by such individual. The shares of common stock so delivered will not be added to the number of shares of common stock authorized for issuance under the 2004 Plan.

In addition, the Plan Administrator may structure an award under the 2004 Plan so that a portion of the shares of common stock otherwise issuable under those awards will automatically be withheld by us in satisfaction of the withholding taxes which become applicable in connection with the exercise, vesting or settlement of that award.

Amendments and Termination

The Board may amend, suspend or terminate the 2004 Plan at any time; provided, however, no amendments to the 2004 Plan will be made without the approval of our stockholders, if such approval is required by applicable law or regulation or the listing standards of the exchange on which our common stock is at the time primarily traded, or if such amendment would change any provisions of Section 4(b)(vi) or Section 13(a) of the 2004 Plan. Unless earlier terminated by our Board, the 2004 Plan will terminate on May 25, 2014.

Federal Income Tax Consequences

The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the 2004 Plan.

Option Grants

Options granted under the 2004 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options

No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for ordinary income tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before those two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be a capital gain or loss.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options

No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee in general will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction in general will be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Restricted Stock Awards

The recipient of unvested shares of common stock issued under the 2004 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction in general will be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units

No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Performance Shares/Performance Units/Phantom Shares

No taxable income is recognized upon receipt of such award. The holder will recognize ordinary income in the year in which the shares subject to the award are actually issued or in the year in which the award is settled in cash. The amount of that income will be equal to the fair market value of the shares on the date of issuance or the amount of the cash paid in settlement of the award, and the holder will be required to satisfy the tax withholding requirements applicable to the income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued or the cash amount is paid. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with the exercise of non-statutory stock options or stock appreciation rights or the disqualifying disposition of incentive stock option shares will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2004 Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with any other awards made under 2004 Plan will be subject to the $1,000,000 limitation, unless the vesting of those awards is tied to performance goals based on one or more of the performance criteria described above.

Accounting Treatment

The accounting principles applicable to awards made under the 2004 Plan may be summarized in general terms as follows:

Stock-Settled Awards

Pursuant to the Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, we are required to record as compensation expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and all other stock-based awards under the 2004 Plan. Accordingly, stock options and stock appreciation rights that are granted to our employees and non-employee Board members and payable in shares of our common stock are valued at fair value as of the grant date under an appropriate valuation formula, and that value is then charged as a direct compensation expense against our reported earnings over the service period applicable to the award (generally, the designated vesting period). For shares issuable upon the vesting of restricted stock units or performance shares awarded under the 2004 Plan, we are required to amortize a compensation cost over the service period for the award equal to the fair market value of the underlying shares on the date of the award. If the shares subject to any other awards made under the 2004 Plan are unvested at the time the award is made, then the fair market value of those shares at that time (less any cash consideration paid for those awards) are charged to our reported earnings ratably over the service period applicable to such award.

Cash-Settled Awards

Awards that are to be settled at a fixed cash amount established at the time the award is made will result in a fixed compensation expense equal to that cash amount and amortized ratably over the vesting period. If the cash amount payable under the award is not fixed at the time the award is made, then the award will be subject to mark-to-fair-value accounting treatment until the award is actually settled. Accordingly, at the end of the accounting period prior to settlement, the fair value of the award will be measured, and additional compensation expense will result to the extent that value exceeds the fair value taken into account for prior periods in which the award is outstanding.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2008:

Equity Compensation Plan Information

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Common Shares Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(2)
Equity compensation plans approved by security holders(3):
2004 Equity Incentive Plan	50,901,851	$32.0344	40,895,202
1991 Stock Option Plan(4)	23,983,387	$10.7104	—
1995 Non-Employee Director’s Stock Option Plan(4)	1,033,700	$6.8620	—
Employee Stock Purchase Plan(5)	—	—	8,610,343
All plans approved by security holders	75,918,938	$24.9091	49,505,545
Equity compensation plans not approved by security holders	—	—	—

Total:	75,918,938	$24.9091	49,505,545

(1)	Does not take into account 519,303 phantom shares, restricted stock awards, restricted stock units and performance share units granted to directors and officers under our 2004 Equity Incentive Plan.
(2)	Includes approximately 8.6 million shares reserved for issuance under our Employee Stock Purchase Plan.
(3)

Does not include 1,378,937 shares of common stock issuable upon exercise of assumed options under the Triangle Pharmaceuticals 1996 Incentive Stock Plan, Corus Pharma, Inc. 2001 Stock Plan and Myogen, Inc. 2003 Equity Incentive Plan. Such shares have a weighted-average exercise price of $13.4484.

(4)	We no longer grant equity awards under this plan although stock options remain outstanding under such plan.
(5)

Under our Employee Stock Purchase Plan, participants are permitted to purchase our common stock at a discount on certain dates through payroll deductions within a pre-determined purchase period. Accordingly, these numbers are not determinable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 28, 2009 by: (1) each beneficial owner of more than five percent of our common stock; (2) each director and nominee for director; (3) each executive officer named in the Summary Compensation Table on page 61; and (4) all of our current executive officers and directors as a group.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total
Axa Financial, Inc.	51,413,202	(2)	5.65%
FMR LLC	49,187,277	(3)	5.40%
Gregg Alton	777,175	(4)	*
Paul Berg	567,145	(5)	*
Norbert W. Bischofberger	1,807,667	(6)	*
John F. Cogan	208,674	(7)	*
Etienne F. Davignon	643,250	(8)	*
James M. Denny	630,312	(9)	*
Carla A. Hills	129,183	(10)	*
John W. Madigan	206,661	(11)	*
John C. Martin	9,732,113	(12)	1.1%
John F. Milligan	2,540,661	(13)	*
Gordon E. Moore	1,997,983	(14)	*
Nicholas G. Moore	223,970	(15)	*
Robin L. Washington	3,692		*
Richard J. Whitley	1,017	(16)	*
Gayle E. Wilson	267,479	(17)	*
Kevin Young	585,816	(18)	*
All current executive officers and directors as a group (17 persons)	20,403,916	(19)	2.2%

*	Less than one percent of the outstanding shares of our common stock.
(1)

This table is based upon information supplied by our directors, officers, and principal stockholders and Schedules 13D and 13G and amendments thereto filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 928,370,809 shares of common stock outstanding on February 28, 2009, adjusted as required by the rules promulgated by the SEC. Unless otherwise indicated, the address for each of the individuals and entities listed in this table is c/o Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404.

(2)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2009 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA and AXA Financial, Inc. (“AXF”), reporting sole power to vote or direct the vote of 38,568,471 shares and sole power to dispose or to direct the disposition of 51,413,202 shares. AXA Investment Managers Paris (France), a related entity of AXA, has sole power to vote or direct the vote of 22,638 shares and sole power to dispose or direct the disposition of 22,638 shares. AXA Kenzern AG (Germany), a related entity of AXA, has sole power to vote or direct the vote of 13,300 shares and sole power to dispose or direct the disposition of 13,300 shares. AXA Rosenberg Investment Management LLC, a related entity of AXA, has sole power to vote or direct the vote of 3,040,315 shares and sole power to dispose or direct the disposition of 4,841,393 shares. AXA Framlington, a related entity of AXA, has sole power to vote or direct the vote of 673,130 shares and sole power to dispose or direct the disposition of 673,130 shares. AllianceBernstein L.P. (“Alliance”), a subsidiary of AXF, has sole power to vote or direct the vote of 34,314,900 shares and sole power to dispose or direct the disposition of 45,336,073 shares. AXA Equitable Life Insurance Company, a subsidiary of AXF, has sole power to vote or direct the vote of 504,188 shares and sole power to dispose or direct the disposition of 526,668 shares. A majority of Alliance’s shares are held by unaffiliated third-party client accounts managed by Alliance, an investment adviser. The address of AXA is 25, avenue Matignon, 75008 Paris, France.

(3)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 17, 2009 by FMR LLC (“FMR”) reporting sole power to vote or direct the vote over 5,885,636 shares and the sole power to dispose or to direct the disposition of 49,187,277 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR (“FMRC”), is the beneficial owner of 43,479,312 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d (“ECJ”) and FMR, through its control of FRMC and the funds, each has sole power to dispose of the 43,479,312 shares owned by the funds. Neither FMR nor ECJ has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. FMR’s beneficial ownership includes 8,633 shares beneficially owned through Strategic Advisers, Inc., a wholly-owned subsidiary of FMR. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 829,374 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds and investment companies owning such shares. ECJ and FMR, through their control of PGALLC, each has sole voting and dispositive power over such shares. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 2,087,153 shares as a result of its serving as investment manager of institutional accounts owning such shares. ECJ and FMR, through their control of PGATC, each has sole dispositive power over 2,087,153 shares and sole power to vote or to direct the voting of 1,910,023 shares owned by the institutional accounts managed by PGATC. FIL Limited (“FIL”), which provides investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, is the beneficial owner of 2,782,805 shares. Partnerships controlled predominantly by members of the family of ECJ or trusts for their benefit own shares of FIL voting stock with the right to cast approximately 47% of the total votes that may be cast by all holders of FIL voting stock. FMR and FIL view that the shares held by each other need not be aggregated for purposes of Section 13(d). The address of FMR is 82 Devonshire Street, Boston, MA 02109.

(4)	Includes 722,479 shares subject to stock options exercisable within 60 days of February 28, 2009.
(5)	Includes 1,045 phantom shares and 532,600 shares subject to stock options exercisable within 60 days of February 28, 2009.
(6)

Includes 677,000 shares subject to stock options exercisable within 60 days of February 28, 2009, 44,394 shares held in trust for which Dr. Bischofberger and Inger Bischofberger, his wife, are trustees and over which Dr. Bischofberger has shared voting and investment power and 3,200 shares held in accounts for Dr. Bischofberger’s minor children, for which he is the custodian having sole voting and investment power.

(7)	Includes 5,987 phantom shares and 202,687 shares subject to stock options exercisable within 60 days of February 28, 2009.
(8)	Includes 80,000 shares subject to stock options exercisable within 60 days of February 28, 2009.
(9)	Includes 377,012 shares subject to stock options exercisable within 60 days of February 28, 2009.
(10)	Includes 1,066 phantom shares and 127,875 shares subject to stock options exercisable within 60 days of February 28, 2009.
(11)	Includes 196,687 shares subject to stock options exercisable within 60 days of February 28, 2009 and 5,968 shares held indirectly.
(12)	Includes 8,154,860 shares subject to stock options exercisable within 60 days of February 28, 2009.
(13)	Includes 2,298,380 shares subject to stock options exercisable within 60 days of February 28, 2009.
(14)

Includes 760,687 shares subject to stock options exercisable within 60 days of February 28, 2009 and 538,656 shares held in trust for which Dr. Gordon Moore and Betty I. Moore, his wife, are trustees and over which Dr. Gordon Moore has shared voting and investment power.

(15)	Includes 4,595 phantom shares and 219,375 shares subject to stock options exercisable within 60 days of February 28, 2009.
(16)	Includes 1,017 phantom shares.
(17)

Includes 6,579 phantom shares, 160,900 shares subject to stock options exercisable within 60 days of February 28, 2009 and 100,000 shares held in trust for which Mrs. Wilson and Peter Wilson, her husband, are trustees over and over which Mrs. Wilson has shared voting and investment power.

(18)	Includes 573,000 shares subject to stock options exercisable within 60 days of February 28, 2009.
(19)

Includes 20,289 phantom shares and an aggregate of 15,160,542 shares subject to stock options exercisable by directors and current executive officers within 60 days of February 28, 2009. See notes (4) through (18) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to provide to us copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2008, our executive officers, directors and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to these executive officers, directors and greater than ten percent stockholders, except that Dr. Whitley reported one transaction on a late Form 4.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of Dr. Gordon Moore (Chairman), Mr. John Madigan and Mr. Nicholas Moore. None of the members of our Compensation Committee during 2008 is currently or has been, at any time since our formation, one of our officers or employees. During 2008, no executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the members of our Compensation Committee during 2008 currently has or has had any relationship or transaction with a related person requiring disclosure pursuant to Item 404 of Regulation S-K.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis begins with an executive summary of our executive officer compensation program and then addresses the following topics:

•	the governance procedures in effect for our executive officer compensation program;

•	our compensation philosophy and practices regarding executive officer compensation;

•	the components of our executive compensation program; and

•	our compensation decisions for the 2008 fiscal year and for the first quarter of the 2009 fiscal year.

For the 2008 fiscal year, our Named Executive Officers were as follows:

Named Executive Officer	Title
John C. Martin	Chairman and Chief Executive Officer
John F. Milligan	President and Chief Operating Officer
Norbert W. Bischofberger	Executive Vice President, Research and Development and Chief Scientific Officer
Kevin Young	Executive Vice President, Commercial Operations
Gregg H. Alton	Senior Vice President and General Counsel
Robin L. Washington	Senior Vice President and Chief Financial Officer
Caroline Dorsa	Former Senior Vice President and Chief Financial Officer

Except for the bonus component of Ms. Washington’s compensation, the compensation paid to Ms. Dorsa and Ms. Washington for the 2008 fiscal year is discussed in a separate section of the Compensation Discussion and Analysis due to their individual compensation arrangements for their period of service as Chief Financial Officer (see section entitled “Chief Financial Officer Compensation Arrangements beginning on page 58). Dr. Milligan also served as our Chief Financial Officer for a portion of the 2008 fiscal year, during the period from January 18 until May 5, when Ms. Washington commenced employment in that position.

Executive Summary

Our overarching compensation goal is to reward executive officers in a manner that supports a strong pay-for-performance philosophy while maintaining an overall level of compensation that we believe is fair, reasonable and responsible. We believe this is accomplished through the following principles and processes that we follow in establishing executive compensation:

1. We benchmark executive officer compensation annually against a set peer group of companies selected on the basis of relevant industry, size and complexity to ensure that our compensation opportunities are within the range of comparative norms.

2. We target compensation opportunities at the 50th percentile of the peer group for base salary and total compensation (defined as base salary plus annual target bonus plus the value of regular annual equity awards). However, our program is flexible enough to allow our Compensation Committee to provide compensation above or below the 50th percentile in cases of exceptional company performance or as individual circumstances warrant, including special equity awards outside the regular annual structure.

3. The dramatic downturn in the United States economy that occurred during the 2008 fiscal year did not have any substantial impact on the compensation paid to our executive officers for that year. The price of our common stock grew approximately 12% during the 2008 fiscal year. Our financial performance in terms of the goals taken into account for purposes of our short-term cash incentive plan for the year was basically at or above the targeted levels. Our performance goals for the 2008 fiscal year included meeting or exceeding a target of $4.7 billion to $4.8 billion of net product revenue and $1.32 billion to $1.36 billion of total expenses. Our net product revenue for the year was $5.085 billion, a 36% increase over fiscal 2007 and 7% over the mid-point of our performance goal for net product revenue. Our total non-GAAP expenses for 2008 were $1.376 billion, which was above the targeted range and represents a 2.7% difference compared to the mid-point of our performance goal for total non-GAAP expenses. Our performance in these two areas resulted in an increase to non-GAAP net income of 22% over our 2007 fiscal year performance. Our 2008 performance relative to our compensation peer group approximated or exceeded the 75th percentile (and in many cases the 90th percentile) with respect to the following quantifiable measures: earnings per share growth, return on assets, return on equity, revenue per employee, market capitalization per employee and total shareholder return. On the basis of these performance factors and the other corporate and individual performance assessments made by our Compensation Committee, the actual bonus amounts awarded to our executive officers for the 2008 fiscal year ranged from 126% to 133% of their target bonuses. The performance share awards in which our executive officers vested on the basis of our 2008 fiscal year performance were tied to our total shareholder return and revenue growth over the two-year period ended December 31, 2008 relative to our peer group. For that two-year period, our total shareholder return was at the 91st percentile relative to the peer group and our revenue growth was at the 85th percentile. Accordingly, our executive officers earned 200% of the performance shares allocated to that performance period. This was comparable to our performance for the 2007 fiscal year, which resulted in our executive officers vesting in the performance shares allocated to that period at the maximum 200% level.

4. We structure a substantial portion of total compensation in the form of variable, performance-based cash and stock-based compensation. This structure ensures that there is an appropriate balance between our long-term and short-term performance and a positive relationship between our operational performance and shareholder return. For the 2008 fiscal year, such variable compensation comprised 86% of the total compensation target for the Named Executive Officers. A similar percentage was in effect for the 2007 fiscal year.

5. We do not believe that the performance-based nature of our executive compensation program encourages excessive risk-taking by our executive officers that would threaten the economic viability of our company. First, it is important to note that each component of variable performance-based compensation is subject to a cap. For example, the maximum bonus that an executive officer could earn under our short-term cash incentive program for the 2008 fiscal year ranged from 67.5% to 165% of his or her base salary at maximum level of attainment. The performance shares we award each year that are tied to our total shareholder return and revenue growth relative to our peer group are also capped so that the maximum number of shares that can be earned by any executive officer is limited to two times the number of his or her awarded performance shares. Secondly, there is no specific link between designated company performance goals and actual bonus amounts awarded under our short-term incentive compensation plan. Our Compensation Committee considers our financial performance as measured in terms of revenue and cost containment as one of the factors in assessing the overall performance of the company, but the actual bonus amounts awarded to our executive officers are based on our Compensation Committee’s assessment of our overall performance and the executive officer’s contribution to that performance and his or her individual accomplishments. It should also be noted that 50% of our performance share awards are tied to total shareholder return and accordingly align the interests of our executive officers with those of our shareholders by requiring the creation of shareholder value. Finally, we have instituted share ownership guidelines which encourage our executive officers to maintain a substantial ownership interest in us which further aligns their interests with those of our shareholders and mitigates the risk of excessive risk taking.

6. We do not offer guaranteed retirement or pension benefits. Instead, we provide our executive officers with the opportunity to accumulate retirement income through their equity awards and defer their current income into our nonqualified deferred compensation program as well as participate in our company-wide 401(k) plan.

7. We maintain a severance plan that provides, consistent with peer company norms, standard severance benefits (by employee level) in the event of an involuntary termination of employment without cause. The level of benefits is enhanced if the termination occurs in connection with a change in control. In

2007, the cash severance component was tied to a multiple (which varies by executive level) of base salary plus target bonus opportunity. For 2008 and subsequent fiscal years, this component will be a multiple of base salary plus the average actual bonus earned over the three-year period prior to termination.

8. In January 2009, we adopted share ownership guidelines for executive officers. Executive officers are expected to own stock equal in value to a specified multiple of base salary within five years. The ownership multiples are five times base salary for the Chief Executive Officer, three times base salary for the President and two times base salary for the other executive officers of our company.

9. John C. Martin, our Chairman and Chief Executive Officer develops compensation recommendations for executive officers (other than himself), with input from our Human Resources Department and management’s compensation consultant. These recommendations are presented to our Compensation Committee and reviewed by an independent consultant who works solely with our Compensation Committee. Our Compensation Committee’s independent consultant also advises our Compensation Committee with respect to the compensation arrangement for Dr. Martin.

For fiscal year 2008, the actual total compensation for our executive officers, was, on average, at approximately the 65th percentile of our peer group. Our 2008 fiscal year company performance relative to this same peer group approximated or exceeded the 75th percentile (and in many cases, the 90th percentile) with respect to the following quantifiable measures: earnings per share growth, return on assets, return on equity, revenue per employee, market capitalization per employee and one-year, two-year and three-year total shareholder return. Given our outstanding company performance, our record of superior performance relative to industry peers and the high caliber of our executive officers as demonstrated over several years, we believe the level of compensation in effect for the 2008 fiscal year for the Named Executive Officers was reasonable and appropriate.

Governance Procedures for Executive Officer Compensation Program

Role of our Compensation Committee

Our Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs. These duties include:

•	setting the compensation philosophy for executive officers, including the compensation objectives, target pay levels and the peer group for executive compensation and performance benchmarking;

•	evaluating the performance of Dr. Martin and reviewing and approving his compensation, subject to ratification by the full Board, each year;

•	determining the compensation arrangements for our other executive officers; and

•

overseeing the administration of our compensation plans, including our 2004 Equity Incentive Plan, Employee Stock Purchase Plan, corporate bonus plan, deferred compensation plan and Code Section 162(m) Executive Bonus Plan.

Our Compensation Committee operates pursuant to a charter that outlines its specific authority, duties and responsibilities. The charter is periodically reviewed and revised by our Compensation Committee and our Board and is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.”

Role of Executive Officers in Compensation Decision-Making and Use of Outside Advisors

Dr. Martin, with input from Dr. Milligan with respect to Dr. Milligan’s direct reports, makes compensation recommendations to our Compensation Committee for the Named Executive Officers (except himself). In formulating his recommendations, Dr. Martin obtains internal and external compensation data from our Human Resources Department. Our Human Resources Department has engaged the services of Compensia Inc., an outside compensation consultant, to provide comparable market data. Accordingly, Compensia prepares tally sheets, financial performance reports, market compensation reviews and other analyses to provide our Human Resources Department with the requisite market data to aid Dr. Martin in the formulation of his compensation recommendations. Compensia serves solely as a consultant to management in the compensation decision-making process.

Our Compensation Committee has the authority to engage the services of its own outside advisors to assist it in determining the compensation of our executive officers. Our Compensation Committee has retained Frederic W. Cook & Co. (“FWC”) as its independent compensation consultant. FWC’s role in the compensation process for the 2008 fiscal year included advice and recommendations on the following matters:

•	the executive compensation philosophy, program structure and selection of peer companies;

•	the compensation package for Dr. Martin;

•	the compensation analyses and recommendations developed by management for the other executive officers; and

•	the compensation arrangements for our non-employee Board members.

FWC provides consulting services solely to our Compensation Committee and does not receive professional fees from us for any other services.

Our Compensation Committee places considerable importance on Dr. Martin’s recommendations because of his direct knowledge of each Named Executive Officer’s performance and contribution to our performance. After review of peer group compensation information and consultation with FWC, our Compensation Committee determines executive officer compensation based on Dr. Martin’s recommendations with such adjustments as it deems advisable. Our Compensation Committee reviews and approves Dr. Martin’s compensation, subject to ratification by the full Board, based on its evaluation of Dr. Martin’s performance, our company’s performance and advice provided by FWC.

Executive Compensation Philosophy and Framework

Compensation Objectives

Our executive compensation program is designed around six overarching principles:

1. Pay-for-Performance. Structure compensation programs with substantial components of performance-based compensation to ensure that the actual compensation realized by the executive officers is directly and demonstrably linked to individual and company performance, with the result that actual executive officer compensation will be below target in years when our company performs poorly and above target in years when our company performs well.

2. Market Competitiveness. Offer market competitive compensation opportunities that attract and retain executive officers capable of meeting our business objectives.

3. Balance Short- and Long-Term Perspective. Ensure that our executive officers are focused on strategic financial and non-financial objectives and the achievement of both short-term and long-term performance goals essential to our company’s success.

4. Shareholder Alignment. Align the interests of executive officers and stockholders in achieving long-term stock price performance through the use of equity incentives and executive ownership requirements of company stock.

5. Cost-Effectiveness. Balance the need for competitive compensation against our objective of providing reasonable and responsible pay arrangements.

6. Egalitarian Approach. Maintain an egalitarian culture with respect to compensation programs, such that all employees are eligible to participate in the same programs as the executive officers, subject to certain limited exceptions explained below.

Target Compensation and Mix of Compensation Elements

The table below summarizes the principal objectives of our compensation program:

Compensation Element	Primary Compensation Objectives Achieved

Base Salary	Pay-for-Performance Market Competitiveness

Annual Bonus	Pay-for-Performance Balance Short and Long-Term Perspective

Equity Awards	Pay-for-Performance Shareholder Alignment Market Competitiveness Long-Term Perspective

Benefits/Perquisites	Market Competitiveness Cost-Effectiveness Egalitarian Approach

Severance/Change-of-Control Plan	Market Competitiveness Balance Short and Long-Term Perspective

We do not structure our compensation for executive officers so that each component of their compensation represents a specific percentage of their total compensation. However, performance-based compensation, particularly equity compensation, has historically represented the largest component of our executive compensation arrangements. Over the last three years the average pay mix for Named Executive Officers has been 10% base salary, 10% annual bonus and 80% annual equity grant value. Employees in more senior roles receive a larger proportion of their compensation in the form of equity awards which is tied to longer-term performance because they are in a position to have greater influence on longer-term results.

Each year we examine our peer group’s compensation practices and set target awards at approximately the 50th percentile of the peer group for both base salary and total compensation. This approach allows us to maintain flexibility to adjust short-term cash bonus and long-term equity opportunities without targeting a specific market percentile for these two pay elements. Our Compensation Committee has historically approved actual compensation levels for executive officers above and below the 50th percentile target based on individual performance, as well as company performance relative to internal goals and peers to ensure an appropriate pay-for-performance alignment. Our emphasis on performance-based compensation helps calibrate actual delivered compensation to our actual performance because the executives realize less value from those components of their compensation when we do not perform well.

Compensation Benchmarking

The peer group we examined in 2008 to assess the competitiveness of our executive compensation consisted of 21 biopharmaceutical and pharmaceutical companies that were similar to us with respect to several metrics, principally: business strategy, labor market competition, market capitalization, revenue and number of employees.

The companies in the peer group have the following profile (based on most current information available as of February 27, 2009):

	Industry Sector	Revenue		Market Capitalization		Employee Size
		Range	Median	Range	Median	Range	Median

Peer Group	Biopharmaceutical/ Pharmaceutical	$175 million to $63.7 billion	$4.4 billion	$1.2 billion to $165.5 billion	$26.7 billion	1,000 to 118,700	8,000

Gilead Sciences, Inc.	Biopharmaceutical	$5.3 billion		$46.5 billion		3,441

The companies comprising our compensation peer group are: Abbott Laboratories, Inc., Allergan Inc., Amgen Inc., Amylin Pharmaceuticals Inc., Biogen-Idec Inc., Bristol-Myers Squibb Company, Celgene Corporation, Cephalon Inc., Eli Lilly and Company, Endo Pharmaceuticals, Forest Laboratories, Genentech Inc., Genzyme Corporation, King Pharmaceuticals, PDL Biopharma Inc., Pfizer Inc., Schering-Plough Corp., Sepracor Inc., Vertex Pharmaceuticals Inc. and Wyeth.

We review our compensation peer group annually and make adjustments as necessary to ensure the comparison companies properly reflect the market in which we compete for talented executives. We made several changes for 2008, primarily in recognition of our growth, product lines and markets. ICOS Corporation and Millennium Pharmaceuticals were removed, as they were both acquired during 2007. Human Genome Sciences was also removed because it was deemed too small in relation to the principal metrics we consider for selecting peers. We added Endo Pharmaceuticals, Forest Laboratories, King Pharmaceuticals, Schering-Plough Corp., Abbott Laboratories, Inc., Bristol-Myers Squibb Company, Eli Lilly and Company, Pfizer Inc. and Wyeth. These companies met the criteria stated above for inclusion in our peer group. In prior years, our Compensation Committee reviewed the executive officer compensation programs in effect at Abbott Laboratories, Inc., Bristol-Myers Squibb Company, Eli Lilly and Company, Pfizer Inc. and Wyeth in order to acquaint itself with the compensation practices and trends of industry leaders, but those programs were not used for purposes of establishing or benchmarking the compensation for our executive officers during the year. However, based on our continued growth, our Compensation Committee believed it was appropriate to include these five companies in our compensation peer group for 2008. As we continue to grow, we will continue to evaluate our compensation peer group on an annual basis and make changes as appropriate.

To further evaluate the competitiveness of our compensation programs, we review the executive pay practices of similarly situated companies as reported in industry surveys and reports from compensation consulting firms.

Tally Sheets

Our Compensation Committee reviews tally sheets and utilizes them, along with peer group analyses and financial performance reports, in making its compensation decisions. These tally sheets affix dollar amounts to each component of compensation for our Named Executive Officers, including current pay (salary and bonus), deferred compensation, outstanding equity awards, benefits, perquisites and potential change in control severance payments. Our Compensation Committee utilizes these tally sheets to evaluate the total compensation provided to each Named Executive Officer and the impact adjustments to the various elements of each Named Executive Officer’s compensation will have on total compensation. Our Compensation Committee’s review and analysis of tally sheets did not result in any modification of 2008 compensation levels or elements.

Evaluation of Executive Officer Compensation

Base Salary

Base salary is the primary fixed compensation element in the executive pay program and relates to our compensation objective of providing competitive compensation that will attract and retain executives. Base salary is intended to provide a minimum element of certainty and security to the executive officers on an ongoing basis and to support our goal of providing responsible fixed compensation that is sustainable within our cost structure.

Our Compensation Committee believes that increases to base salary should reflect the responsibilities of the position, the individual’s performance for the preceding year and his or her pay level relative to similar positions within the company and at peer companies. We have an annual “merit budget,” which is our overall budget for base salary increases throughout our company. This budget includes recommended guidelines for increases based on each person’s individual performance against annual goals and objectives and his or her compensation compared to similar positions within and outside of our company. These guidelines are used throughout our company for employees at all grade levels. Executive officer base salary increases are effective on February 1 of each year, which is the same effective date for the rest of our employees.

In January 2008, Dr. Martin presented his recommendations for proposed base salary increases for the executive officers (other than himself), including the Named Executive Officers, to our Compensation Committee for approval. Dr. Martin proposed base salary increases for Norbert W. Bischofberger, our Executive Vice President, Research and Development and Chief Scientific Officer, and Kevin Young, our Executive Vice President, Commercial Operations, of 2.3%, and 5.7% respectively. The increases for Dr. Bischofberger and Mr. Young were in line with the budget for 2008 salary increases for our company as a whole and with the approved rate of increase for other employees who similarly exceeded their stated individual performance objectives and who already had a base salary that was competitive with market.

Dr. Milligan also exceeded his stated individual performance objectives, but Dr. Martin proposed a larger salary increase for Dr. Milligan of 6.6%, due to his pay position relative to other members of the executive team and his importance to the organization. Dr. Milligan’s most notable personal achievements in 2007 related to leadership of key corporate commercial and manufacturing goals, including preparation for successful launches for Atripla® for the treatment of HIV in the European Union and Canada and Letairis® for pulmonary arterial hypertension in the United States, as well as ensuring manufacturing levels were appropriate to meet supply and demand requirements and achievement of our order attainment metrics. In May 2008, in connection with his appointment as President and Chief Operating Officer, Dr. Milligan received an additional 8.5% promotional increase to his base salary. Dr. Martin also recommended that Gregg H. Alton, our Senior Vice President and General Counsel, receive a larger than average increase of 19% as a result of his exceeding his stated individual performance objectives and due to his below market base salary relative to similarly-situated employees within our peer group. Mr. Alton’s personal achievements included ensuring high caliber legal staff were hired and successfully integrated into the organization as well as leading key corporate goals in the public affairs and government affairs areas such as working with government authorities, industry organizations, policy institutes and opinion leaders to foster positive healthcare policy outcomes and improving the efficiency of developing world supply chains.

Based on Dr. Martin’s performance evaluation for these four individuals and our strong company performance overall, our Compensation Committee approved Dr. Martin’s recommendations for these Named Executive Officers.

Our Compensation Committee reviews and approves Dr. Martin’s base salary, subject to ratification by our full Board. Our Compensation Committee approved an increase to Dr. Martin’s 2008 base salary to $1,155,000, which approximates the 50th percentile of other chief executive officers within our peer group. Our full Board ratified this increase. This resulted in a 10% increase to his base salary and, while higher than our salary increase budget for 2008, reflects the positive view held by both our Compensation Committee and our full Board of Dr. Martin’s overall performance and our company’s performance relative to our peer group, and in particular, the achievement of key business initiatives and financial objectives such as exceeding $4.2 billion in total revenues in 2007, a 40% increase over 2006 and increasing our non-GAAP net income by over 34% during the same period by carefully managing the growth of our expenses.

Annual Bonus Program

Our annual bonus program is a performance-based arrangement designed to provide market competitive cash incentive opportunities. First and most importantly, the program is structured to further our overall objective of tying bonus compensation to the achievement of key short-term company and individual performance goals that contribute to our operational and financial success and create shareholder value. Second, the program is designed so that bonuses paid to Named Executive Officers qualify as performance-based compensation which is not subject to the $1,000,000 limitation on income tax deductibility imposed under Section 162(m) of the Internal Revenue Code. Accordingly, no bonuses would have been payable to our executive officers for the 2008 fiscal year unless our non-GAAP operating income for that year was at least $2,024,250,000. This target was established to assure that a substantial performance hurdle was met before any bonuses became payable to our executive officers. For the 2008 fiscal year, we met the $2,024,250,000 non-GAAP operating income target.

The 2008 target bonus opportunities for the Named Executive Officers ranged from 45% to 110% of their base salary. These bonus opportunities were set at approximately the 50th percentile of our peer group for comparable positions. The actual amount a Named Executive Officer could earn was between 0% and 150% of the target amount, subject to actual performance as measured against the performance goals set by our Compensation Committee. The table below summarizes the 2008 bonus opportunities for the Named Executive Officers:

	2008 Bonus Opportunity as a Percent of Base Salary
Named Executive Officer	Minimum	Target	Maximum
John C. Martin Chairman and Chief Executive Officer	0%	110%	165.0%
John F. Milligan President and Chief Operating Officer	0%	75%	112.5%
Norbert W. Bischofberger Executive Vice President, Research and Development and Chief Scientific Officer	0%	60%	90.0%
Kevin Young Executive Vice President, Commercial Operations	0%	60%	90.0%
Gregg H. Alton Senior Vice President and General Counsel	0%	45%	67.5%
Robin L. Washington Senior Vice President and Chief Financial Officer	0%	45%	67.5%

For our President and Chief Operating Officer and our Senior Vice Presidents and Executive Vice Presidents, 75% of the annual bonus opportunity is contingent on company financial and non-financial performance metrics, and 25% is based on attainment of individual performance goals. Individual performance is measured in terms of our Compensation Committee’s assessment of each executive officer’s individual achievements for the year. For Dr. Martin, 100% of the 2008 fiscal year bonus was tied solely to the achievement of company financial and non-financial performance metrics. Specifically, company performance is measured in terms of our Compensation Committee’s assessment of our performance in the following categories: financial achievement, product development (research and development), corporate development, government affairs, administration and operations. The weighting of each category may vary depending on the importance of a goal for a particular year. Within each category, our Compensation Committee considers our performance against the goals established for that category, the degree of difficulty in achieving those objectives and any events and circumstances that affected our performance. Based on these assessments, our Compensation Committee has discretion to assign a company performance factor for each category of between 0 and 1.5. However, it is important to note two particular features of our annual bonus program:

•	Although our Compensation Committee measures our performance in terms of specific goals for each category, the performance factors assigned by our Compensation Committee are not directly tied to achievement of any particular goal in the sense that the achievement of a goal does not require our Compensation Committee to assign any particular performance factor to the achieved goal or to award any particular bonus amount with respect to that goal. The final performance factor assigned by our Compensation Committee for the company performance portion of the annual bonus program is based on our Compensation Committee’s assessment of our company’s overall performance for the year, as measured in terms of those specific objectives.

•

If our Compensation Committee determines that the company performance factor for the year was less than 0.5, then no bonuses would be payable, whether or not one or more specific financial or operational objectives had been achieved.

The company performance portion of the bonus applies to all of our employees, except that the weighting of company and individual performance varies by employee level, and bonuses payable to non-executive employees are not conditioned upon our achievement of the operating income goal described above.

Our Compensation Committee has the discretion to award up to an additional 10% weighting to reward for unplanned achievements. The table below summarizes our performance goal categories, 2008 weightings and our Compensation Committee’s assessment of company performance in each category. For 2008, the company performance factor was 1.30.

Company Performance Category		2008 Weighting (A)	2008 Result (B)	Total (A x B)
Financial	Financial Performance and Commercial Growth	30%	1.35	0.405
Product Development	Research and Development	30%	1.10	0.330

Corporate Development and Government Affairs	Corporate Development	10%	1.15	0.115
	Government Affairs	5%	1.40	0.070
Administration	Finance, Legal, Human Resources and Facilities	15%	1.30	0.195
Operations	Manufacturing	10%	1.45	0.145

Target Bonus Amount		100%		1.260

Unplanned Achievements		10%		0.040

Company Performance Factor				1.300

Highlights of the 2008 achievements considered by our Compensation Committee include:

•

Financial and commercial growth: In determining whether we met our financial objectives, our Compensation Committee considered our performance against a range of expected results for net product revenue and total expenses. These measures were selected because we believe that their achievement on an annual basis will support our longer-term shareholder value growth. For 2008, our financial performance goals included meeting or exceeding a target of $4.7 billion to $4.8 billion of net product revenue and $1.32 billion to $1.36 billion of total expenses. In 2008, our net product revenue was $5.085 billion, a 36% increase over 2007 and 7% over the mid-point of our performance goal for net product revenue. Our total non-GAAP expenses for 2008 were $1.376 billion, which was above the targeted range and represents a 2.7% difference compared to the mid-point of our performance goal for total non-GAAP expenses. Our performance in these two areas resulted in an increase to non-GAAP net income of 22% over our 2007 fiscal year performance. Our Compensation Committee also noted that our 2008 performance relative to our compensation peer group approximated or exceeded the 75th percentile (and in many cases the 90th percentile) with respect to the following quantifiable measures: earnings per share growth, return on assets, return on equity, revenue per employee, market capitalization per employee and total shareholder return.

•

Product development: We exceeded our research and development goals by receiving marketing approval for Viread® for the treatment of hepatitis B in the United States, European Union, Australia, Canada, Switzerland, Turkey and New Zealand. In addition, data from studies across all of our therapeutic areas were presented or published, and multiple Phase 4 programs were initiated. Also, significant progress was made with our preclinical and/or clinical evaluation of multiple pipeline product candidates, including initiating the Phase 3 program for elvitegravir for the treatment of HIV, completing the enrollment of one of the two pivotal clinical studies evaluating darusentan for the treatment of resistant hypertension, initiating a Phase 3 study of ambrisentan in idiopathic pulmonary fibrosis, initiating Phase 2 studies of GS 9450 for the treatment of hepatitis C as well as for non-alcoholic steatohepatitis, initiating a Phase 2 study of GS 9190 for the treatment of hepatitis C, initiating and completing the Phase 1 proof-of-concept study of GS 9350 for use as a pharmacoenhancer for HIV therapy and the development of the fixed-dose combination of elvitegravir, GS 9350 and Truvada® for the treatment of HIV, which also completed Phase 1 in 2008.

•

Corporate development and government affairs: We achieved all corporate development objectives including the acquisition of cicletanine for evaluation in pulmonary arterial hypertension from Navitas Assets, LLC, and completing the evaluation of multiple in-licensing and acquisition opportunities in each key therapeutic area. We also achieved all government affairs objectives including continuing to work with government authorities, industry organizations, policy institutes and opinion leaders to foster positive healthcare policy outcomes and improving the efficiency of developing world supply chains.

•

Product manufacturing: We achieved or exceeded all manufacturing objectives, including meeting supply and demand requirements for all our commercial products while ensuring appropriate inventory levels were maintained and ensuring sufficient inventory levels to meet the demand for aztreonam for inhalation solution for the treatment of cystic fibrosis, if and when regulatory approval is obtained.

•

Significant unplanned achievements: We negotiated the purchase of a building and adjacent land near our headquarters in Foster City, California, and hired several significant senior executives including the Senior Vice President and Chief Financial Officer and Senior Vice President of Cardiovascular.

As part of the bonus decision-making process, our Compensation Committee also evaluated the performance of each of the Named Executive Officers (other than Dr. Martin) in relation to his or her individual contribution to the attainment of specific research, development or commercial goals that support our long-term objective. We believe that achievement of those goals enhanced shareholder value and that our Named Executive Officers should be rewarded for their contribution. Dr. Martin evaluated the performance of Dr. Milligan, Dr. Bischofberger and Mr. Alton and solicited input from Dr. Milligan for Mr. Young and Ms. Washington. Dr. Martin determined that each individual had exceeded his or her individual goals. For Dr. Milligan and Mr. Young, individual performance was measured primarily in terms of their significant contribution to the attainment of the financial and commercial growth goals set forth above. Additionally, Dr. Milligan was evaluated against the product manufacturing and corporate development goals as well as the hiring and integraton of Ms. Washington, our Senior Vice President and Chief Financial Officer. Dr. Bischofberger was evaluated against the research and development goals and Mr. Alton was primarily evaluated against the government affairs goals. Ms. Washington was evaluated against goals centered around optimizing the Finance organization and implementing new worldwide processes and systems. The individual performance factors are summarized in the table below and reflect the extent to which the executive officer’s personal contributions were deemed to benefit our company. Each executive officer’s individual performance factor closely aligns to the overall assessment of the company performance in the category for which he or she was responsible. Our Compensation Committee approved the bonus payments to our Named Executive Officers as set forth in the table below. The approved bonus payments resulted in total cash compensation at the 50th percentile for the Named Executive Officer group.

Bonus payments were made on February 27, 2009. The following chart summarizes the total bonus payment and company and individual performance weightings used to calculate the total bonus payment to each Named Executive Officer for performance during fiscal 2008:

Named Executive Officer	Target Bonus (as % of Salary)	Target Bonus	Company Performance		Individual Performance		Total Bonus Payment	Total Bonus Payment as % of Target
			Company Performance Factor	Weighting	Individual Performance Factor	Weighting
John C. Martin	110%	$1,270,500	130%	100%	—	—	$1,651,650	130%
John F. Milligan(1)	75%	$523,463	130%	75%	140%	25%	$693,589	133%
Norbert W. Bischofberger	60%	$393,000	130%	75%	114%	25%	$495,180	126%
Kevin Young	60%	$336,000	130%	75%	134%	25%	$440,160	131%
Gregg H. Alton	45%	$225,000	130%	75%	140%	25%	$298,125	133%
Robin L. Washington(1)	45%	$148,156	130%	75%	130%	25%	$192,602	130%

(1)

Dr. Milligan’s bonus was prorated based on when he was promoted to President and Chief Operating Officer in May 2008 and moved from a 60% target bonus to a 75% target bonus. His prorated target bonus percent for the 2008 year was 69.8% and the “Target Bonus Dollar Amount” is the prorated dollar value. Ms. Washington’s bonus was prorated based on date of hire, resulting in a target bonus of 29.6% and her “Target Bonus Dollar Amount” reflects the prorated dollar value.

Equity Compensation: Overview

Equity compensation represents the largest component of total compensation for our executive officers. We believe this weighting is appropriate because it aligns the interests of our executive officers with those of our stockholders. However, we are sensitive to shareholder concerns about stock usage and dilution, and as a consequence, have taken the following steps to manage our equity compensation program:

•

The annual net issuance of stock-based awards to employees is limited to 3% of our outstanding shares of common stock, subject to any additional issuances that may be occasioned by extraordinary events (e.g., acquisitions). Our actual averaged net issuance of stock-based awards over the past three fiscal years (exclusive of shares assumed through acquisitions) has been 1.3% of outstanding common stock.

•

The target grant levels for executive officer equity grants are structured to reflect peer group practice with respect to the economic value of equity compensation (as measured in terms of the Black-Scholes grant-date fair value for stock options).

•

Equity grants to individual executive officers are generally adjusted from target based on the attained level of the individual performance goals for the preceding year, the expected future contribution and long-term retention of each executive officer and our performance compared to our peer companies. Our Compensation Committee also takes into account outstanding options and other equity value already held by the Named Executive Officer at the time of grant.

Each executive officer’s regular equity award consists of service-vesting nonqualified stock options and performance shares tied to the achievement of pre-established performance goals over a specified performance period. This strategy allows us to accomplish two goals:

•	the stock option component provides executive officers with a substantial economic interest based on the absolute long-term appreciation of our common stock; and

•	the performance shares reward executives for company performance measured in relation to other companies in the AMEX Biopharmaceutical Index (the Peer Group Index).

Stock option awards are intended to reward our executives for absolute, long-term stock price appreciation (which benefits all stockholders). Our practice is to grant options to executive officers (as well as other employees) that vest ratably over a five-year period of service (e.g., the first 20% vests one year from the grant date and the remaining options vest 5% each quarter thereafter until fully vested). We believe this vesting schedule contributes to the retention of our executive officers, because they must remain employed for at least one year before they can realize any value from the option grant and must continue to be employed for a total of five years from the grant date in order to realize the full value. This vesting schedule is longer than that of most of our peer companies, but we believe it is an important element in executive retention and in the sustainability of shareholder value.

Each performance share has its own specified performance period(s) and performance objectives. Under most circumstances, other than death, disability or retirement, the executive officer must remain employed throughout the applicable performance period in order to vest in any shares resulting from the achievement of the performance objective(s) for that period. The 2007 grant was divided into separate one-year, two-year and three-year tranches so that a payout of actual shares of our company’s common stock would occur following the completion of each tranche for which the applicable performance objectives are attained. The 2007 structure was intended to be a one-time transitional design. Beginning in 2008, each performance period has a duration of three years and the related objectives will be measured in terms of that three-year period. See the section “Equity Compensation: 2008 Executive Equity Program” below for more details.

Equity Compensation: 2008 Executive Equity Program

For 2008, 75% of each executive officer’s regular target equity award was granted in the form of stock options, subject to our current five-year vesting schedule. The remaining 25% was granted in the form of performance shares that can be earned at the end of a three-year performance period based on our company’s attainment of pre-established performance goals. We used a three-for-one stock option to performance share conversion ratio, with some adjustments for rounding. For example, if the former target stock award for an executive officer was 100,000 stock options, the individual would receive an equity award comprising 75,000 stock options and 8,333 of performance shares. The actual number of shares of our common stock that may be issued pursuant to a performance share may range from 0% to 200% of the performance shares subject to that award and will be determined at the end of the performance-vesting period. Our Compensation Committee will determine the actual number of shares earned for the performance period based on our company’s actual performance over the three-year performance period measured in terms of the following two performance criteria:

•	our total shareholder return (“TSR”) relative to the Peer Group Index; and

•

our revenue growth relative to the Peer Group Index. The AMEX Biopharmaceutical Index was selected because it allows us to compare ourselves against a relatively stable and objective peer group that consists of 36 companies. The measurement of performance is determined as follows:

Performance Measurement Period		Vesting Date
TSR	Revenue Growth
Averaged stock price from 2008 through 2010 compared to 2007 stock performance	2010 revenues compared to 2007 revenues	By March 15, 2011

The percentages in the table below represent the number of shares (expressed as a percentage of the original performance share grant) that would vest at the end of the performance period.

PERFORMANCE PERCENTAGE USED TO DETERMINE THE

ACTUAL NUMBER OF SHARES TO BE AWARDED

Our TSR vs. the Peer Group Index

≥ 80th percentile	100.0%	110.0%	150.0%	175.0%	200.0%
60th to 79th percentile	75.0%	85.0%	125.0%	150.0%	175.0%
40th to 59th percentile	50.0%	60.0%	100.0%	125.0%	150.0%
20th to 39th percentile	10.0%	20.0%	60.0%	85.0%	110.0%
< 20th percentile	0.0%	10.0%	50.0%	75.0%	100.0%
	< 20th percentile	20th to 39th percentile	40th to 59th percentile	60th to 79th percentile	≥ 80th percentile

Our Revenue Growth vs. the Peer Group Index

For example, if at the end of the three-year performance measurement period, our revenue growth is at the 85th percentile relative to the Peer Group Index and TSR is at the 50th percentile relative to the Peer Group Index, then 150% of the allotted performance shares for that period would vest. If our performance is at or above the 80th percentile of the Peer Group Index for both TSR and revenue growth at the end of the performance measurement period, then 200% of the allotted performance shares would vest, representing the maximum award opportunity. If our performance is below the 20th percentile of the Peer Group Index for both TSR and revenue growth at the end of the performance measurement period then none of the allotted performance shares would vest. For each performance share that vests, the award holder will receive one share of our common stock.

The table below summarizes the 2008 merit option and performance share grants for the Named Executive Officers:

Name and Title	Stock Option Grant	Performance Share Grant
		Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares
John C. Martin	440,000	4,928	49,280	98,560
John F. Milligan	160,000	1,800	18,000	36,000
Norbert W. Bischofberger	120,000	1,350	13,500	27,000
Kevin Young	140,000	1,550	15,500	31,000
Gregg H. Alton	60,000	668	6,680	13,360

Dr. Martin recommended the number of stock option and performance shares listed above for the Named Executive Officers (other than himself) to our Compensation Committee in January 2008. Our Compensation Committee approved Dr. Martin’s recommendations for the Named Executive Officers. In addition to the above amounts, Dr. Milligan received a grant of 40,000 stock options in May 2008 in connection with his promotion to President and Chief Operating Officer. Mr. Alton received an additional special stock option grant of 50,000 shares in July 2008 to recognize his ongoing exceptional contributions as a senior vice president.

Our Compensation Committee approved the award of 440,000 stock options and 49,280 performance shares to Dr. Martin, which amount positioned him above the 65th percentile of our peers. Our Board ratified these awards. Our Compensation Committee recommended this grant based on the following considerations:

•	The competitive assessment of equity grant value to chief executive officers at our peer group companies;

•	Our operational, financial and shareholder return performance in 2007; and

•	Our consistent financial and stockholder return performance relative to our peers over the past few years.

Equity Compensation: Payment of Performance Shares Granted in 2007

For the 2007 fiscal year, we granted performance shares to our Named Executive Officers subject to the same performance conditions and measurement criteria stated above. Because 2007 was the first year of our performance share program, we divided the 2007 grants into one-year, two-year and three-year tranches as a transition to the single, three-year performance period approach we adopted in 2008. This transition approach was intended to provide executives with an opportunity to receive shares of our common stock following the completion of each tranche for which the applicable performance objectives are attained. The performance measurement period and vesting dates for each tranche are summarized below:

Tranche	Percent of Allotted Shares Eligible for Vesting	Performance Measurement Period		Vesting Date
		TSR	Revenue Growth
1	25%	2007 stock performance compared to 2006 stock performance	2007 revenues compared to 2006 revenues	On March 17, 2008
2	25%	Averaged stock price from 2007 through 2008 compared to 2006 stock performance	2008 revenues compared to 2006 revenues	By March 15, 2009
3	50%	Averaged stock price from 2007 through 2009 compared to 2006 stock performance	2009 revenues compared to 2006 revenues	By March 15, 2010

In March 2008, our Compensation Committee approved payment of the first tranche of the 2007 grant at 200% of the target award for that tranche. This determination was based on our achieving total shareholder return at the 90th percentile of the Peer Group Index and revenue growth at the 89th percentile of the Peer Group Index. Each executive officer’s target performance shares and the earned amounts for the first tranche are summarized below:

Name and Title	2007 Performance Share Grant
	Total Number of Shares Granted at Target	Target Number of Shares for Tranche 1	Tranche 1 Number of Shares Earned
John C. Martin	70,000	17,500	35,000
John F. Milligan	28,000	7,000	14,000
Norbert W. Bischofberger	26,000	6,500	13,000
Kevin Young	26,000	6,500	13,000
Gregg H. Alton	11,420	2,855	5,710

Equity Grant Practices

Our Compensation Committee approves all equity grants to our executive officers at the January Compensation Committee meeting each year, the date of which is set approximately one year in advance. Our Compensation Committee selected the January meeting as the date to approve annual equity grants because it coincides with other annual compensation decisions made by the Compensation Committee (e.g., base salary increases and bonus payments). Our Compensation Committee and our Board believe it is best practice to approve executive officer grants during a regular meeting rather than by unanimous written consent. This gives our Compensation Committee members an opportunity to ask questions of Dr. Martin regarding his recommendations for the other Named Executive Officers, and our Compensation Committee and full Board members can carefully deliberate on Dr. Martin’s individual compensation arrangement. The exercise price for the executive officer stock option grants is set at the fair market value of our common stock on the grant date. As permitted under generally accepted accounting principles and in accordance with the express provisions of our stockholder-approved 2004 Equity Incentive Plan, we determine the fair market value based upon the reported closing price of our stock on the trading day immediately preceding the date of grant. This enables our

Compensation Committee to know the exercise price prior to the meeting, regardless of whether the meeting occurs prior to or after the close of the market, and allows us to communicate the award of the grants with the established exercise price to the optionees immediately following approval of the grants.

For administrative efficiency, our Board has delegated authority to Dr. Martin to approve equity grants for employees below the level of Vice President. Grants must be made in accordance with established guidelines for each grade level and are subject to an annual equity pool approved by our Board, which for 2008 and 2009 was approximately 12,000,000 and 9,000,000 shares, respectively, less the number of shares awarded to Vice Presidents and above which are approved by our Compensation Committee. Dr. Martin and our Human Resources Department provide a quarterly update to our Compensation Committee regarding equity grants. Equity awards to the employee grade levels within the jurisdiction of Dr. Martin typically do not exceed 20,000 shares per individual.

Furthermore, we have adopted a policy that all grants to non-executive officer employees must be made on the 10th day of the month (unless the 10th falls on a weekend, in which case the grant date is the first business day thereafter). This applies to new hire awards, regular annual awards, promotion and other special recognition awards that may occur throughout the year. As a result of this policy, the exercise price for the regular annual grants to non-executive officers and the exercise price for executive officer grants will vary. Rather than having an exercise price equal to the fair market value of our common stock on the date of the January Compensation Committee meeting (which is the case for the annual executive officer grants), annual non-executive employee grants have an exercise price equal to the fair market value of our common stock on February 10 (unless the 10th falls on a weekend, in which case the grant date is the first business day thereafter).

Stock Ownership Guidelines

In 2009, we adopted stock ownership guidelines for our executive officers. The guidelines specify a target stock value, expressed as a multiple of base salary, to be achieved in five years. The target ownership levels are five times base salary for our Chief Executive Officer, three times base salary for our President and two times base salary for the other executive officers.

For purposes of meeting this guideline, the following stock will be considered: stock options exercised and held, vested performance shares, performance shares that have been earned but the issuance of the underlying shares deferred, shares acquired through our employee stock purchase plan and shares purchased on the open market by an executive.

As of December 31, 2008, all of our Named Executive Officers, except Mr. Young and Ms. Washington, satisfied the ownership guidelines, as both joined our company within recent years. Mr. Young’s ownership holdings are one times base salary and Ms. Washington’s are 0.3 of base salary. Both officers have five years to satisfy the new guideline.

Benefits and Perquisites

We do not provide pension plans or post-retirement health coverage for our executive officers or employees, as we believe that awards under our equity compensation program and the compensation deferral programs provide them with a substantial vehicle to accumulate retirement income. This is also consistent with our philosophy of offering minimal fixed or guaranteed compensation and providing the majority of executive officer compensation through performance-based elements.

The benefits we offer our executive officers are substantially the same as those offered to all our employees. We provide medical and other benefits to executive officers that are generally available to other full-time employees, including participation in our employee stock purchase plan, group term life insurance program and a 401(k) plan. The 401(k) plan is a contributory defined contribution plan, and we make matching contributions on behalf of each participant equal to 50% of his or her compensation contributions to the plan, up to an annual maximum matching contribution of $5,000. All of our executive officers (other than Ms. Dorsa) participated in our 401(k) plan during 2008 and received matching contributions.

In 2008, we paid $102,131 to cover the Hart-Scott-Rodino (HSR) filing and legal fees for Dr. Martin, which amount includes a gross-up payment to cover the imputed income associated with this payment. The filing and the associated filing fee were triggered by regulatory requirements because Dr. Martin’s total holdings of our common stock increased above a specified value. Our Compensation Committee felt it appropriate to pay the HSR filing and legal fees and associated taxes that arose solely as a result of the price appreciation in shares accumulated by Dr. Martin over a long period of time during which he had made substantial contributions toward such appreciation, and recognizing that the Compensation Committee encourages him to hold company shares for alignment with shareholders’ interests.

In one instance, in May 2001, we provided Dr. Milligan with a relocation loan with an annual principal and accrued interest forgiveness feature tied to his continued service. In 2008, $11,000 of principal and $5,008 of imputed interest was forgiven under the loan. Additionally, in 2008 we provided limited commuting expenses to Mr. Young in the amount of $8,018, which includes a gross-up payment to cover the imputed income associated with this reimbursement, as Mr. Young’s primary residence was in Southern California. See the Summary Compensation Table on page 61.

Nonqualified Deferred Compensation

We implemented our Deferred Compensation Plan in 2001 to allow our executive officers and other senior grade-level employees to save for retirement in a tax effective way. Eligible employees can enroll in our Deferred Compensation Plan and defer a portion of their base salary each year and part or all of their annual bonus. Each participant may also direct the investment of his or her account balance under the plan among a number of investment choices that mirror substantially all of the investment funds available under our 401(k) plan. See the Nonqualified Deferred Compensation table on page 68 for detailed information regarding the account balances for each Named Executive Officer.

Executive officers may also defer receipt of, and taxation on, the shares of common stock in which they vest under their performance shares for up to ten years. An election to defer receipt of such shares must be made at least six months prior to the end of the applicable performance period.

Post-Employment Obligations

We do not have employment agreements with any of our executive officers. All employment is at-will. However, we have adopted the Gilead Sciences, Inc. Severance Plan to provide severance benefits to our employees, including executive officers, upon:

•

an involuntary termination without cause, such as due to a company-wide restructuring, departmental reorganization, significant restructuring of an individual’s job duties or a change in work location of more than 50 miles from the previous location; and

•	an involuntary termination without cause, or a resignation for good reason, in connection with a change in control.

Upon an involuntary termination without cause, our Severance Plan provides for certain cash benefits, outplacement services and a lump sum payment to fund continued coverage under our health and welfare plans for a specified period. However, upon such termination, any stock awards held by our executive officers will not be subject to accelerated vesting or otherwise enhanced unless in connection with a change in control.

If our executive officers are involuntarily terminated without cause, or otherwise resign for good reason, in connection with a change in control, they will receive certain enhanced cash benefits, outplacement services and a lump sum payment to fund continued coverage under our health and welfare plans for a specified period. In addition, all stock awards held by the executive officers will fully vest as of the termination date. Our executive officers may also receive an additional cash payment to make them whole for any excise tax that may be imposed on any compensation benefits received in connection with a change in control that are deemed to constitute a “parachute payment” subject to excise tax under the Internal Revenue Code (i.e., excise tax gross-up).

We adopted our Severance Plan in order to preserve employee morale and productivity and encourage retention in the event of an actual or rumored change in control of our company. The Severance Plan also allows us to provide a standard set of severance benefits to new and existing employees and avoids negotiation of “one-off” arrangements with individual executive officers or employees. In addition, the program is intended to align the interests of our executive officers with those of our stockholders by enabling our executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of our company without undue concern over whether the transactions may jeopardize their employment. It is also important to note that the enhanced change in control benefits under our Severance Plan are subject to a “double trigger,” which means that an executive officer will only receive severance benefits if there is a change in control as well as a loss of his or her employment. This differs from a “single trigger” program that would provide severance benefits immediately upon a change in control. This is consistent with the purpose of the program, which is to provide employees with a guaranteed level of financial protection only upon loss of employment. For further information regarding our Severance Plan, including such relevant terms as termination without cause, resignation for good reason and change in control, please see the section entitled “Severance and Change in Control Arrangements with Named Executive Officers” that appears later in this Proxy Statement.

Benefits will not be paid under the terms of our Severance Plan if the termination is for cause, failure to meet specified performance objectives, voluntary resignation (other than for good reason as noted above), or retirement or death. In addition, no benefits under the Severance Plan will be paid if an executive officer or other eligible employee terminates employment with us in order to accept employment with another entity that is wholly or partly owned by us or certain of our affiliates or subsidiaries.

From time to time, we benchmark our Severance Plan against our peer group to ensure alignment with market norms. Based on our 2008 review, we believe our Severance Plan is consistent with the practices of our peers. In 2008, we modified the cash severance portion to make it a multiple of base salary plus three-year average annual bonus rather than base salary plus target bonus. This change was made to ensure that the payments made under our Annual Bonus Program will continue to be treated as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. In addition, a modification was made to provide a lump sum amount to cover the cost of COBRA healthcare coverage, rather than the past practice of providing a monthly payment stream. This change was made to ensure any actual medical expenses reimbursed pursuant to such COBRA coverage will remain non-taxable. Please see “Severance and Change in Control Arrangements with Named Executive Officers” beginning on page 70 for a more detailed discussion of our Severance Plan, including the potential payouts to our Named Executive Officers upon an involuntary termination without cause or involuntary termination or resignation for good reason in connection with a change in control.

Total Compensation

We believe we are fulfilling our compensation objectives and, in particular, rewarding executive officers in a manner that supports our pay-for-performance philosophy and in a way that maintains fair, reasonable and responsible pay. A substantial portion of executive compensation is tied directly to our performance and is structured to ensure there is an appropriate balance between our long-term and short-term performance and a positive correlation between our operational performance and shareholder return over time. On average, the actual total compensation (base salary plus earned annual bonuses plus the value of annual equity awards) for the Named Executive Officers in 2008 was above the 65th percentile of the peer group based on the latest available competitive data at the time of the comparison, and the average resulting pay mix was approximately 12% base salary, 12% earned annual bonus and 76% for equity grant value. Our 2008 fiscal year performance relative to this same peer group was consistent with our relative compensation position. Even though it is above our stated philosophy, we believe the average actual total compensation relative to market and pay mix are reasonable and appropriate based on our compensation objectives, the high caliber of our executive officers as demonstrated through their performance over several years and our long track record of superior performance relative to industry peers.

Chief Financial Officer Compensation Arrangements

On January 17, 2008, Ms. Dorsa, our former Chief Financial Officer, resigned her position with us and, in accordance with the terms of her offer letter, repaid the $250,000 signing bonus and the reimbursement of her relocation expenses (including the one-time $50,000 payment to cover relocation incidentals). Further, Ms. Dorsa forfeited the stock option and restricted stock grants that were made to her upon hire.

In May 2008, we hired Ms. Washington to serve as our Senior Vice President and Chief Financial Officer. Her compensation arrangement was consistent with our compensation philosophy and competitive with our peer group and internally equitable in relation to other company executives. The primary elements of her compensation arrangement included: an annual base salary of $500,000; a target annual bonus opportunity equal to 45% of base salary and participation in our corporate bonus program under the same terms and conditions as the other Named Executive Officers; a $125,000 sign-on bonus, which was necessary to recruit Ms. Washington and must be repaid by her should she leave our employ prior to May 2009; a stock option grant of 100,000 shares and restricted stock units of 15,000 shares. The stock options are subject to our standard five-year vesting schedule and the restricted stock units are divided into three equal tranches with the vesting of each tranche tied to the attainment of specified financial and non-financial objectives.

Dr. Martin, with input from the Human Resources Department, presented this arrangement to our Compensation Committee for approval. Our Compensation Committee reviewed the proposed offering relative to new hire and ongoing compensation arrangements for chief financial officers in our peer group companies and other companies for which we compete for executive talent. Based on that review, our Compensation Committee concluded that the recommended compensation arrangement was fair and reasonable and approved Dr. Martin’s recommendation.

2009 Executive Compensation

In January 2009, our Compensation Committee approved 2009 base salaries, target 2009 bonus amounts, and awarded stock option grants and performance shares to the following Named Executive Officers as detailed in the table below. These decisions were based on the executive compensation philosophy and principles discussed earlier in this discussion and analysis and reflect our Compensation Committee’s assessment of company and individual performance during fiscal 2008.

Executive Officer	Base Salary	Target 2009 Bonus (as % of Base Salary)	Number of Stock Options Awarded(1)	Number of Performance Shares Awarded
John C. Martin	$1,250,000	125%	300,000	100,000
John F. Milligan	$810,000	75%	140,000	47,000
Norbert W. Bischofberger	$680,000	60%	79,200	26,400
Kevin Young	$600,000	60%	92,400	30,800
Gregg H. Alton	$540,000	55%	50,000	20,000
Robin L. Washington	$530,000	55%	50,000	20,000

(1)	Stock option awards were granted on January 21, 2009 with an exercise price of $47.20 per share.

For the 2009 equity awards, our Compensation Committee approved a change in the mix of stock option and performance shares from 75% stock options/25% performance shares to 50% stock options/50% performance shares. The performance shares will convert into actual shares of our common stock based on:

•	our achievement of specified performance goals measured over the three-year period beginning January 1, 2009, and ending December 31, 2011; and

•	the individual’s continued service with us through that period; subject to certain exceptions should such service terminate by reason of death, disability or retirement.

The actual number of shares of our common stock into which the performance shares may convert will be calculated by multiplying the number of performance shares by a performance percentage ranging from 0% to 200% based on the level of company performance achieved as measured in terms of the following two performance criteria: (a) our company’s TSR for the three-year performance period relative to the total shareholder return realized by the companies comprising the Peer Group Index for that period and (b) our company’s revenue growth relative to the Peer Group Index during that three-year period. The actual percentages will be determined on the basis of the percentile matrix set forth on page 53 for the 2008 fiscal year performance shares.

Tax Considerations

Section 162(m) of the Code disallows an income tax deduction to publicly traded companies for compensation paid to the Chief Executive Officer and certain other executive officers (except the Chief Financial Officer) to the extent that compensation exceeds $1,000,000 per officer in any taxable year and does not otherwise qualify as performance-based compensation. Our existing equity compensation plan and annual bonus plan for executive officers have been structured with the intent to qualify executive compensation as performance-based compensation not subject to the $1,000,000 limitation. As a consequence, we believe that all compensation paid to our executive officers for the 2008 fiscal year, except for $146,261 of base salary and $112,546 of imputed income for Dr. Martin, should not be subject to the $1,000,000 limit on deductibility imposed under Section 162(m) of the Code.

Our Compensation Committee will continue to evaluate ways to achieve compliance with Section 162(m) that are in our best interests. However, in establishing the cash and equity incentive compensation programs for the executive officers, our Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. Our Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain high quality executive officers, even if all or part of that compensation may not be deductible by reason of Section 162(m).

COMPENSATION COMMITTEE REPORT(1)

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Committee

Gordon E. Moore, Chairman
John W. Madigan
Nicholas G. Moore

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years 2008, 2007 and 2006, certain compensation awarded or paid to, or earned by, our Chief Executive Officer, each of the persons who served as our Chief Financial Officer during fiscal 2008 and our three other most highly compensated executive officers during fiscal 2008 (our “Named Executive Officers”):

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(1)(4)	All Other Compensation(5)		Total
John C. Martin	2008	$1,146,261	—		$1,799,057	$6,293,907	$1,651,650	$107,131	(12)	$10,998,006
Chairman and Chief Executive Officer	2007	$1,045,833	—		$1,628,601	$6,506,305	$1,617,000	$3,800		$10,801,539
	2006	$997,917	—		—	$7,156,909	$1,450,000	$3,670		$9,608,496

Robin L. Washington	2008	$329,811	$125,000	(10)	$270,700	$243,757	$192,602	$5,000		$1,166,870
Senior Vice President and Chief Financial Officer(6)

John F. Milligan	2008	$727,988	—		$690,772	$3,054,080	$693,589	$21,008	(13)	$5,187,437
President and	2007	$626,340	—		$651,440	$3,062,404	$541,800	$20,402		$4,902,386
Chief Operating Officer(7)	2006	$545,833	—		—	$3,184,565	$474,375	$9,677		$4,214,450

Norbert W. Bischofberger	2008	$653,798	—		$587,263	$2,649,403	$495,180	$5,350		$4,390,994
Executive Vice President,	2007	$637,958	—		$604,909	$2,873,144	$523,609	$3,800		$4,643,420
Research and Development and Chief Scientific Officer	2006	$607,500	—		—	$3,105,230	$526,125	$3,756		$4,242,611

Kevin Young	2008	$557,505	—		$620,967	$2,733,021	$440,160	$13,318	(14)	$4,364,971
Executive Vice President, Commercial Operations	2007	$527,500	—		$604,909	$2,590,324	$445,200	$26,755		$4,194,688
	2006	$495,833	$133,333		—	$2,275,805	$431,250	$18,975		$3,355,196

Gregg H. Alton	2008	$493,338	—		$270,580	$1,615,446	$298,125	$5,300		$2,682,789
Senior Vice President and General Counsel(8)	2007	$416,667	—		$265,664	$1,595,908	$235,200	$3,800		$2,517,239

Caroline Dorsa	2008	$24,680	—		—	—	—	—		$24,680
Former Senior Vice President Chief Financial Officer(9)	2007	$79,807	$250,000	(11)	—	$15,748	—	$56,927	(15)	$402,482

(1)	Includes amounts earned but deferred at the election of the Named Executive Officers pursuant to our 401(k) employee savings and retirement plan and/or our Deferred Compensation Plan.
(2)

Represents the compensation expense attributable to performance shares earned by the Named Executive Officers for the applicable fiscal year. The compensation expense, which does not take into account any estimated forfeitures, is based on the grant-date fair value of each performance share as determined under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”). Assumptions used in the calculation of the SFAS 123(R) grant-date fair value are set forth in Note 13 to our Consolidated Financial Statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K for such fiscal year.

(3)

Represents the SFAS 123(R) compensation expense attributable to stock options earned by the Named Executive Officers for the applicable year, whether granted in the current fiscal year or in prior fiscal years. The compensation expense, which does not take into account any estimated forfeitures, is based on the grant-date fair value of each stock option grant. Assumptions used in the calculation of the SFAS 123(R) grant-date fair value are set forth in Note 13 to our Consolidated Financial Statements for the year ended December 31, 2008, included in our Annual Report on Form 10-K for such fiscal year.

(4)	Represents amounts paid under our corporate bonus plan based on our Compensation Committee’s review of corporate performance and individual achievements.
(5)	For each Named Executive Officer (other than Ms. Dorsa), in 2008, includes a $5,000 matching contribution made by us on such individual’s behalf to the 401(k) employee savings and retirement plan.
(6)	Ms. Washington has served as our Senior Vice President and Chief Financial Officer since May 5, 2008.

(7)

During 2008, Dr. Milligan served as our Chief Operating Officer and Chief Financial Officer from January 18, 2008 until May 5, 2008 when Ms. Washington joined us as Senior Vice President and Chief Financial Officer. After her appointment, Dr. Milligan continued to serve as our Chief Operating Officer, but relinquished his duties as Chief Financial Officer. On May 7, 2008, Dr. Milligan was promoted to President.

(8)	2006 compensation information has not been provided for Mr. Alton because he was not a Named Executive Officer in 2006.
(9)	Ms. Dorsa served as the Company’s Senior Vice President and Chief Financial Officer for the period beginning on November 5, 2007, and ending on January 17, 2008.
(10)

Represents the amount paid to Ms. Washington as a signing bonus. Should her employment terminate under certain circumstances prior to May 5, 2009, Ms. Washington will be obligated to repay a pro-rated portion of her signing bonus based on the number of whole months remaining until such date.

(11)	Represents the amount paid to Ms. Dorsa as a signing bonus. In accordance with the terms of her offer letter, such amounts were repaid.
(12)	Includes matching contributions made under our 401(k) plan and Hart-Scott Rodino filing fees ($45,000), related legal fees ($10,406) and associated tax reimbursement ($46,725).
(13)	Includes matching contributions made under our 401(k) plan, forgiveness of a portion of the housing loan originally made to Dr. Milligan in May 2001 ($11,000) and imputed interest ($5,008).
(14)

Includes airline club dues, matching contributions made under our 401(k) plan and commuting expenses between Mr. Young’s residence and our Foster City office ($4,350) and tax reimbursement associated with such commute expenses ($3,668).

(15)	Represents the amounts paid to Ms. Dorsa as housing and relocation expenses. In accordance with the terms of her offer letter, such amounts were repaid.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain additional information regarding grants of plan-based awards to our Named Executive Officers for the 2008 fiscal year.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying Options(3)				All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Award(3)	Closing Market Price on Date of Grant(3)	Grant Date Fair Value of Equity Award(4)
		Threshold	Target	Maximum		Threshold(2)	Target		Maximum
John C. Martin	1/30/2008	—	—	—		—	—		—	440,000	$43.15	$44.00	$6,859,160
	1/30/2008	—	—	—		4,928	49,280	(7)	98,560	—	—	—	$2,789,741
	N/A	—	$1,270,500	$1,905,750		—	—		—	—	—	—	—

Robin L. Washington	5/7/2008	—	—	—		—	—		—	100,000	$54.14	—	$1,870,170
	5/7/2008	—	—	—		—	15,000	(8)	—	—	—	—	$812,100
	N/A	—	$148,156	$337,500	(6)	—	—		—	—	—	—	—

John F. Milligan	1/30/2008	—	—	—		—	—		—	160,000	$43.15	$44.00	$2,494,240
	1/30/2008	—	—	—		1,800	18,000	(7)	36,000	—	—	—	$1,018,980
	5/7/2008	—	—	—		—	—		—	40,000	$54.14	—	$748,068
	N/A	—	$523,463	$843,750	(6)	—	—		—	—	—	—	—

Norbert W. Bischofberger	1/30/2008	—	—	—		—	—		—	120,000	$43.15	$44.00	$1,870,680
	1/30/2008	—	—	—		1,350	13,500	(7)	27,000	—	—	—	$764,235
	N/A	—	$393,000	$589,500		—	—		—	—	—	—	—

Kevin Young	1/30/2008	—	—	—		—	—		—	140,000	$43.15	$44.00	$2,182,460
	1/30/2008	—	—	—		1,550	15,500	(7)	31,000	—	—	—	$877,455
	N/A	—	$336,000	$504,000		—	—		—	—	—	—	—

Gregg H. Alton	1/30/2008	—	—	—		—	—		—	60,000	$43.15	$44.00	$935,340
	1/30/2008	—	—	—		668	6,680	(7)	13,360	—	—	—	$378,155
	7/30/2008	—	—	—		—	—		—	50,000	$53.98	—	$957,680
	N/A	—	$225,000	$337,500		—	—		—	—	—	—	—

Caroline Dorsa(5)	—	—	—	—		—	—		—	—	—	—	—

(1)

Actual amounts paid in February 2009 were based on our Compensation Committee’s review of corporate performance and individual achievements in 2008 and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 61. In accordance with our corporate bonus plan, performance-based cash bonuses with respect to 2008 were paid to Named Executive Officers who were employed as of the payment date.

(2)

Amounts in the “Threshold” column represent the minimum number of shares of our common stock payable (e.g., 10% of the number of allotted performance shares) upon achievement of the performance goals described in footnote 7 below.

(3)

The options were granted under our 2004 Equity Incentive Plan and the terms of such option grants are consistent with those of options granted to other employees under the 2004 Equity Incentive Plan. The exercise price per share of each option granted was equal to the closing market price of our common stock on the day before the grant date. The options vest at the rate of 20% on the first anniversary of the grant date and 5% each quarter thereafter during the optionee’s employment. Subject to certain exceptions, the maximum term of options granted under the 2004 Equity Incentive Plan is ten years.

(4)

Represents the grant-date fair value of our common stock, pursuant to SFAS 123(R). Assumptions used in the calculation of the SFAS 123(R) grant-date fair value are set forth in Note 13 to our Consolidated Financial Statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K for such fiscal year.

(5)	Ms. Dorsa resigned on January 17, 2008 and no grants were made to her during 2008.

(6)

Maximum amounts do not reflect prorated adjustments to Dr. Milligan’s and Ms. Washington’s bonuses. Dr. Milligan’s bonus was prorated based on when he was promoted to President and Chief Operating Officer in May 2008. Ms. Washington’s bonus was prorated based on her hire date of May 5, 2008.

(7)

Reflects performance shares granted under our 2004 Equity Incentive Plan. The performance shares will vest and convert into actual shares of our common stock based on the level at which the following two performance goals are attained: (i) our total shareholder return (“TSR”) relative to the AMEX Biopharmaceutical Index (the “Peer Group Index”) over the three-year period beginning January 1, 2008, and ending December 31, 2010, and (ii) our revenue growth relative to the Peer Group Index over the same three-year performance period. The actual number of shares issuable to each Named Executive Officer is calculated by multiplying the number of performance shares allotted by a percentage ranging from 0% to 200%, based on our percentile rankings for both revenue growth and TSR relative to the Peer Group Index. The measurement of performance is determined as follows:

Performance Measurement Period
TSR	Revenue Growth	Vesting Date
Averaged stock price from 2008 through 2010 compared to 2007 stock performance	2010 revenues compared to 2007 revenues	By March 15, 2011

In order to vest, the Named Executive Officer must remain in our employ until our Compensation Committee determines the actual level of attainment of the performance goals applicable. Should a Named Executive Officer’s employment terminate due to death or disability, then he or she will be eligible to receive a portion of the shares allotted covering the fiscal year in which his or her employment so terminates. The actual number of shares of common stock to be issued to such individual will be based on the attained level of performance and will be pro-rated to reflect the number of calendar months of employment completed by the Named Executive Officer during the performance period.

(8)

Represents a restricted stock award for the indicated number of shares of our common stock. The award was divided into three equal tranches, with the vesting of each tranche tied to the attainment of one or more pre-established performance objectives and Ms. Washington’s continued employment until the date our Compensation Committee determines the objectives have been attained.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding each unexercised option held by each of our Named Executive Officers as of December 31, 2008.

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options(1)	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexercisable
John C. Martin	803,376	—		—	$3.65	7/22/2009	—	—	—		—
	533,008	—		—	$3.70	4/5/2010	—	—	—		—
	932,976	—		—	$3.70	1/18/2011	—	—	—		—
	1,120,000	—		—	$8.22	1/30/2012	—	—	—		—
	1,600,000	—		—	$8.94	1/29/2013	—	—	—		—
	1,615,000	85,000		—	$15.27	1/28/2014	—	—	—		—
	637,500	212,500		—	$16.01	1/26/2015	—	—	—		—
	495,000	405,000		—	$29.01	1/25/2016	—	—	—		—
	210,000	390,000		—	$32.79	1/22/2017	—	—	—		—
	—	440,000	(6)	—	$43.15	1/30/2018	—	—	—		—
	—	—		—	—	—	—	—	98,560	(7)	$5,040,358
	—	—		—	—	—	35,000	$1,789,900	70,000	(8)	$3,579,800

Robin L. Washington	—	100,000	(6)	—	$54.14	5/7/2018	—	—	—		—
	—	—		—	—	—	—	—	10,000		$511,400

John F. Milligan	2,732	—		—	$5.88	11/8/2010	—	—	—		—
	8,016	—		—	$3.70	1/18/2011	—	—	—		—
	14,352	—		—	$4.91	4/18/2011	—	—	—		—
	253,280	—		—	$8.22	1/30/2012	—	—	—		—
	400,000	—		—	$8.94	1/29/2013	—	—	—		—
	280,000	—		—	$17.50	7/30/2013	—	—	—		—
	570,000	30,000		—	$15.27	1/28/2014	—	—	—		—
	262,500	87,500		—	$16.01	1/26/2015	—	—	—		—
	220,000	180,000		—	$29.01	1/25/2016	—	—	—		—
	98,000	182,000		—	$32.79	1/22/2017	—	—	—		—
	21,000	49,000		—	$41.48	5/8/2017	—	—	—		—
	—	160,000	(6)	—	$43.15	1/30/2018	—	—	—		—
	—	40,000	(6)	—	$54.14	5/7/2018	—	—	—		—
	—	—		—	—	—	—	—	36,000	(7)	$1,841,040
	—	—		—	—	—	14,000	$715,960	28,000	(8)	$1,431,920

Norbert W. Bischofberger	125,000	35,000		—	$15.27	1/28/2014	—	—	—		—
	262,500	87,500		—	$16.01	1/26/2015	—	—	—		—
	198,000	162,000		—	$29.01	1/25/2016	—	—	—		—
	91,000	169,000		—	$32.79	1/22/2017	—	—	—		—
	21,000	49,000	(6)	—	$41.48	5/8/2017	—	—	—		—
	—	120,000		—	$43.15	1/30/2018	—	—	—		—
	—	—		—	—	—	—	—	27,000	(7)	$1,380,780
	—	—		—	—	—	13,000	$664,820	26,000	(8)	$1,329,640

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options(1)	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexercisable
Kevin Young	116,414	100,000		—	$17.68	11/2/2014	—	—	—		—
	33,086	62,500		—	$16.01	1/26/2015	—	—	—		—
	198,000	162,000		—	$29.01	1/25/2016	—	—	—		—
	91,000	169,000		—	$32.79	1/22/2017	—	—	—		—
	21,000	49,000	(6)	—	$41.48	5/8/2017	—	—	—		—
	—	140,000		—	$43.15	1/30/2018	—	—	—		—
	—	—		—	—	—	—	—	31,000	(7)	$1,585,340
	—	—		—	—	—	13,000	$664,820	26,000	(8)	$1,329,640

Gregg H. Alton	39,156	—		—	$6.80	7/19/2011	—	—	—		—
	5,944	—		—	$8.58	10/25/2011	—	—	—		—
	36,516	—		—	$8.94	1/29/2013	—	—	—		—
	77,864	—		—	$17.50	7/30/2013	—	—	—		—
	114,000	6,000		—	$15.27	1/28/2014	—	—	—		—
	32,000	8,000		—	$17.68	11/2/2014	—	—	—		—
	75,000	25,000		—	$16.01	1/26/2015	—	—	—		—
	42,000	18,000		—	$19.36	5/9/2015	—	—	—		—
	65,000	35,000		—	$21.99	7/27/2015	—	—	—		—
	82,500	67,500		—	$29.01	1/25/2016	—	—	—		—
	36,000	44,000		—	$30.95	7/26/2016	—	—	—		—
	35,000	65,000		—	$32.79	1/22/2017	—	—	—		—
	12,500	37,500	(6)	—	$38.75	7/23/2017	—	—	—		—
	—	60,000	(6)	—	$43.15	1/30/2018	—	—	—		—
	—	50,000		—	$53.98	7/30/2018	—	—	—		—
	—	—		—	—	—	—	—	13,360	(7)	$683,230
	—	—		—	—	—	5,708	$291,907	11,424	(8)	$584,223

Caroline Dorsa(5)	—	—		—	—	—	—	—	—		—

(1)

All options vest over a five-year period. The first 20% vest on the first anniversary of the grant date and the remaining options vest 5% each quarter thereafter until fully vested, subject to continued services. All options expire on the tenth anniversary of the grant date.

(2)	Represents the closing market price of our common stock on the last trading day before the grant date.
(3)

Represents the number of shares of our common stock that will vest and become issuable pursuant to Tranche 2 of the 2007 performance shares which are described below in footnote 8 if the performance goals for the 2008 fiscal year are attained at “Maximum” level and the Named Executive Officer remains in our employ through the date our Compensation Committee determines the actual level of attainment.

(4)	Represents the number of shares of our common stock that will vest and become issuable pursuant to the performance shares.
(5)	Ms. Dorsa resigned on January 17, 2008, and all outstanding awards were forfeited.
(6)	Option award for the Named Executive Officer is also included in the Grants of Plan-Based Awards table on page 63.
(7)

Represents the number of shares of our common stock that will vest and become issuable pursuant to the 2008 performance shares granted and described in footnote 7 to the Grants of Plan Based Awards table on page 63.

(8)

Represents the number of shares of our common stock that will vest and become issuable pursuant to Tranche 3 of the 2007 performance shares. The number of 2007 performance shares for such Named Executive Officer was divided into three separate tranches, one for each of the 2007, 2008 and 2009 fiscal years, as indicated below. Each tranche vests and converts into actual shares of our common stock based on the level at which the following two performance goals are attained for the applicable fiscal year: (i) our TSR for such fiscal year relative to the Peer Group Index and (ii) our revenue growth for such fiscal year relative to the Peer Group Index. The actual number of shares issuable to each Named Executive Officer is calculated by multiplying the number of performance shares allotted to that tranche by a percentage ranging from 0% to 200%, based on our percentile rankings for both revenue growth and TSR relative to the Peer Group Index for the applicable fiscal year. The three tranches into which the number of performance shares at Target level has been divided for performance measurement purposes are as follows:

Tranche	Percent of Allotted Shares	Performance Measurement Period		Vesting Date
		TSR	Revenue Growth
1	25%	2007 stock performance compared to 2006 stock performance	2007 revenues compared to 2006 revenues	On March 17, 2008
2	25%	Averaged stock price from 2007 through 2008 compared to 2006 stock performance	2008 revenues compared to 2006 revenues	By March 15, 2009
3	50%	Averaged stock price from 2007 through 2009 compared to 2006 stock performance	2009 revenues compared to 2006 revenues	By March 15, 2010

In order to vest in a particular tranche, the Named Executive Officer must remain in our employ until our Compensation Committee determines the actual level of attainment of the performance goals applicable to that tranche. Should a Named Executive Officer’s employment terminate due to death, disability, or retirement then he or she will be eligible to receive a portion of the shares allotted to the particular tranche covering the fiscal year in which his or her employment so terminates. The actual number of shares of common stock to be issued to such individual will be based on the attained level of performance for that fiscal year and will be pro-rated to reflect the number of calendar months of employment completed by the Named Executive Officer in that particular fiscal year.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares acquired upon exercise of stock options by each of our Named Executive Officers during the year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
John C. Martin	599,016	$28,481,746	35,000	$1,664,250
Robin L. Washington	—	—	5,000	$225,150
John F. Milligan	260,000	$10,796,429	14,000	$665,700
Norbert W. Bischofberger	620,000	$20,990,975	13,000	$618,150
Kevin Young	120,000	$3,813,610	13,000	$618,150
Gregg H. Alton	233,136	$9,233,444	5,710	$271,511
Caroline Dorsa	—	—	—	—

NONQUALIFIED DEFERRED COMPENSATION

Our Deferred Compensation Plan provides our executive officers, including all of our Named Executive Officers, and other key employees with the opportunity to defer all or a portion of their cash compensation each year. Pursuant to the plan, each participant can elect to defer up to 70% of his or her salary and up to 100% of his or her bonus each year. The deferred amount is credited to an account maintained in his or her name in which the participant is fully vested at all times. The account is periodically adjusted to reflect earnings (or losses) based on the participant’s investment elections among a select group of investment funds utilized to track the notional investment return on the account balance. There are 22 investment funds available for selection under the plan, and they are substantially the same as those available under our broad-based 401(k) employee savings plan. Investment elections may be changed on a daily basis. The participant may elect to receive his or her deferred account balance at a designated age, no earlier than age 50 and no later than age 70, or upon termination of employment or on the second or fifth anniversary of his or her termination date. The distribution may, at the participant’s election, be made in a lump sum or in annual installments over a period not to exceed ten years. A participant can receive an early distribution of a portion of his or her account balance in the event of a financial hardship. In the event of the participant’s death, his or her account balance will be distributed in a lump sum to the designated beneficiary.

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers under our Deferred Compensation Plans.

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(2)(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
John C. Martin	$1,617,000	—	$(2,423,409)	—	$4,039,032	(4)
Robin L. Washington	—	—	—	—	—
John F. Milligan	—	—	—	—	—
Norbert W. Bischofberger	—	—	$(483,910)	—	$1,073,860
Kevin Young	$445,200	—	$(99,221)	—	$1,714,454	(5)
Gregg H. Alton	$235,200	—	$(541,373)	—	$850,883	(6)
Caroline Dorsa	—	—	—	—	—

(1)	Executive contribution amounts are also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 61 for the 2007 fiscal year.
(2)

The reported amount corresponds to a composite of the actual market earnings on a group of investment funds selected by the applicable Named Executive Officer for purposes of tracking the notional investment return on his or her balance for fiscal year 2008.

(3)

Although 22 investment funds are available for selection under our Deferred Compensation Plan, the investment selections for the 2008 fiscal year were concentrated primarily in the eight investment funds named below. The rate of return for each such fund for the 2008 fiscal year was as follows:

Name of Fund	% Rate of Return
Fidelity Retirement Money Market	2.93%
Fidelity Growth Company	-40.90%
T. Rowe Price Blue Chip	-42.62%
Fidelity Diversified International	-45.21%
Fidelity Spartan US Equity Index	-37.03%
Fidelity Intermediate Bond	-5.84%
Fidelity Low-Priced Stock	-36.17%
Fidelity Equity Income	-41.64%

(4)

Includes (i) $1,450,000 of compensation reported for such individual in the Summary Compensation Table for the 2006 fiscal year (deferred non-equity incentive compensation) and (ii) $1,617,000 of compensation reported for such individual in the Summary Compensation Table for the 2007 fiscal year (deferred non-equity incentive compensation).

(5)

Includes (i) $679,167 of compensation reported for such individual in the Summary Compensation Table for the 2006 fiscal year (deferred salary and non-equity incentive compensation) and (ii) $708,950 of compensation previously reported for such individuals in the Summary Compensation Table for the 2007 fiscal year (deferred salary and non-equity incentive compensation).

(6)

Includes (i) $218,500 of compensation reported for such individual in the Summary Compensation Table for the 2006 fiscal year (deferred salary and non-equity incentive compensation) and (ii) $339,367 of compensation reported for such individual in the Summary Compensation Table for the 2007 fiscal year (deferred salary and non-equity incentive compensation).

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

The amount and type of compensation payable to each Named Executive Officer upon termination of employment will depend upon the circumstances under which such termination occurs. There are three general categories of termination:

•

voluntary termination of employment by the Named Executive Officer other than in connection with a resignation for good reason, which we refer to as voluntary termination, retirement by the Named Executive Officer and termination of the Named Executive Officer’s employment by us for cause;

•

termination of the Named Executive Officer’s employment for reasons not constituting cause, such as due to a company-wide or departmental reorganization, or resignation for good reason, such as a significant restructuring of an individual’s job duties, or a change in work location of more than 50 miles from the previous location, which we refer to as involuntary termination without cause; and

•	termination of the Named Executive Officer’s employment without cause or resignation for good reason in connection with a change in control.

Compensation upon Voluntary Termination or Termination for Cause

A termination of employment due to voluntary termination or termination for cause does not entitle the Named Executive Officers to any payments or benefits other than any accrued salary and vacation pay and vested benefits. Stock awards held by our Named Executive Officers will not be subject to accelerated vesting or otherwise enhanced in the event of voluntary termination, retirement, or termination for cause.

Compensation upon Retirement

If a Named Executive Officer retires at a time when his or her combined age and years of service with us equal or exceed 70 years, then such Named Executive Officer will be entitled to the following enhanced benefits under certain of his or her outstanding equity awards:

•	up to a three-year post-retirement exercise period for any options that were otherwise vested at the time of his or her retirement; and

•

pro-rata vesting of any performance shares for which the applicable performance goals are attained but as to which the Named Executive Officer failed to complete the required service-vesting period by reason of his or her retirement.

Compensation upon Involuntary Termination without Cause

Our Severance Plan provides severance benefits to the Named Executive Officers upon involuntary termination by us without cause or resignation for good reason. For the Named Executive Officers, these benefits consist of:

•

a cash payment amount calculated as a multiple of the sum of (i) Named Executive Officer’s annual base salary then in effect on the date of termination and (ii) pro-rated dollar amount based on the average actual bonus earned by the executive officer for the prior three fiscal years, with the pro-ration based on the number of months of employment completed in the year of termination (the multiple is two times base salary plus two times pro-rated average three-year bonus for Dr. Martin and one-and-one-half times base salary plus one times pro-rated average three-year bonus for all other Named Executive Officers);

•	outplacement services for 12 months for Dr. Martin and six months for all other Named Executive Officers; and

•	a lump sum payment at the time of termination to cover the estimated cost of COBRA continued care coverage for 24 months for Dr. Martin and 18 months for all other Named Executive Officers.

Stock awards held by our Named Executive Officers will not be subject to accelerated vesting or otherwise enhanced in the event of any involuntary termination without cause.

Cash benefits paid under our Severance Plan are paid in accordance with our normal payroll practices (e.g., semi-monthly) over the period corresponding to the applicable multiple of annual base salary and pro-rated average three-year bonus for the individual. The Named Executive Officer will be required to execute a release of claims against us in order to receive benefits under our Severance Plan.

Compensation upon Termination of Employment in Connection with a Change in Control

Our Severance Plan and stock plans provide benefits to the Named Executive Officers who are involuntarily terminated without cause, or resign for good reason, within a designated period before or following a change in control. Under our Severance Plan, if Dr. Martin is involuntarily terminated without cause or resigns for good reason during the period beginning with the execution of the definitive agreement for the change in control transaction and ending 24 months after the effective date of the change in control event, he would be entitled to receive cash benefits equal to:

•	three times his annual base salary then in effect on the date of termination; and

•	three times the average bonus earned for the prior three fiscal years.

Under our Severance Plan, if any of our other Named Executive Officers is involuntarily terminated without cause or resigns for good reason during the period beginning with the execution of the definitive agreement for the change in control transaction and ending 18 months after the effective date of change in control event, he or she would be entitled to receive cash benefits equal to:

•	two-and-one-half times his or her annual base salary then in effect on the date of termination; and

•	two-and-one-half times the average bonus earned for the prior three fiscal years.

In addition, in the event of such involuntary termination without cause or resignation for good reason in connection with a change in control, the Named Executive Officers would be entitled to receive benefits equal to:

•	outplacement services for 12 months for Dr. Martin and six months for all other Named Executive Officers; and

•	a lump sum payment at the time of termination to cover the estimated cost of COBRA continued care coverage for 36 months for Dr. Martin and 30 months for all other Named Executive Officers.

Our Named Executive Officers hold outstanding awards under our 2004 Equity Incentive Plan and our 1991 Stock Option Plan. If during the period beginning with the execution of the definitive agreement for the change in control transaction and ending after a specified period of months following the change in control (24 months for Dr. Martin and 18 months for our other Named Executive Officers), a Named Executive Officer is involuntarily terminated without cause or resigns for good reason, his or her outstanding stock options, restricted stock units and other awards under our 2004 Equity Incentive Plan will become fully vested and exercisable as of the date of such termination. If within one month before or within 13 months following the effective date of a change in control event, a Named Executive Officer is involuntarily terminated without cause or resigns for good reason, his or her stock options and other awards under our 1991 Stock Option Plan will become fully vested and exercisable as of the date of such termination.

Each Named Executive Officer who qualifies for such change in control severance benefits under our Severance Plan will also receive a full tax gross-up, net of applicable income, employment and excise taxes, plus any interest or penalties, to cover any excise tax imposed under the Internal Revenue Code on any compensation or other benefits payable under our Severance Plan or under any other of our compensation programs (such as stock option acceleration), to the extent that such payments may be deemed to result in a parachute payment.

These are the only severance provisions associated with a change in control and are provided instead of the severance provisions applicable to involuntary termination without cause.

For purposes of determining an individual’s entitlement to the various severance benefits available under the Severance Plan and our various equity plans, the following concepts will be relevant:

A change in control will be deemed to occur upon:

•

a merger, consolidation or other reorganization approved by our stockholders, unless our stockholders continue to own more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation;

•	a sale of all or substantially all of our assets;

•	the acquisition by any person or related group of persons of more than fifty percent (50%) of the total combined voting power of our outstanding securities; or

•	a change in the majority of our Board members over a 12-month or shorter period by reason of one or more contested elections for Board membership.

An individual’s employment will be deemed to have been terminated for cause if such termination occurs by reason of:

•	any act or omission in bad faith and to the detriment of the company;

•	dishonesty, intentional misconduct, material violation of any company policy, or material breach of any agreement with us; or

•	commission of any crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

A resignation for good reason will be deemed to occur should the individual resign from his or her employment with the company for any of the following reasons during the applicable period surrounding a change in control event:

•

a materially adverse change in his or her title, position or responsibilities (including reporting responsibilities) or the assignment to him or her of any duties or responsibilities which are inconsistent with his or her title, position or responsibilities;

•	a reduction in his or her annual base compensation;

•	his or her permanent relocation to any place outside a 50 mile radius of the location serving as his or her existing principal work site;

•

the failure by us to continue in effect any material compensation or employee benefit plan in which he or she was participating or to provide such individual with an aggregate level of compensation and benefits comparable to that in effect for him or her prior to the change; or

•	any material breach by us of any provision of any agreement we have with such individual.

As described above, certain additional compensation is payable to a Named Executive Officer if his or her employment is involuntarily terminated without cause or is terminated under certain prescribed circumstances in connection with a change in control. The amounts shown in the table below are based on the following assumptions:

•

such termination was effective as of December 31, 2008, under circumstances triggering the vesting acceleration and severance benefits to which the Named Executive Officer is entitled under the various plans summarized above;

•	the change in control transaction occurred on December 31, 2008; and

•

the price per share of common stock paid to our stockholders in consummation of the change in control was $51.14, the closing price of our common stock on December 31, 2008, the last business day of 2008.

The table below does not include amounts in which the Named Executive Officer had already vested as of December 31, 2008. Such vested amounts would include vested stock awards, accrued wages and vacation and vested deferred compensation. The actual compensation to be paid can only be determined at the time of a Named Executive Officer’s termination of employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause Without a Change in Control	Change in Control and Involuntary Termination Without Cause
John C. Martin
Salary and bonus	$5,095,667	$7,643,500
Stock award vesting acceleration(1)	—	40,561,333
Benefits and perquisites:
Health and welfare benefits	48,583	72,875
Outplacement services	14,000	14,000
Excise tax and gross up	—	—

Total	$5,158,250	$48,291,708

Robin L. Washington
Salary and bonus	$750,000	$1,250,000
Stock award vesting acceleration(1)	—	511,400
Benefits and perquisites:
Health and welfare benefits	36,642	61,070
Outplacement services	7,500	7,500
Excise tax and gross up	—	—

Total	$794,142	$1,829,970

John F. Milligan
Salary and bonus	$1,605,600	$3,076,500
Stock award vesting acceleration(1)	—	17,214,785
Benefits and perquisites:
Health and welfare benefits	36,438	60,729
Outplacement services	7,500	7,500
Excise tax and gross up	—	—

Total	$1,649,538	$20,359,514

Norbert W. Bischofberger
Salary and bonus	$1,496,986	$2,923,716
Stock award vesting acceleration(1)	—	15,823,900
Benefits and perquisites:
Health and welfare benefits	26,366	43,943
Outplacement services	7,500	7,500
Excise tax and gross up	—	—

Total	$1,530,852	$18,799,059

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause Without a Change in Control	Change in Control and Involuntary Termination Without Cause
Kevin Young
Salary and bonus	$1,259,838	$2,449,594
Stock award vesting acceleration(1)	—	17,400,885
Benefits and perquisites:
Health and welfare benefits	11,986	19,977
Outplacement services	7,500	7,500
Excise tax and gross up	—	3,523,264

Total	$1,279,324	$23,401,220

Gregg H. Alton
Salary and bonus	$953,274	$1,758,185
Stock award vesting acceleration(1)	—	9,032,513
Benefits and perquisites:
Health and welfare benefits	36,438	60,729
Outplacement services	7,500	7,500
Excise tax and gross up	—	—

Total	$997,212	$10,858,927

Caroline Dorsa
Salary and bonus	—	—
Stock award vesting acceleration(1)	—	—
Benefits and perquisites:
Health and welfare benefits	—	—
Outplacement services	—	—
Excise tax and gross up	—	—

Total	—	—

(1)

For performance shares included in this line item, assumes that the maximum number of shares of our common stock are payable (e.g., 200% of the number of allotted performance shares) upon the change in control.

COMPENSATION OF NON-EMPLOYEE BOARD MEMBERS

General

Our directors play a critical role in guiding our strategic direction and overseeing the management of the company. Recent developments in corporate governance and financial reporting have increased demand for highly qualified and productive public company directors.

The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs. Our non-employee Board members are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees. Non-employee Board members receive a combination of annual cash retainers and stock option grants in amounts that correlate to the responsibilities of each director in his or her service to us. In addition to this compensation, our non-employee Board members are also eligible for reimbursement of expenses incurred in connection with attendance at Board and committee meetings and related activities. Our only employee director, Dr. Martin, receives no separate compensation for his service as a director.

Our directors and Compensation Committee periodically review compensation for non-employee Board members. Any recommendations for changes are then presented to the full Board by our Compensation Committee.

Grants of discretionary stock awards to non-employee Board members require approval of a committee of our Board comprising of two or more non-employee Board members, none of whom is the recipient of the stock award.

2008 Non-Employee Board Member Compensation

Traditionally, we had granted a fixed number of options to new non-employee Board members when they joined our Board and additional annual options under a formula. Over the years as the market price of our common stock continued to appreciate, our stock split several times. Each stock split resulted in an increase in the number of shares of common stock subject to the annual option grants made to the non-employee Board members. The value of these annual awards correspondingly increased over the years as the price appreciated on the post-split shares.

In 2007, our Board engaged FWC to review the market competitiveness of the non-employee Board member compensation program and to recommend changes, where appropriate, to our Board. Following this study and based on the recommendations of FWC, our Board approved the following changes to the non-employee Board member compensation program effective for 2008. These changes significantly reduced the total program value from that delivered in 2007 and other previous years:

•	Eliminated the initial equity grant for new Board committee members and reduced all other stock option amounts by 50%;

•	Increased the stock ownership guidelines from three times the annual retainer to five times the annual retainer and specified a five-year time frame for achieving this guideline; and

•	Maintained cash compensation for 2008 at the same level as 2007.

The following table describes our compensation arrangements for non-employee Board members during 2008.

	2008 Non-Employee Board Member Compensation
	Cash Payment(1)	Stock Options (in shares)(2)
		Initial	Annual
Non-Employee Board Member	$40,000 retainer (only if no Committee service)	30,000	18,750

Lead Director	$80,000 retainer	Determined at time of appointment	15,000 additional

Audit Committee Chair	$70,000 retainer	0	10,000 additional

Committee Chairs (other than Audit Committee)	$60,000 retainer	0	7,500 additional for each committee

Committee Member	$60,000 retainer	0	3,750 additional for each committee(3)

(1)

Cash amounts represent the total cash compensation an individual Board member receives in the aggregate for his or her service on our Board and any Board committees (e.g., if the Audit Committee Chair also serves on our Compensation Committee, the total retainer paid is only the $70,000 Audit Committee Chair retainer).

(2)

All non-employee Board members receive the Board member stock option awards. Stock option amounts for Lead Board Director, committee chairs and committee members are in addition to the Board member grant. Committee chairpersons and members may receive options to purchase no more than a total of 13,750 shares of our common stock annually for service on all committees.

(3)	Audit Committee Chair and other committee chairpersons do not receive these additional committee member grants for serving on the Committees which they chair.

Our Deferred Compensation Plan allows our non-employee Board members to defer all or a portion of their cash retainer fees each year. The deferred amount can either be immediately converted into phantom shares of our common stock or invested in a select group of investment funds. To the extent the non-employee Board member elects the phantom share alternative, the number of phantom shares will be determined by dividing the deferred fees by the fair market value per share of our common stock on the conversion date. The resulting number of phantom shares will be paid out in actual shares of our common stock at the end of the deferral period. If the non-employee Board member does not elect the phantom share alternative, then he or she can select among the 22 investment funds available under the Deferred Compensation Plan. Those investment funds are substantially the same as those available under our broad-based 401(k) employee savings plan, and the non-employee Board member may change his or her elections in those funds on a daily basis. The non-employee Board member may elect to receive his or her deferred account balance at a designated age, no earlier than age 50 and no later than age 70, or on the date of his or her cessation of Board service or on the second or fifth anniversary of that cessation date. The distribution may, at the non-employee Board member’s election, be made in a lump sum or in annual installments over a period not to exceed ten years. A non-employee Board member can receive an early distribution or a portion of his or her account balance in the event of a financial hardship. In the event of an individual’s death, his or her account balance will be distributed in a lump sum to his or her designated beneficiary.

Based on the recommendation of our Compensation Committee, our Board established stock ownership guidelines to encourage non-employee Board members to hold our common stock. In 2008, our Board increased the stock ownership guidelines to require our non-employee Board members to hold shares of our common stock with an aggregate fair market value of at least five times their annual retainer, up from three times their annual retainer in 2007. This guideline is to be achieved over time.

Non-employee Board member stock option awards are granted under the 2004 Equity Incentive Plan. Options granted under the 2004 Equity Incentive Plan are at prices not less than fair market value on the date of grant (based on the closing price for our common stock reported on the NASDAQ Global Select Market on the trading day immediately prior to the date of such grants). Commencing in 2000, one of the members of our Board, Etienne Davignon, declined his annual stock option grant due to adverse consequences under Belgian tax law. In lieu of stock options, in May 2008, our Board granted to Mr. Davignon a total of 7,250 shares of restricted stock under the 2004 Equity Incentive Plan in connection with his service on our Board and committees, with a six-month restriction on the ability to sell those shares.

Initial option grants for new Board members vest in two successive equal annual installments over the first two years of Board service as measured from the grant date. Annual stock option grants to continuing board members and annual stock option grants for committee members and chairpersons vest quarterly over a one-year period. The exercise price of options granted must be paid in cash or shares of our common stock at the time the option is exercised.

During 2008, we made annual option grants to purchase a total of 227,500 shares to our current non-employee Board members at an exercise price of $53.23 per share, the fair market value of our common stock on the date of grant (as determined in the manner discussed above). In addition, on July 30, 2008 we made an initial option grant to Dr. Whitley for 30,000 shares of our common stock upon his appointment to our Board. The option has an exercise price per share of $53.98, the fair market value of our common stock on the grant date.

2009 Non-Employee Board Member Compensation

Based on FWC’s 2009 review of the market competitiveness of the non-employee Board member compensation program, our Board approved major changes to the non-employee Board member compensation program effective for 2009, continuing the transition toward closer alignment with peer companies. The 2009 changes are as follows:

•	Adopted a fixed-value formula for annual equity grants of $300,000, starting with the initial year of Board service (previously fixed-share formula of 18,750 annually and 30,000 in initial year);

•

Eliminated all other additional equity grants (previously 15,000 annual options for the lead independent director; 10,000 annual options for the Audit Committee Chair; 7,500 annual options for other Committee Chairs; and 3,750 annual options for membership on each Committee, subject to the individual maximum for all committee service of 13,750 annual options);

•

Rebalanced the equity value to 50% in options and 50% in restricted stock units, with quarterly vesting for the stock options over the first year and restricted stock units delivered in shares at the end of the year (previously, 100% options);

•	Raised the annual cash Board retainer to $75,000 (previously, $40,000); and

•	Provided additional cash retainers for serving as:

—	lead independent director: $75,000 (previously, $40,000);

—	a member of a Committee: $20,000 per committee (previously, $20,000 total);

—	Audit Committee Chair: $20,000 (previously, $10,000);

—	Compensation Committee Chair: $15,000 (previously, $0); and

—	Scientific and Nominating and Corporate Governance Committee Chairs: $10,000 (previously, $0).

The table below summarizes the compensation paid by us to non-employee Board members for the fiscal year 2008.

2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)		Stock Awards		Option Awards(2)	Non-Equity Incentive Plan Compensation Earnings	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Paul Berg	$60,000		—		$358,176	—	—	—		$418,176
John F. Cogan	$60,000		—		$313,404	—	—	—		$373,404
Etienne F. Davignon	$60,000		$392,515	(3)(4)	—	—	—	—		$452,515
James M. Denny	$80,000		—		$403,132	—	—	—		$483,132
Carla A. Hills	$60,000		—		$636,060	—	—	—		$696,060
John W. Madigan	$60,000		—		$313,404	—	—	—		$373,404
Gordon E. Moore	$60,000		—		$313,538	—	—	—		$373,538
Nicholas G. Moore	$70,000	(5)	—		$388,025	—	—	—		$458,025
Richard Whitley	$55,233	(6)	—		$121,219	—	—	$110,685	(7)	$287,137
Gayle E. Wilson	$60,000		—		$358,176	—	—	—		$418,176

(1)	Represents cash retainer for serving on our Board and committees of the Board.
(2)

The amounts shown reflect the SFAS 123(R) compensation expense recognized for financial statement reporting purposes for the 2008 fiscal year with respect to stock options granted to such Board members in the 2008 fiscal year or in prior fiscal years. The SFAS 123(R) compensation expense is based on the grant-date fair value of each option grant and does not take into account any estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the SFAS 123(R) grant-date fair value are set forth in Note 13 to our Consolidated Financial Statements for the 2008 fiscal year included in our Annual Report on Form 10-K for such fiscal year. The following table shows for each named individual (a) the grant date of each option granted to him or her during the 2008 fiscal year, (b) the exercise price, (c) the grant-date fair value of that option (as calculated in accordance with SFAS 123(R)) and (d) the aggregate number of shares subject to all outstanding options held by that individual as of December 31, 2008:

Name	Option Grant Date	Exercise Price	SFAS 123(R) Grant- date Fair Value	Number of Shares of Common Stock Subject to All Outstanding Options Held as of December 31, 2008
Paul Berg	May 8, 2008	$53.23	$551,622	$570,100
John F. Cogan	May 8, 2008	$53.23	$482,669	$209,250
James M. Denny	May 8, 2008	$53.23	$620,575	$475,450
Carla A. Hills	May 8, 2008	$53.23	$413,717	$133,500
John W. Madigan	May 8, 2008	$53.23	$482,669	$203,250
Gordon E. Moore	May 8, 2008	$53.23	$482,669	$767,250
Nicholas G. Moore	May 8, 2008	$53.23	$597,591	$227,500
Richard Whitley .	July 30, 2008	$53.98	$574,608	$30,000
Gayle E. Wilson	May 8, 2008	$53.23	$551,622	$168,400

(3)

Represents the SFAS 123(R) compensation expense recognized in our financial statements for the 2008 fiscal year with respect to a restricted stock award made to Mr. Davignon during the 2008 fiscal year. The SFAS 123(R) grant-date fair value for such award was based on the fair market value of our common stock on the award date and was not reduced to take into account any estimated forfeitures related to service-based vesting conditions. The award vested prior to the completion of the 2008 fiscal year.

(4)

Commencing in 2000, Mr. Davignon declined his annual stock option grants due to adverse consequences under Belgian tax law. In lieu of stock options, in 2008, our Board granted to Mr. Davignon restricted stock under the 2004 Equity Incentive Plan, with a six-month restriction on the ability to sell the stock in connection with his service on our Board and committees. As of December 31, 2008, Mr. Davignon had 80,000 options outstanding and exercisable.

(5)

Mr. Nicholas Moore elected to defer $35,000 of his fee and convert such amount into phantom shares of our common stock. The number of phantom shares was calculated by dividing that dollar amount by the fair market value of our common stock on the conversion date. The resulting 661 phantom shares will be paid out in actual shares of our common stock at the end of the deferral period. Mr. Moore also deferred an additional $35,000 of his fee as a cash deferral under our Deferred Compensation Plan.

(6)

Dr. Whitley elected to defer $54,904 of his fee and convert such amount into phantom shares of our common stock. The number of phantom shares was calculated by dividing the dollar amount of his deferred fee by the fair market value of our common stock on the conversion date. The resulting 1,017 phantom shares will be paid out in actual shares of our common stock at the end of the deferral period.

(7)

Represents compensation for serving on our Scientific Advisory Board ($18,000) and health policy and strategic consulting services paid to Viral Interventions, Inc., a company owned by Dr. Whitley ($92,685).

AUDIT COMMITTEE REPORT(1)

In connection with the audited consolidated financial statements for the fiscal year ended December 31, 2008, the Audit Committee has:

(1) reviewed and discussed the audited consolidated financial statements with management;

(2) discussed with Ernst & Young LLP, Gilead’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by the statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; and

(3) received the written disclosures and the letter from the Auditors required by applicable requirements of the PCAOB regarding the Auditors’ communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

Based upon these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in Gilead’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. Our Board has approved this inclusion.

Audit Committee

Nicholas G. Moore, Chairman

John F. Cogan

John W. Madigan

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Executive Officer Loan

In May 2001, we entered into a loan agreement with John F. Milligan, our Chief Operating Officer. The original principal amount of the loan was $110,000 with a term of ten years. The loan is non-interest bearing and 50% of the principal amount will be forgiven on a pro rata basis over a period of five years beginning in May 2007 as long as Dr. Milligan is still employed by us. In the event that Dr. Milligan ceases to be employed by us, the loan becomes interest-bearing and due and payable within 90 days of such termination of employment. The loan is secured by a deed of trust on Dr. Milligan’s residence. As of December 31, 2008, the outstanding balance of the loan was $77,000.

Indemnity Agreements

We have entered into indemnity agreements with each of our executive officers (including our Named Executive Officers) and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the full extent permitted under Delaware law and our Bylaws.

Severance Plan

Please see information under “Severance and Change in Control Arrangements with Named Executive Officers” on page 70 above for information concerning our Severance Plan, under which we provide severance benefits for employees, including our executive officers.

Policies and Procedures

Our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.” To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Nominating and Corporate Governance Committee Charter determines, on an annual basis, which members of our Board meet the definition of independent director as defined in Rule 4200 of the NASDAQ Marketplace Rules. This obligation is set forth in writing in the Nominating and Corporate Governance charter. A copy of the Nominating and Corporate Governance charter is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.” Our Nominating and Corporate Governance Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Ethics establishes the corporate standards of behavior for all our employees, officers, and directors and sets our expectations of contractors and agents. The Code of Ethics is available on our website at http://www.gilead.com in the Investors section under “Corporate Governance.” Our Code of Ethics requires any person who becomes aware of any departure from the standards in our Code of Ethics to report his or her knowledge promptly to a supervisor or an attorney in the legal department.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Susan Hubbard, Vice President, Investor Relations, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404 or contact Broadridge Financial Solutions, Inc. at (800) 542-1061. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

Our Board, at the time of the preparation of this proxy statement, knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Gregg H. Alton

Secretary

April 1, 2009

A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, is available without charge upon written request to Investor Relations, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404 or by accessing a copy through Gilead’s website at http://www.gilead.com in the Investors section under “Financial Information—SEC Filings.”

APPENDIX A

GILEAD SCIENCES, INC.

2004 EQUITY INCENTIVE PLAN(1)

AS AMENDED AND RESTATED MAY 6, 2009

1. Purpose of the Plan. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance. This Plan was originally approved by stockholders at the 2004 Annual Stockholders Meeting and serves as the successor to the Gilead Sciences, Inc. 1991 Stock Option Plan and the Gilead Sciences, Inc. 1995 Non-Employee Directors’ Stock Option Plan. No further option grants will be made under those plans, and the remaining shares available for issuance under those plans have been transferred to this Plan ad are available for issuance under this Plan.

The October 2007 restatement expanded the list of performance criteria to which the vesting of one or more Awards may be tied, including Awards designed to provide Performance-Based Compensation, and effected a series of technical revisions to the Plan in order to facilitate the administration of the Plan and provide additional flexibility in structuring Awards.

The January 30, 2008 restatement adopted by the Board effected the following changes to the Plan, subject to stockholder approval at the 2008 Annual Meeting: (i) increased the authorized share reserve under the Plan by an additional 10,000,000 shares of Common Stock and (ii) increased the limit on the maximum number of shares of Common Stock for which “full value” Awards may be made over the term of the Plan by an additional 5,000,000 shares. The Company’s stockholders approved such increases at the 2008 Annual Meeting held on May 8, 2008.

This May 2009 restatement effects the following changes to the Plan approved by the Board, subject to stockholder approval at the 2009 Annual Meeting: (i) increases the authorized share reserve by an additional 20,000,000 shares of Common Stock, (ii) increased the limit on the maximum number of shares that may be issued under the Plan pursuant to full-value awards, such as restricted stock, restricted stock units, performance shares, performance units (to the extent settled in Common Stock) and phantom shares, by an additional 15,000,000 shares to a total of 25,000,000 over the term of the Plan, (iii) increased the limit on the maximum number of shares of Common Stock for which restricted stock, restricted stock units, performance shares, performance units, phantom shares and stock appreciation rights may be granted to any one individual per calendar year by an additional 600,000 shares to a total of 1,000,000 shares, and (iv) increased the limit on the maximum value of awards denominated in U.S. dollars that may be granted to any one individual per calendar year by an additional $3,000,000 to a total of $10,000,000. The Company’s stockholders approved such increases at the 2009 Annual Meeting held on May 6, 2009.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Applicable Acceleration Period” means: (i) 24 months, in the case of the Company’s Chief Executive Officer, (ii) 18 months, in the case of an Executive Vice President or Senior Vice President of the Company, and (iii) 12 months, in the case of all other Grantees.

(1)

Includes amendments through May 6, 2009, including the amendments approved by the stockholders at the annual stockholders meeting held on such date. All share numbers have been adjusted to reflect the two-for-one stock split of the Common Stock effective September 3, 2004 and the two-for-one stock split of the Common Stock effective June 22, 2007.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Phantom Share, or other right or benefit under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for one or more of the reasons set forth in the definition of “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct, material violation of any applicable Company or Related Entity policy, or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(h) “Change in Control” means, for purposes of all Awards at the time outstanding under the Plan, a change in ownership or control of the Company effected through the consummation of any of the following transactions:

(i) a sale, transfer or other disposition of all or substantially all of the Company’s assets,

(ii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders, or

(iii) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

In no event, however, shall a Change in Control be deemed to occur upon a merger, consolidation or other reorganization effected primarily to change the State of the Company’s incorporation or to create a holding company structure pursuant to which the Company becomes a wholly-owned subsidiary of an entity whose outstanding voting securities immediately after its formation are beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to the formation of such entity.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Gilead Sciences, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is compensated by the Company or any Related Entity for services performed as a non-employee consultant; provided, however, that the term “Consultant” shall not include non-employee Directors serving in their capacity as Board members. The term “Consultant” shall include a member of the board of directors of a Related Entity.

(n) “Continuous Service” means the performance of services for the Company or a Related Entity (whether now existing or subsequently established) by a person in the capacity of an Employee, a Director or a Consultant, except to the extent otherwise specifically provided in the documents evidencing the Award. For purposes of the Plan, a Grantee shall be deemed to cease Continuous Service immediately upon the occurrence of either of the following events: (i) the Grantee no longer performs services in any of the foregoing capacities for the Company or any Related Entity or (ii) the entity for which the Grantee is performing such services ceases to remain a Related Entity of the Company, even though the Grantee may subsequently continue to perform services for that entity. Continuous Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Grantee shall be deemed to have terminated Employee status on the first day immediately following the expiration of such three (3)-month period, unless such Grantee is provided with the right to return to Continuous Service following such leave either by statute or by written contract. The Grantee shall not receive any Continuous Service credit, for purposes of vesting in any outstanding Award or Awards made to the Grantee, for any period such Grantee is on a leave of absence, except to the extent otherwise required by law or pursuant to the following procedure:

— A Grantee shall receive Continuous Service credit for such vesting purposes for (i) the first three months of an approved personal leave of absence and (ii) the first seven months of any bona fide leave of absence (other than an approved personal leave), but in no event beyond the expiration date of such leave of absence; provided, however, that in the event the Grantee’s Award is subject to Section 409A of the Code and payable upon his or her separation from service, then the maximum period for which such Continuous Service credit shall be given with respect to that Award shall be determined in accordance with Treasury Regulations Section 1.409A-1(h) and accordingly shall not extend beyond the date the Grantee is deemed to have a separation from service for purposes of Section 409A.

In jurisdictions requiring notice in advance of an effective termination of a Grantee’s service as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of such service to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before such individual’s termination as an Employee, Director or Consultant can be effective under Applicable Laws.

A Grantee on an approved leave of absence shall be deemed to terminate Continuous Service for purposes of his or her outstanding Awards upon the earlier of (i) the expiration date of that leave of absence, unless such Grantee returns to active Continuous Service on or before that date, or (ii) the date the Grantee’s Continuous Service actually terminates by reason of his or her voluntary or involuntary termination or by reason of his or her death or disability; provided, however, that in the event the Grantee’s Award is subject to Section 409A of the Code and payable upon his or her separation from service, then his or her Continuous Service shall, with respect to that Award, be deemed to terminate when such Grantee is deemed to have a separation from service under Treasury Regulations Section 1.409A-1(h).

(o) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to the Common Stock underlying his or her Award (other than an Option or SAR Award).

(r) “Domestic Partner” means a person who meets and continues to meet all of the criteria detailed in the Gilead Sciences Affidavit of Domestic Partnership when the Domestic Partnership has been internally registered with the Company by filing with the Company an original, properly completed, notarized Gilead Sciences Affidavit of Domestic Partnership.

(s) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. Neither service as a Director nor payment of a director’s fee by the Company or a Related Entity shall be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

For Awards made prior to May 1, 2009 (or Awards made on or after that date pursuant to commitments under outstanding offer letters or other agreements made before that date):

(i) If the Common Stock is on the date of determination listed on any established stock exchange, including without limitation the NASDAQ Global or Global Select Market, the American Stock Exchange or the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day prior to the date of determination as such quotation is reported in The Wall Street Journal or such other source as the Board deems reliable; or

(ii) If the Common Stock is on the date of determination regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value per share of Common Stock shall be the mean between the high bid and high asked prices for the Common Stock on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

For Awards made on or after May 1, 2009 (other than Awards which the Company is committed to make on or after that date pursuant to outstanding offer letters or other agreements made before that date):

(iii) If the Common Stock is on the date of determination listed on any established stock exchange, including without limitation the NASDAQ Global or Global Select Market, the American Stock Exchange or the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the date of determination (or, if no closing sales price or closing bid was quoted on that date, as applicable, on the last trading date such closing sales price or closing bid was quoted, as the applicable quoted price is reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iv) If the Common Stock is on the date of determination regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value per share of Common Stock shall be the mean between the high bid and high asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were quoted , as the applicable quoted prices are reported in The Wall Street Journal or such other source as the Board deems reliable.

For all Awards:

(v) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall, for purposes of any Award other than an Incentive Stock Option, be determined by the Board through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the Treasury Regulations issued under Section 409A of the Code and shall, for purposes of an Incentive Stock Option, be determined by the Board in good faith in accordance with the standards of Section 422 of the Code and the applicable Treasury Regulations thereunder.

(v) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(w) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, Domestic Partner, a trust in which such persons (or the Grantee) have more than 50% of the beneficial interest, a foundation in which such persons (or the Grantee) control the management of assets, and any other entity in which such persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(x) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Non-statutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(bb) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(dd) “Performance Share Units” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and settled in actual Shares, except to the extent the Administrator may determine to settle such Award in whole or in part in cash.

(ee) “Performance Cash Units” means an Award denominated in U.S. dollars which may be earned in whole or in part based upon attainment of performance criteria established by the Administrator and settled for cash, except to the Administrator may determine to settle such Award in whole or in part in Shares.

(ff) “Phantom Share” means an Award denominated in Shares in which the Grantee has the right to receive an amount equal to the value of a specified number of Shares at a designated time or over a designated period and which will be payable in cash or Shares as established by the Administrator.

(gg) “Plan” means this Gilead Sciences, Inc. 2004 Equity Incentive Plan, as amended from time to time.

(hh) “Related Entity” means (i) any Parent or Subsidiary of the Company and (ii) any corporation in an unbroken chain of corporations beginning with the Company and ending with the corporation in the chain for which the Grantee provides services as an Employee, Director or Consultant, provided each corporation in such chain owns securities representing at least twenty percent (20%) of the total outstanding voting power of the outstanding securities of another corporation or entity in such chain and there is a legitimate non-tax business purpose for making an Award to such Grantee. However, for any Award not subject to Section 409A of the Code, a Related Entity shall also include any business, corporation, partnership, limited liability company or other entity in which the Company or any Parent or Subsidiary holds a substantial ownership interest, directly or indirectly.

(ii) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration (including any cash consideration) and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(jj) “Restricted Stock Unit” means an Award in the form of a contractual right to receive Shares in one or more installments over a defined period of Continuous Service or upon the attainment of one or more performance goals established by the Administrator or in one or more deferred installments following the completion of such period of Continuous Service or the attainment of such performance goals.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto, as in effect when discretion is being exercised with respect to the Plan.

(ll) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of the Common Stock underlying such Award.

(mm) “Share” means a share of the Common Stock.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo) “Withholding Taxes” mean the applicable federal and state income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise, vesting or settlement of that Award.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10 below, the maximum number of Shares which may be issued in the aggregate under the Plan pursuant to all Awards made hereunder (including, without limitation,

Restricted Stock, Restricted Stock Units, Performance Shares, Options, SARs, Dividend Equivalent Rights, and Phantom Shares) shall be limited to 90,400,000(2) Shares, plus              shares that have as of May 6,

(2)

Maximum number of Shares consists of 3,600,000 Shares authorized coincident with the adoption of the 2004 Equity Incentive Plan at the 2004 annual stockholders meeting, another 3,600,000 Shares due to the share adjustment for the two-for-one stock split effective September 3, 2004, an additional 10,000,000 Shares authorized and approved at the 2005 annual stockholders meeting, an additional 10,000,000 Shares authorized and approved at the 2006 annual stockholders meeting, an additional 3,000,000 Shares authorized and approved at the 2007 annual stockholders meeting, another 30,200,000 Shares due to the share adjustment for the two-for-one stock split effective June 22, 2007, an additional 10,000,000 Shares authorized and approved at the 2008 annual stockholders meeting and an additional 20,000,000 Shares authorized and approved at the 2009 annual stockholders meeting.

2009 been transferred in the aggregate to the 2004 Plan from the previously-authorized but unissued reserve under the Gilead Sciences, Inc. 1991 Stock Option Plan and the Gilead Sciences, Inc. 1995 Non-Employee Directors’ Stock Option Plan, including shares that were available for future award under such plans on May 25, 2004, the date the stockholders approved the 2004 Plan, and shares subject to awards outstanding under those plans on that date that have subsequently terminated or expired without the issuance of vested shares thereunder. Notwithstanding the foregoing, no more than 25,000,000 of such Shares may be issued over the term of the Plan pursuant to all Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (to the extent settled in Shares) and Phantom Shares, in total.(3) The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock. Performance Units that by their terms may only be settled in cash shall neither reduce the maximum aggregate number of Shares that may be issued under the Plan nor be counted against the foregoing 25,000,000-Share limit imposed with respect to certain types of Awards.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option. Upon the exercise of any SAR under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Company upon such exercise. If shares of Common Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, exercise, vesting or settlement of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of Shares issuable at that time under such Award, calculated in each instance prior to any such share withholding.

4. Administration of the Plan.

(a) Plan Administrator:

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. With respect to the grant of an Award to a Director who is not an Employee and which is not a scheduled Award under predetermined rules established by the Board or Committee, such grant shall be made only by a Committee (or subcommittee of the Committee) which is comprised solely of two or more Non-Employee Directors, as this term is defined in Rule 16b-3, none of whom are the recipient of the Award.

(3)

The increase to this limit from 10,000,000 Shares to 25,000,000 Shares was approved by the Board on January 21, 2009 and approved by the stockholders at the 2009 annual stockholders meeting. The 25,000,000 Share limit will also apply to Performance Units to the extent these Awards are settled in Shares. The Company has never declared nor paid a cash dividend and does not intend to grant any dividend equivalent rights in the foreseeable future; however, if a dividend equivalent right were to be granted in the future, the Company would consider the number of Shares as to which such dividend equivalent rights may be granted as subject to the 25,000,000 Share limit.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers of the Company or any Parent to grant such Awards, subject to such terms and conditions as the Board may impose; provided, however, that any delegation of such authority shall in all events be subject to the limitations and restrictions of Applicable Laws, including any required limitation on the maximum of Shares for which Awards may be made by such Officer or Officers.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(b) Powers of the Administrator: Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine when and to what extent Awards are to be granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option or SAR awarded under the Plan shall be subject to stockholder approval as provided in Section 7(b), and (C) canceling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock or other Award shall be subject to stockholder approval as provided in Section 7(b), unless the cancellation and exchange occurs in connection with a Change in Control as provided in Section 11 or pursuant to an adjustment effected in accordance with Section 10;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any

Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses (including attorneys’ fees), actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine.

6. Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units, Performance Shares, or Phantom Shares. An Award may consist of one such security or benefit, or two or more of them in any combination or alternative. However, in no event may Dividend Equivalent Rights be granted with respect to the Shares subject to any Option or SAR Award made under the Plan.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-statutoryNon-statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares for which one or more Options designated as Incentive Stock Options become first exercisable by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, the excess number of Shares shall be treated as subject to Non-statutory Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, except to extent otherwise provided by Applicable Law, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) revenue or revenue growth, (ii) achievement of specified milestones in the discovery and development of one or more of the Company’s products, (iii) achievement of specified milestones in the commercialization of one or more of the Company’s products, (iv) achievement of specified milestones in the manufacturing of one or more of the Company’s products, (v) expense targets, (vi) personal management objectives, (vii) stock price (including, but not limited to, growth measures and total stockholder return), (viii) earnings per share, (ix) operating efficiency, (x) operating margin, (xi) gross margin, (xii) return measures (including, but not limited to, return on assets, capital, equity, or sales), (xiii) net sales growth, (xiv) productivity ratios, (xv) operating income, (xvi) net operating profit, (xvii) net earnings or net income (before or after taxes), (xviii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), (xix) earnings before interest, taxes, depreciation, amortization and/or stock-based compensation expense, (xx) economic value added, (xxi) market share, (xxii) customer satisfaction, (xxiii) working capital targets, and (xxiv) with respect to Awards not intended to be Performance-Based Compensation under Section 162(m) of the Code, other measures of performance selected by the Administrator. In addition, such performance criteria may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company’s business units or divisions or any Parent or Subsidiary. Each applicable performance criteria may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance criteria may be structured at the time of the Award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other laws, regulations or provisions affecting reported results; (D) the effect of exchange rates for non-US dollar denominated net sales or goals based on operating profit, earnings or income, (E) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (F) the operations of any business acquired by the Company or any Parent or Subsidiary or of any joint venture established by the Company or any Parent or Subsidiary; (G) the divestiture of one or more business operations or the assets thereof; or (I) the effect of any change in the outstanding shares of Common Stock effected by reason of a stock split, stock dividend, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change or any distributions to the Company’s stockholders other than regular cash dividends.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the acquisition by the Company or a Related Entity of another entity, an interest in another entity or an additional interest in a Related Entity, whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of the Shares or other consideration due upon the settlement of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Notwithstanding the foregoing, each such deferral opportunity shall be structured by the Administrator so as to comply with all applicable requirements of Code Section 409A and the Treasury Regulations thereunder.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards. The maximum number of Shares with respect to which Options may be granted to any Grantee in any calendar year shall be limited to 2,500,000 Shares. The maximum number of Shares as to which Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, SARs, Phantom Shares or Dividend Equivalent Rights may in the aggregate be granted to any Grantee in any calendar year shall be 1,000,000(4) Shares. For the calendar year in which occurs an Employee’s or Consultant’s (i) commencement of Continuous Service or (ii) promotion, an Employee or Consultant may be granted Options for up to an additional 1,000,000 Shares or Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, SARs, Phantom Shares or Dividend Equivalent Rights for up to an additional 200,000 shares in the aggregate, which shall not count against the limits set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. The value of all Awards denominated in U.S. dollars granted in any single calendar year to any Grantee shall not exceed $10,000,000(5). For this purpose, the value of an Award denominated in U.S. dollars shall be determined on the date of grant without regard to any conditions imposed on the Award.

To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For such purpose, the repricing of the exercise price of an Option or SAR if such repricing is approved by the stockholders of the Company, shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

If the vesting or receipt of Shares under the Award is deferred to a later date, any amount (whether denominated in Shares or U.S. dollars) paid in addition to the original number of Shares subject to the Award (or the original dollar amount for an Award denominated in U.S. dollars) will not be treated as an increase in the number of Shares (or dollar amount) subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be the term stated in the Award Agreement; provided, however, that the term of an Award shall be no more than ten years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, such Awards shall be transferable, by gift or pursuant to a domestic relations order, to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator.

(4)	The increase to this limit from 400,000 Shares to 1,000,000 Shares was approved by the Board on March 10, 2009 and approved by the stockholders at the 2009 annual stockholders meeting.
(5)	The increase to this limit from $7,000,000 to $10,000,000 was approved by the Board on March 10, 2009 and approved by the stockholders at the 2009 annual stockholders meeting.

Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.

7. Award Exercise or Purchase Price; Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-statutory Stock Option, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(iii) In the case of a SAR, the exercise price or the base amount on which the stock appreciation is calculated shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, the cash consideration (if any) payable for such Award or the underlying Shares shall be determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) No Authority to Reprice. Without the consent of stockholders of the Company, no Award may be repriced, replaced, regranted through cancellation, or modified (except as provided in Section 10) if the effect is to reduce the exercise or purchase price for the Shares underlying such Award. In addition, the replacement or substitution of one Award for another Award is prohibited, absent stockholder consent, to the extent it has the effect of reducing the exercise or purchase price of the underlying Shares.

(c) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon the issuance, exercise, vesting or settlement of an Award, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) services rendered;

(iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender, attestation or withholding equal to the aggregate exercise price of the Shares as to which said Award is exercised;

(v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide instructions (either in writing or electronically) to a Company designated brokerage firm (or, with respect to Grantees subject to Section 16 of the Securities Exchange Act, a broker reasonably satisfactory to the Company for purposes of administering such procedure in accordance with the Company’s pre-clearance/pre-notification policies) to effect the immediate sale of some or all of the purchased Shares and remit to the Company on the settlement date sufficient funds to cover the aggregate exercise price payable for the purchased Shares and any applicable withholding taxes and (B) shall provide directives (either in writing or electronically) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm on the settlement date in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.

(d) Taxes. The Company’s obligation to deliver Shares upon the issuance, exercise, vesting or settlement of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements. The Administrator may, in its discretion, provide Grantees with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such Grantees may become subject in connection with the issuance, exercise, vesting or settlement of those Awards. Such right may be provided to any such holder in one or more of the following formats

(i) Stock Witholding: The election to have the Company withhold, from the Shares otherwise issuable upon the issuance, exercise, vesting or settlement of such Award, a portion of those Shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such individual. The Shares so withheld shall reduce the number of shares of Common Stock authorized for issuance under the Plan.

(ii) Stock Delivery: The election to deliver to the Company, at the time of the issuance, exercise, vesting or settlement of such Award, shares of Common Stock previously acquired by such individual with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual. The shares of Common Stock so delivered shall neither reduce the number of shares of Common Stock authorized for issuance under the Plan nor be added to the number of shares of Common Stock authorized for issuance under the Plan.

(iii) Stock Sale: The election to make an immediate open-market sale of all or a portion of the Shares actually issued in connection with the issuance, exercise, vesting or settlement of such Award and to have a sufficient portion of the sale proceeds applied automatically on the settlement date to the satisfaction of the applicable Withholding Taxes.

In addition, the Administrator may structure one or more Awards so that a portion of the Shares otherwise issuable under those Awards shall automatically be withheld by the Company in satisfaction of the Withholding Taxes which become applicable in connection with the issuance, exercise, vesting or settlement of those Awards.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement. Notwithstanding any other provision of the Plan to the contrary, except with respect to a maximum of 5% of the Shares authorized for issuance under Section 3(a), any Awards of Restricted Stock or Restricted Stock Units which vest on the basis of the Grantee’s Continuous Service with the Company or a Related Entity shall not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period, and any Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months; provided, however, that such limitations shall not apply in the event of a Change in Control or to any Grantee whose Continuous Service terminates by reason of his or her death, disability or an involuntary termination other than for Cause.

(ii) An Award shall be deemed to be exercised when notice of such exercise (either in writing or electronically) has been given to the Company or its designee in accordance with the terms of the Award by the person entitled to exercise the Award. Except to the extent the broker-dealer sale and remittance procedure is to be utilized under Section 7(c)(iv), full payment for the Shares with respect to which the Award is exercised shall accompany such exercise notice.

(b) Exercise of Award Following Termination of Continuous Active Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of Employee status shall convert automatically to a Non-statutory Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise, vesting or settlement of an Award unless the exercise, vesting or settlement of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the issuance of any Shares in connection with the exercise, vesting or settlement of an Award, the Company may require the person holding such Award to represent and warrant at the time of such issuance that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable and proportional adjustments shall be made by the Administrator to the maximum number and class(es) of securities issuance under the Plan pursuant to Section 3(a), the maximum number and class(es) of securities as to which Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (settled in Shares) and Phantom Shares may be made in accordance with the limitation of Section 3(a) and the maximum number and class(es) of securities for which Awards may be made to any person during any calendar year pursuant to the limitations set forth in Section 6(g), and the outstanding Awards (other than an Award of Restricted Stock that is outstanding at the time of the event described in this paragraph) will be equitably and proportionally adjusted as to the number and class(es)of securities and exercise price (or other cash consideration) payable per Share subject to such outstanding Awards, including any price required to be paid for Restricted Stock not yet outstanding at the time of the event described in this paragraph; provided, however, that the aggregate exercise price (or other cash consideration) shall remain the same. The adjustments shall be made in such manner as the Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder, and such adjustments shall be final, binding and conclusive. In the event of a Change in Control, however, the adjustments (if any) shall be made solely in accordance with the applicable provisions of Section 11.

11. Change in Control.

(a) Effect of Change in Control on Awards.

(i) In the event of a Change in Control, the Board at its sole discretion may, to the extent permitted by applicable law, provide for the following treatment of outstanding Options and SARs: (i) any surviving corporation shall assume any Options or SARs outstanding under the Plan or shall substitute economically equivalent awards for the Options and SARs outstanding under the Plan, (ii) the time during which such Options or SARs may be exercised shall be accelerated so that those Awards may be exercised for fully-vested Shares and those Awards shall terminate if not exercised prior to the Change in Control, or (iii) such Options or SARs shall continue in full force and effect.

(ii) Any other Award outstanding under the Plan at the time of the Change in Control may be assumed by the surviving corporation, replaced with an economically-equivalent substitute award or otherwise continued in full force in effect. To the extent any such Award is not assumed, replaced with an economically-equivalent substitute award or otherwise continued in effect, that Award shall vest, and the shares of Common Stock subject to that Award shall be issued as fully-vested shares, immediately prior to the effective date of the Change in Control.

(iii) Any Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the exercise price or any other consideration payable per share thereunder, provided the aggregate exercise price or amount of such other consideration shall remain the same. To the extent the actual holders of the Company’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards and subject to the approval of the Administrator prior to the Change in Control, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

(iv) The Administrator may structure one or more Awards so that the Shares subject to those Awards shall vest (or shall vest and become issuable) immediately prior to the effective date of a Change in Control, whether or not those Awards are assumed, replaced with an economically-equivalent substitute award or otherwise continued in full force and effect.

(b) Acceleration of Award Upon Cessation of Continuous Service In Connection With a Change in Control. Notwithstanding any other provisions of this Plan to the contrary, if within the period beginning with the execution of the definitive agreement for a Change in Control transaction and ending with the earlier of (i) the termination of that definitive agreement without the consummation of such Change in Control or (ii) the expiration of the Applicable Acceleration Period following the consummation of such Change in Control, either (1) the Continuous Service of an Employee or a Consultant terminates due to an involuntary termination (not including death or Disability) without Cause (as such term is defined below) or a voluntary termination by the Grantee due to Constructive Termination (as such term is defined below) or (2) the Continuous Service of a Director terminates, then the vesting and exercisability of all Awards held by such Grantee shall be accelerated, or any reacquisition or repurchase rights held by the Company with respect to an Award shall lapse, as follows:

—	With respect to Options and SARs held by a Grantee at the time of such termination, such Options and SARs shall become immediately exercisable as to all the underlying Shares and may be exercised for any or all of those Shares as fully-vested shares until the expiration or sooner termination date of those Awards.

—	With respect to all other Awards held by the Grantee at the time of such termination, the underlying Shares shall vest and become immediately issuable, and any reacquisition or repurchase rights held by the Company with respect to those Shares shall lapse, as of the date of such termination.

(c) Definition of “Cause”. For the purposes of Section 11(b) only, “Cause” means (i) conviction of, a guilty plea with respect to, or a plea of non contendere to a charge that a Grantee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or a Related Entity; (ii) material breach of any agreement entered into between the Grantee and the Company or a Related Entity that impairs the Company’s or the Related Entity’s interest therein; (iii) willful misconduct, significant failure of the Grantee to perform the Grantee’s duties, or gross neglect by the Grantee of the Grantee’s duties; or (iv) engagement in any activity that constitutes a material conflict of interest with the Company or a Related Entity.

(d) Definition of “Constructive Termination”. For purposes of Section 11(b) only, “Constructive Termination” means the occurrence of any of the following events or conditions: (i) (A) a change in the Grantee’s status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Grantee’s status, title, position or responsibilities as in effect immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any time within the Applicable Acceleration Period after the date of a Change in Control; (B) the assignment to the Grantee of any duties or responsibilities which are inconsistent with the Grantee’s status, title, position or responsibilities as in effect immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any time within the Applicable Acceleration Period after the Change in Control; or (C) any removal of the Grantee from or failure to reappoint or reelect the Grantee to any of the offices or positions held by the Grantee immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any time within the Applicable Acceleration Period after the date of a Change in Control, except in connection with the termination of the Grantee’s Continuous Service for Cause, as a result of the Grantee’s Disability or death or by the Grantee other than as a result of Constructive Termination; (ii) a reduction in the Grantee’s annual base compensation or any failure to pay the Grantee any compensation or benefits to which the Grantee is entitled within five days of the date due; (iii) the Company’s requiring the Grantee to relocate to any place outside a 50 mile radius of the location serving as Grantee’s principal work site immediately prior to the execution of the definitive agreement for the Change in Control transaction or during the Applicable Acceleration Period after the date of a Change in Control, except for reasonably required travel on the business of the Company or a Related Entity which is not materially greater than such travel requirements in effect during the applicable measurement period determined above; (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Grantee was participating at any time within the 90-day period immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any time within the Applicable Acceleration Period after the Change in Control, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Grantee, or (B) provide the Grantee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided the Grantee under each other employee benefit plan, program and practice in which he or she was participating at any time within the 90-day period immediately prior to the execution of the definitive agreement for the Change in Control transaction or at any within the Applicable Acceleration Period after the Change in Control; (v) any material breach by the Company of any provision of an agreement between the Company and the Grantee, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within 15 days following notice by the Grantee of such breach; or (vi) the failure of the Company to obtain an agreement, satisfactory to the Grantee, from any successors and assigns to assume and agree to perform the obligations created under this Plan.

(e) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Change in Control shall remain exercisable as an Incentive Stock

Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-statutory Stock Options.

12. Effective Date and Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by NASD Marketplace Rule 4350(i)(1)(A), Section 422 of the Code and regulations promulgated thereunder, or any other Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

18. Governing Law. The Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without resort to that State’s conflict-of-law provisions.

19. Section 409A Compliance. The Board reserves the right, to the extent it deems it necessary or advisable in its sole discretion, to alter or modify the Plan and any outstanding Awards under the Plan, without the consent of the Grantees, so as to ensure that all Awards and Award Agreements provided to Grantees who are subject to U.S. income taxation either qualify for an exemption from the requirements of Section 409A of the Code or are structured in a manner that complies with those requirements; provided, however, that neither the Company nor any Related Entity makes any representations that any Awards made under the Plan will in fact be exempt from the requirements of Section 409A of the Code or otherwise comply with those requirements, and each Grantee shall accordingly be solely responsible for any taxes, penalties or other amounts which may become payable with respect to his or her Awards by reason of Section 409A of the Code.

20. Deferred Issuance Date. Notwithstanding any provision to the contrary in this Plan or any outstanding Award Agreement, to the extent any Award under this Plan may be deemed to create a deferred compensation arrangement under Section 409A of the Code, then the following limitations shall apply to such Award and the applicable Award Agreement (if not otherwise expressly provided therein):

—	No shares of Common Stock or other amounts which become issuable or distributable under such Award Agreement by reason of the Grantee’s cessation of Continuous Service shall actually be issued or distributed to such Grantee until the date of his or her Separation from Service (as determined in accordance with the provisions of Section 1.409A-1(h) of the Treasury Regulations) or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which such Separation from Service occurs or (ii) the fifteenth day of the third calendar month following the date of such Separation from Service.

—	No shares of Common Stock or other amounts which become issuable or distributable under such Award Agreement by reason of the Grantee’s cessation of Continuous Service shall actually be issued or distributed to such Grantee prior to the earlier of (i) the first day of the seventh (7th) month following the date of the Grantee’s Separation from Service or (ii) the date of Grantee’s death, if he or she is deemed at the time of such Separation from Service to be a specified employee under Section 1.409A-1(i) of the Treasury Regulations as determined by the Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Company, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred Shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of the Grantee’s Separation from Service or (if earlier) the first day of the month immediately following the date the Corporation receives proof of his or her death.

this example

FOR

ALL

WITHHOLD

FOR ALL

*EXCEPTIONS

FOR AGAINST FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,

signed and returned your proxy card.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 5, 2009.

If you vote your proxy by Internet or by telephone, you

do NOT need to mail back your proxy card.

OR

elect eleven directors to serve for the next year

until their successors are elected and qualified.

INTERNET

http://www.proxyvoting.com/gild

Use the Internet to vote your proxy.

Have your proxy card in hand when you

access the web site.

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote

your proxy. Have your proxy card in

hand when you call.

Signature Signature Date

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

To vote by mail, mark, sign and date your proxy card and

return it in the enclosed postage-paid envelope.

GILEAD SCIENCES, INC.

2. To ratify the selection of Ernst & Young LLP

by the Audit Committee of the Board of

Directors as the independent registered

public accounting firm of Gilead for the fiscal

year ending December 31, 2009.

3. To approve an amendment to Gilead’s 2004

Equity Incentive Plan.

Nominees:

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the

Exceptions” box above and write that nominee’s name in the space provided below.)

Exceptions

Mark Here for Address

Change or Comments

SEE REVERSE

Paul Berg

John F. Cogan

Etienne F. Davignon

James M. Denny

05 Carla A. Hills

06 John W. Madigan

07 John C. Martin

08 Gordon E. Moore

09 Nicholas G. Moore

10 Richard J. Whitley

11 Gayle E. Wilson

43871

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2008 Annual Report to Stockholders

are available at: http://www.gilead.com/proxy

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

PROXY

GILEAD SCIENCES, INC.

Annual Meeting of Stockholders – May 6, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints John C. Martin and John F. Milligan, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gilead Sciences,

Inc. Common Stock, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 6, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

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(Continued and to be marked, dated and signed, on the other side)

Please fax all revisions to: 212-691-9013 or email to proxyjobs@bnymellonproduction.com

To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013

SIGNATURE:________________________________________________DATE:____________ TIME:______________

Registered Quantity (common) 20 Broker Quantity 0

(THIS BOXED AREA DOES NOT PRINTPRINT AUTHORIZATION )